UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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                       FIRST KANSAS FINANCIAL CORPORATION
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                 [FIRST KANSAS FINANCIAL CORPORATION LETTERHEAD]





February 6, 2004

Dear fellow shareholder:

       We invite you to attend a Special Meeting of Shareholders of First Kansas Financial Corporation to be held at 600 Main Street, Osawatomie, Kansas on Thursday, March 11, 2004 at 1:00 p.m., local time. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger among Landmark Bancorp, Inc., Landmark Acquisition Corporation and First Kansas Financial Corporation which provides for the merger of First Kansas Financial Corporation with and into Landmark Acquisition Corporation, a wholly owned subsidiary of Landmark Bancorp, Inc.

       If the merger agreement is approved and the merger is subsequently completed, each outstanding share of First Kansas Financial Corporation ("First Kansas") common stock (other than certain shares held by Landmark or First Kansas) will be converted into the right to receive $19.00 in cash, without interest, subject to possible reduction in certain circumstances as described in the proxy statement.

       The merger cannot be completed unless the shareholders of First Kansas approve and adopt the merger agreement and the parties receive all required regulatory approvals, among other customary conditions. Approval of the merger agreement requires the affirmative vote of a majority of the First Kansas shares outstanding and entitled to vote at the special meeting at which a quorum is present. Directors and executive officers holding approximately 14.9% of First Kansas common stock have agreed with Landmark to vote in favor of the adoption and approval of the merger agreement.

       Based on our reasons described herein, including the fairness opinion issued by our financial advisor, Trident Securities, a division of McDonald Investments Inc., which is attached to the proxy statement as Appendix B, your board of directors believes that the merger agreement is fair to you and in your best interests. Accordingly, your board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

       The accompanying document gives you detailed information about the special meeting, the merger, the merger agreement and related matters. We urge you to read this entire document carefully, including the attached merger agreement.

       It is very important that your shares be voted at the special meeting, regardless whether you plan to attend in person. To ensure that your shares are represented on this very important matter, please take the time to vote by completing and mailing the enclosed proxy card.

       Thank you for your cooperation and your continued support of First Kansas and First Kansas Federal Savings Bank.

                                                       Sincerely,


                                                       /s/Larry V. Bailey
                                                       -------------------------
                                                       Larry V. Bailey
                                                       President

                       FIRST KANSAS FINANCIAL CORPORATION
                                 600 Main Street
                            Osawatomie, Kansas 66064
                                 (913) 755-3033

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 11, 2004

       Notice is hereby given that a Special Meeting of Shareholders of First Kansas Financial Corporation ("First Kansas") will be held at 600 Main Street, Osawatomie, Kansas on Thursday, March 11, 2004 at 1:00 p.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated November 13, 2003, among Landmark Bancorp, Inc., Landmark Acquisition Corporation and First Kansas Financial Corporation, pursuant to which, among other things, (i) Landmark Acquisition Corporation, a newly-formed subsidiary of Landmark Bancorp will merge with and into First Kansas, and (ii) upon consummation of the merger, each outstanding share of First Kansas common stock (other than certain shares held by First Kansas or Landmark and shares the holders of which have perfected dissenters' rights of appraisal) will be converted into the right to receive $19.00 in cash (subject to possible reduction in the event of a reduction in the adjusted stockholders' equity of First Kansas below predetermined levels), without interest; and

          2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

       We have fixed the close of business on January 23, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting or any adjournment or postponement. Only holders of First Kansas common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. A copy of the merger agreement is enclosed as Appendix A to the accompanying proxy statement. The affirmative vote of the holders of a majority of shares of First Kansas common stock issued and outstanding and entitled to vote at the special meeting is necessary to approve and adopt the merger agreement. Directors and executive officers holding approximately 14.9% of the First Kansas common stock have agreed with Landmark to vote in favor of the adoption and approval of the merger agreement.

       Your board of directors has determined that the merger agreement is fair to and in the best interests of First Kansas's shareholders and unanimously recommends that shareholders vote "FOR" approval and adoption of the merger agreement.

                                              By Order of the Board of Directors


                                              /s/Galen E. Graham
                                              ----------------------------------
                                              Galen E. Graham, Secretary
Osawatomie, Kansas
February 6, 2004

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IMPORTANT: Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please sign, date and promptly return the accompanying proxy card using the enclosed postage-prepaid envelope. If you are a record shareholder and for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the special meeting.
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                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
    FOR THE SPECIAL MEETING.......................................................................................1
SUMMARY TERM SHEET................................................................................................3
THE SPECIAL MEETING...............................................................................................9
   Time, Date and Place...........................................................................................9
   Matter to be Considered........................................................................................9
   Shares Outstanding and Entitled to Vote; Record Date...........................................................9
   How to Vote Your Shares........................................................................................9
   Quorum; Vote Required.........................................................................................10
   Solicitation of Proxies.......................................................................................11
THE MERGER.......................................................................................................11
   The Parties...................................................................................................11
   Acquisition Structure.........................................................................................12
   Merger Consideration..........................................................................................12
   Effective Time of the Merger..................................................................................13
   Background of the Merger......................................................................................13
   Recommendation of the First Kansas Board of Directors
       and Reasons for the Merger................................................................................14
   Opinion of First Kansas's Financial Advisor...................................................................15
   Treatment of Stock Options and Restricted Stock...............................................................21
   Surrender of Stock Certificates; Payment for Shares...........................................................21
   Financing the Transaction.....................................................................................22
   Board of Directors' Covenant to Recommend the Merger Agreement................................................22
   No Solicitation...............................................................................................22
   Conditions to the Merger......................................................................................23
   Representations and Warranties of First Kansas and Landmark...................................................24
   Conduct Pending the Merger....................................................................................25
   Extension, Waiver and Amendment of the Merger Agreement.......................................................27
   Termination of the Merger Agreement...........................................................................28
   Termination Fee and Expenses..................................................................................29
   Interests of Certain Persons in the Merger....................................................................29
   Employee Benefits Matters.....................................................................................32
   Merger Regulatory Approvals and Notices.......................................................................33
   Certain Federal Income Tax Consequences.......................................................................34
   Accounting Treatment..........................................................................................35
   Voting Agreements.............................................................................................35
   Dissenters' Rights of Appraisal...............................................................................36
MARKET FOR COMMON STOCK AND DIVIDENDS............................................................................39
CERTAIN BENEFICIAL OWNERS OF FIRST KANSAS COMMON STOCK...........................................................40
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING................................................................42
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.......................................................42
WHERE YOU CAN FIND MORE INFORMATION..............................................................................43
Appendix A        Agreement and Plan of Merger, dated November 13, 2003, by and among
                  Landmark Inc., Landmark Acquisition Corporation and First Kansas Financial
                  Corporation...................................................................................A-1
Appendix B        Fairness Opinion of Trident Securities, a division of McDonald Investments Inc................B-1
Appendix C        Section 17-6712 of the Kansas General Corporation Code........................................C-1


                  QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
                             FOR THE SPECIAL MEETING

Q. What am I being asked to vote on?

A. First Kansas stockholders are being asked to vote on an Agreement and Plan of Merger, which, if approved, will result in First Kansas being acquired by Landmark in the following manner:

o Landmark Acquisition Corporation, a wholly-owned subsidiary of Landmark Bancorp, Inc., will be merged with and, into First Kansas, with First Kansas being the surviving corporation wholly owned by Landmark. Immediately following that merger, First Kansas Federal Savings Bank will be merged into Landmark National Bank, with Landmark National Bank surviving. As a result of this transaction, each outstanding share of First Kansas common stock (other than shares held by Landmark or First Kansas or shareholders who perfect dissenters' rights of appraisal) will be converted into the right to receive $19.00 in cash, subject to possible reduction as described herein.

o These transactions are collectively referred to in this proxy statement as "the merger." You may be asked to consider other matters as may properly come before the special meeting. First Kansas does not know of any other matters that will be presented for consideration at its special meeting.

Q. What do I need to do now?

A. First, carefully read this proxy statement in its entirety. Then, vote your shares of First Kansas common stock by one of the following methods:

o marking, signing, dating and returning your proxy card in the enclosed prepaid envelope; or

o attending the special meeting and submitting a properly executed proxy or ballot. If a broker holds your shares in "street name," you will need to get a proxy from your broker to vote your shares in person.

Q. Why is my vote important?

A. A majority of the outstanding shares of First Kansas common stock must be represented in person or by proxy at the special meeting for there to be a quorum. If you do not vote using one of the methods described above, it will be more difficult for First Kansas to obtain the necessary quorum to hold its special meeting. In addition, the affirmative vote of a majority of the shares of First Kansas common stock outstanding and entitled to vote at the special meeting is necessary to approve and adopt the merger agreement. Therefore, abstentions or failures to vote have the same effect as a vote "against" the merger agreement.

Q. If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?

A. No. If you do not provide your broker with instructions on how to vote your shares that are held in street name, your broker will not be permitted to vote them. Therefore, you should be sure to provide your broker with instructions on how to vote these shares. Please check the voting form used by your broker to see if your broker offers telephone or internet voting.

Q. Can I change my vote?

A. Yes. If you have not voted through your broker, there are several ways you can change your vote after you have submitted a proxy.

o First, you may send a written notice stating that you would like to revoke your proxy to First Kansas's Corporate Secretary, Galen E. Graham, Secretary, First Kansas Financial Corporation, 600 Main Street, Osawatomie, Kansas 66064;

o Second, you may complete and submit a new proxy card. Any earlier proxy will be revoked automatically; or

o Third, you may attend the meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your earlier proxy.

         If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change your vote.

Q. Should I send in my stock certificates now?

A. No. Within three business days after the closing date of the merger, Registrar and Transfer Company, acting as paying agent, will send you a letter of transmittal containing written instructions for exchanging your First Kansas stock certificates.

         Please do not send in any First Kansas stock certificates until you have received these written instructions. However, if you are not sure where your stock certificates are located, now would be a good time to find them so you don't encounter any delays in processing your exchange at closing. Likewise, if your stock certificates are lost, please contact Vicki Blevins-Belt at (913) 755-3033 or our transfer agent, ComputerShare, at (303) 262-0600 to find out how to get a replacement certificate.

Q. When do you expect the merger to be completed?

A. We currently expect to complete the merger by June 30, 2004, assuming all the conditions to completion of the merger, including obtaining the approval of First Kansas shareholders at the special meeting and receiving regulatory approvals, have been fulfilled. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. If all the conditions to completion of the merger have not been fulfilled at that time, we expect to complete the merger as quickly as practicable once the conditions are fulfilled.

Q. Whom do I call if I have questions about the special meeting or the merger?

A. You should direct any questions regarding the special meeting of shareholders or the merger to Larry Bailey at (913) 755-3033.

                               SUMMARY TERM SHEET

         This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that may be important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement, a copy of which is included as Appendix A to this proxy statement, and the other documents to which we have referred you. You may obtain copies of all publicly filed reports and other information from the sources listed under the section "Where You Can Find More Information," beginning on page 43. Page references are included in this summary to direct you to a more complete description of the topics.

         Throughout this document, "First Kansas," "we" and "our" refers to First Kansas Financial Corporation; "First Kansas Bank" refers to our wholly-owned banking subsidiary, First Kansas Federal Savings Bank, and "Landmark" refers to Landmark Bancorp, Inc. Also, we refer to the merger between Landmark and First Kansas as the "merger;" the Agreement and Plan of Merger, dated as of November 13, 2003, among Landmark, Landmark Acquisition Corporation and First Kansas as the "merger agreement;" and the merger between Landmark National Bank and First Kansas Federal Savings Bank as the "bank merger."

         This proxy statement is first being mailed to shareholders of First Kansas on or about February 6, 2004.

The Parties (Page 11)

          o First Kansas was formed in 1998 in connection with the conversion of First Kansas Bank from mutual to stock form. First Kansas is registered with the Office of Thrift Supervision as a savings and loan holding company and conducts no significant business apart from its ownership of the capital stock of First Kansas Bank. First Kansas Bank is a federally chartered stock savings bank with six offices located in the Kansas counties of Miami, Bourbon, Mitchell and Phillips. First Kansas Bank operates a traditional savings bank business and at September 30, 2003, First Kansas had total assets of $152.4 million and stockholders' equity of $16.2 million. The executive offices of First Kansas are located at 600 Main Street, Osawatomie, Kansas 66064 and its telephone number at that location is (913) 755-3033.

          o Landmark is a one-bank holding company incorporated under the laws of the state of Delaware and is engaged in the banking business through its wholly owned subsidiary, Landmark National Bank. At September 30, 2003, Landmark had total assets of $333.6 million and total stockholders' equity of $42.9 million. The executive offices of Landmark are located at 230 Poyntz Avenue, Manhattan, Kansas 66502 and its telephone number at that location is (785) 565-2000.

First Kansas Shareholders Will Receive $19.00 in Cash for Each Share of First Kansas Common Stock Subject to Reduction in Certain Circumstances (Page 12)

         Landmark and First Kansas propose a transaction in which First Kansas will become a wholly-owned subsidiary of Landmark by virtue of the merger of Landmark Acquisition Corporation, a newly-formed subsidiary of Landmark, with and into First Kansas. If the acquisition of First Kansas by Landmark is completed, you will have the right to receive $19.00 in cash, without interest, for each share of First Kansas common stock that you own as of the effective time of the merger. The merger agreement provides that the per share merger consideration may be reduced, however, if First Kansas's adjusted stockholders' equity immediately prior to the closing, after taking into account various adjustments detailed in the merger agreement and discussed below, is less than $13.6 million. This reduction in the aggregate purchase price will be spread pro rata over all of First Kansas's shares of common stock. Therefore, for every $100,000 decrease in First Kansas's adjusted stockholders' equity below the $13.6 million threshold set forth in the merger agreement, the $19.00 per share purchase price will be reduced by approximately $0.10.

         As of the date of the merger agreement, the adjusted stockholders' equity was projected to be approximately $13.9 million, taking into account all anticipated transaction-related expenses. As of December 31, 2003, the adjusted stockholders' equity was projected to be $14.3 million taking into account all anticipated transaction-related expenses that were not accrued as of that date. This is only an estimate as of December 31, 2003, and the adjusted stockholders' equity may be higher or lower at the time of closing. As of the date of this proxy statement, we are not aware of any charges or events that will occur prior to closing which would cause the adjusted stockholders' equity to fall below $13.6 million and necessitate an adjustment to the $19.00 purchase price.

         There can be no assurance, however, that a reduction in the purchase price will not occur. In the event stockholders approve the merger agreement and, at closing, adjusted stockholders' equity is below $13.6 million, you will not have the opportunity to change your vote or elect at that time to exercise dissenters' rights of appraisal.

         You will need to surrender your First Kansas stock certificates to receive the cash merger consideration, but you should not send us any certificates now. If the merger is completed, Registrar and Transfer Company, acting as the paying agent, will send you detailed instructions on how to exchange your shares.

The Merger Will Be Taxable For First Kansas Shareholders (Page 34)

         For federal income tax purposes, the merger will be treated as the sale to Landmark of all of the shares of First Kansas common stock. You will recognize taxable gain or loss equal to the difference between the cash payment that you receive for your shares of First Kansas common stock and your adjusted tax basis in your shares that you exchange for that payment. In general, the gain or loss will be either long-term capital gain or short-term capital gain depending on the length of time you have held your shares of First Kansas common stock.

         Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement. You should therefore consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Outstanding First Kansas Stock Options Will Be Cancelled for Their Cash Value to the Extent They Are Not Exercised Prior to the Merger and All Unvested Restricted Stock Awards Will Vest (Page 30)

         Immediately prior to the effective time of the merger (which is the date on which the merger is consummated), each outstanding and unexercised option to purchase shares of First Kansas common stock issued under the First Kansas stock option plan, whether or not then vested and exercisable, will be terminated and each holder will be entitled to receive in consideration for such option a cash payment from First Kansas in an amount equal to the difference between the per share merger consideration and the per share exercise price of the option, multiplied by the number of shares covered by the option, less any required tax withholdings. All unvested shares of restricted stock awarded under the First Kansas Bank Restricted Stock Plan will become fully vested and immediately prior to the effective time will be cancelled in exchange for a cash payment by First Kansas equal to the per share merger consideration, less any required withholding taxes.


We Have Received an Opinion From Our Financial Advisor That the Per Share Merger Consideration Is Fair To First Kansas's Shareholders from a Financial Point of View (Page 15)

         Among other factors considered in deciding to approve the merger agreement, the First Kansas board of directors received the written opinion of its financial advisor, Trident Securities, a division of McDonald Investments Inc. ("Trident Securities") that, as of November 13, 2003 (the date on which the First Kansas board of directors approved the merger agreement), the per share merger consideration is fair to the holders of First Kansas common stock from a financial point of view. This opinion was subsequently updated as of the date of this proxy statement. The opinion dated as of the date of this proxy statement is included as Appendix B to this proxy statement. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Trident Securities in providing its opinion. Trident Securities' opinion is directed to the First Kansas board of directors and does not constitute a recommendation to any shareholder as to any matters relating to the merger, including how to vote.

The Special Meeting (Page 9)

         The special meeting will be held at 1:00 p.m., local time, on Thursday, March 11, 2004, at 600 Main Street, Osawatomie, Kansas. At the special meeting, you will be asked to approve and adopt the merger agreement and to act on any other matters that may properly come before the special meeting.

Record Date; Vote Required (Pages 9 and 10)

         You can vote at the special meeting if you owned shares of First Kansas common stock as of the close of business on January 23, 2004. On that date, there were 908,245 shares of First Kansas common stock outstanding. You will have one vote at the special meeting for each share of First Kansas common stock that you owned of record on that date.

         The affirmative vote of a majority of the shares of First Kansas common stock outstanding and entitled to vote at the special meeting, or 454,123 shares, at which a quorum is present is necessary to approve and adopt the merger agreement.

         Directors and executive officers of First Kansas have individually agreed with Landmark to vote their shares of First Kansas common stock in favor of the merger and the merger agreement. These individuals own in the aggregate approximately 14.9% of the outstanding shares of First Kansas common stock (exclusive of unexercised stock options and shares held in a fiduciary capacity under various employee benefit plans).

Your Board of Directors Unanimously Recommends Approval and Adoption of the Merger Agreement by First Kansas Shareholders (Page 14)

         Based on the reasons described elsewhere in this proxy statement, First Kansas's board of directors believes that the merger agreement is fair to and in your best interests. Accordingly, your board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

First Kansas and Landmark Must Meet Several Conditions to Complete the Merger (Page 23)

         Completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

          o The representations and warranties of each of Landmark and First Kansas in the merger agreement that are qualified as to materiality or knowledge must be true and correct and any such representations and warranties that are not so qualified must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger;

          o    Shareholders of First Kansas must approve the merger agreement in
               accordance   with   applicable   law  and  all  other   corporate
               proceedings required to have been taken shall have been done;

          o Landmark and First Kansas must receive all required regulatory approvals to complete the transactions contemplated by the merger agreement and such approvals must be reasonably satisfactory to Landmark and First Kansas;

          o Neither party shall have been made a party to any proceeding or be threatened to be made party to any proceeding which, in the reasonable opinion of the other party, has had or is reasonably likely to have a material adverse effect on such party, and there must be no injunction, order, decree or law preventing or materially restricting the completion of the transactions contemplated by the merger agreement;

          o Landmark and First Kansas must have performed in all material respects their respective obligations required to be performed under the merger agreement at or prior to the closing of the merger;

          o No change in the business, assets, financial condition or results of operations of Landmark or First Kansas shall have occurred which has had, or is reasonably likely to have individually or in the aggregate, a material adverse effect on Landmark or First Kansas;

          o The consent, approval or waiver of each person (other than required regulatory agencies) whose consent or approval shall be required in order to permit the lawful completion of the transactions contemplated by the merger agreement shall have been obtained;

          o Landmark shall have been permitted to perform environmental assessments on the real property of First Kansas;

          o The total number of shares the holders of which have perfected dissenters' rights of appraisal shall not exceed 5% of the outstanding shares of First Kansas common stock;

          o    First Kansas's Adjusted  Stockholders'  Equity, as defined in the
               merger   agreement,   shall  not  be  less  than  $13.1   million
               immediately prior to closing;

          o Landmark shall have received evidence that all of First Kansas's merger-related expenses have been paid; and

          o First Kansas shall have received a fairness opinion from Trident Securities as of the date of the signing of the merger agreement and prior to mailing of this proxy statement.

         Unless prohibited by law, either Landmark or First Kansas could elect to waive any of the conditions for its benefit that have not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied or waived where permissible, or that the merger will be completed.

The Parties Need to Obtain Various Regulatory Approvals in Order to Complete the Merger and the Bank Merger (Page 33)

         To complete the merger and the bank merger, the parties and their affiliates need to obtain the consent or prior approval of, or give notice to various regulatory authorities, including the Board of Governors of the Federal Reserve System or Federal Reserve Board, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The U.S. Department of Justice may provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval by a federal banking agency of an application to challenge the approval on antitrust grounds. Landmark and First Kansas have filed all necessary applications and notices with applicable regulatory authorities in connection with the merger and the bank merger. Landmark and First Kansas cannot predict, however, whether or when all required regulatory approvals or consents will be obtained, what conditions they might include, or whether they will be received on a timely basis.

The Merger Agreement May Be Terminated By the Parties (Page 28)

         The merger agreement may be terminated at any time (even after approval of the merger by the First Kansas shareholders) as follows:

o    By mutual consent of the parties;

o By either party if the merger is not completed by August 1, 2004 unless the delay is due to the party seeking to terminate;

o By either Landmark or First Kansas if any of the conditions to their respective obligations to complete the merger have not been satisfied as of the closing date (unless it is due to their fault) and the failure of that condition to be met would have certain specified negative results;

o By First Kansas if it receives an unsolicited competing merger proposal that is determined in good faith to be more favorable to shareholders than the merger agreement; or

o By Landmark if First Kansas's Adjusted Stockholders' Equity as calculated immediately prior to closing is less than $13.1 million.

First Kansas Is Obligated To Pay Landmark a Termination Fee Under Certain Circumstances (Page 29)

         If the merger agreement is terminated by Landmark or First Kansas in certain specified circumstances, First Kansas may be obligated to pay Landmark a fee upon termination of $750,000 ($500,000 if the merger agreement is not approved by shareholders but no competing merger proposal has been received) and reimburse Landmark for its expenses incurred in connection with the merger agreement up to $75,000. In addition, if within 24 months of the termination of the merger agreement, First Kansas enters into an agreement with another party providing for a change in control of First Kansas or First Kansas Bank, First Kansas would be obligated to pay Landmark an additional fee of $250,000 ($500,000 if only $500,000 had been due at termination) and make further expense reimbursement.

Certain Directors and Officers of First Kansas Have Interests in the Merger Which Differ From Your Interests as a First Kansas Shareholder (Page 29)

         Some of the directors and executive officers of First Kansas have agreements, stock options, restricted stock awards and other benefit plans or arrangements that provide them with interests in the merger that are different from, or in addition to, your interests. These interests arise from the merger agreement and because of rights under benefits and compensation plans or arrangements maintained by First Kansas or First Kansas Bank and, in the case of the executive officers, under employment agreements, and include the following:

          o The value of all stock options of $961,462 and shares of restricted stock of $177,194 which will vest on February 2, 2004 independent of the closing of the merger, granted under First Kansas's equity compensation plans upon consummation of the merger;

          o The allocation under the First Kansas Bank ESOP of any unallocated assets attributable to the exchange of shares of First Kansas common stock will be made to all plan participants, pro rata based upon allocated account balances, including the accounts of executive officers, following termination of the ESOP and the complete repayment of the outstanding ESOP loan balance upon consummation of the merger;

          o    Severance payments to Larry V. Bailey, Daniel G. Droste and Galen
               E. Graham in the approximate amounts of $575,000, $265,000 and $35,000, respectively;

          o Landmark's agreement to provide indemnification arrangements for, among others, directors and executive officers of First Kansas and to maintain directors' and officers' indemnification insurance for such persons for a period of six years following the merger;

          o Landmark's agreement to engage Larry V. Bailey as a consultant for a three-year period following the merger for total aggregate compensation of $160,000; and

          o Non-competition and non-solicitation agreements with each of the directors of First Kansas other than Mr. Bailey for a one-year period in consideration for a $12,000 payment per director.

         The board of directors of First Kansas was aware of these factors and considered them in approving the merger and the merger agreement.

First Kansas Shareholders May Dissent From the Merger and Seek Appraisal of Their Shares (Page 36 and Appendix C)

         In accordance with Kansas law, holders of First Kansas common stock may dissent from the merger and seek appraisal of their shares of First Kansas common stock in connection with the merger provided they comply with the detailed statutory requirements described herein and set forth in their entirety in Appendix C.

         Shareholders considering seeking appraisal should be aware that the fair value of their shares could be more than, the same as or less than the merger consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

         It is a condition to Landmark's obligation to close the merger that the total number of dissenting shares not exceed 5% of the outstanding shares.

                               THE SPECIAL MEETING

Time, Date and Place

         A special meeting of shareholders of First Kansas will be held at 1:00 p.m., local time, on Thursday, March 11, 2004 at 600 Main Street, Osawatomie, Kansas and at any adjournment thereof.

Matter to be Considered

         The purpose of the special meeting is to consider and approve and adopt the merger agreement and to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting. At this time, the First Kansas board of directors is unaware of any matters, other than set forth in the preceding sentence, that may be presented for action at the special meeting.

         In addition, stockholders may be asked to consider such other matters as are properly brought before the special meeting, including a proposal to adjourn the special meeting to permit further solicitation of proxies by the First Kansas board of directors in the event that there are an insufficient number of votes to approve and adopt the merger agreement at the time of the special meeting.

Shares Outstanding and Entitled to Vote; Record Date

         The close of business on January 23, 2004 has been fixed by First Kansas as the record date for the determination of holders of First Kansas common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were 908,245 shares of First Kansas common stock outstanding and entitled to vote. Each share of First Kansas common stock entitles the holder to one vote at the special meeting on all matters properly presented at the special meeting.

How to Vote Your Shares

         Shareholders of record may vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

         If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Your failure to instruct your broker to vote on the proposal to approve and adopt the merger agreement will be the equivalent of voting against the proposal. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

         Any shareholder executing a proxy may revoke it at any time before it is voted by:

          o Delivering to the Secretary of First Kansas prior to the special meeting a written notice of revocation addressed to Galen E. Graham, Secretary, First Kansas Financial Corporation, 600 Main Street, Osawatomie, Kansas 66064;

          o Delivering to First Kansas prior to the special meeting a properly executed proxy with a later date; or

          o    Attending the special meeting and voting in person.

         Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

         Each proxy returned to First Kansas (and not revoked) by a holder of First Kansas common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval and adoption of the merger agreement.

         At this time, the First Kansas board of directors is unaware of any matters, other than set forth above, that may be presented for action at the special meeting or any adjournment or postponement of the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The persons named as proxies by a shareholder may propose and vote for one or more adjournments or postponements of the special meeting to permit additional solicitation of proxies in favor of approval and adoption of the merger agreement, but no proxy voted against the merger agreement will be voted in favor of any such adjournment or postponement.

Quorum; Vote Required

         A quorum, consisting of the holders of a majority of the issued and outstanding shares of First Kansas common stock, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

         The affirmative vote of a majority of the issued and outstanding shares of First Kansas common stock entitled to vote at the special meeting, in person or by proxy, is necessary to approve and adopt the merger agreement on behalf of First Kansas.

         First Kansas intends to count shares of First Kansas common stock present in person at the special meeting but not voting, and shares of First Kansas common stock for which it has received proxies but with respect to which holders of such shares have abstained on any matter, as present at the special meeting for purposes of determining whether a quorum exists. However, because approval and adoption of the merger agreement requires the affirmative vote of a majority of the issued and outstanding shares of First Kansas common stock entitled to vote at the special meeting, such nonvoting shares and abstentions have the same effect as a vote against the merger agreement. In addition, under applicable rules, brokers who hold shares of First Kansas common stock in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers in favor of the approval of the merger agreement without specific instructions to that effect from such customers. Accordingly, the failure of such customers to provide instructions with respect to their shares of First Kansas common stock to their broker will have the effect of the shares not being voted and have the same effect as a vote against the merger agreement. Such "broker non-votes," if any, will be counted as present for determining the presence or absence of a quorum for the transaction of business at the special meeting or any adjournment or postponement thereof.

         The directors and executive officers of First Kansas and their respective affiliates collectively owned approximately 27.7% of the outstanding shares of First Kansas common stock as of the record date for the special meeting (inclusive of stock options exercisable within 60 days). The directors and executive officers of First Kansas have entered into voting agreements with Landmark pursuant to which they have agreed to vote all of their shares
(excluding shares held in a fiduciary capacity where the beneficiary is not related by blood or marriage) in favor of the merger agreement. These individuals own in the aggregate approximately 14.9% of the outstanding shares of First Kansas common stock (exclusive of unexercised stock options). See

"Certain Beneficial Owners of First Kansas Common Stock," on page 40 and "The Merger -- Voting Agreements" on page 35.

         Landmark has represented to First Kansas that it and its affiliate owns 100 shares of the outstanding shares of common stock of First Kansas.

Solicitation of Proxies

         First Kansas will pay for the costs of mailing this proxy statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors. In addition to solicitation by mail, the directors, officers and employees of First Kansas and its subsidiaries may solicit proxies from shareholders of First Kansas in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement by First Kansas for their actual expenses.

         Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of First Kansas common stock held of record by such persons, and First Kansas will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

                                   THE MERGER

         The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this proxy statement, including the merger agreement attached as Appendix A. You are urged to carefully read the merger agreement and the other appendices in their entirety.

The Parties

         Set forth below is a brief description of the parties to the merger agreement.

          o First Kansas was formed in 1998 in connection with the conversion of First Kansas Bank from mutual to stock form. First Kansas is registered with the Office of Thrift Supervision as a savings and loan holding company and conducts no significant business apart from its ownership of the capital stock of First Kansas Bank. First Kansas Bank is a federally chartered stock savings bank with six offices located in the Kansas counties of Miami, Bourbon, Mitchell and Phillips. First Kansas Bank operates a traditional savings bank business and at September 30, 2003, First Kansas has total assets of $152.4 million and stockholders' equity of $16.2 million. The executive offices of First Kansas are located at 600 Main Street, Osawatomie, Kansas 66064 and its telephone number at that location is (913) 755-3033.

          o Landmark is a one-bank holding company incorporated under the laws of the state of Delaware and is engaged in the banking business through its wholly owned subsidiary, Landmark National Bank. At September 30, 2003, Landmark had total assets of $333.6 million and total stockholders' equity of $42.9 million. The executive offices of Landmark are located at 230 Poyntz Avenue, Manhattan, Kansas 66502 and its telephone number at that location is (785) 565-2000.

Acquisition Structure

         Subject to the terms and conditions set forth in the merger agreement, Landmark Acquisition Corporation, a newly-formed subsidiary of Landmark will be merged with and into First Kansas. Concurrent with the merger and immediately after the effective time, First Kansas Bank will be merged with and into Landmark National Bank with Landmark National Bank as the surviving entity of the merger.

Merger Consideration

         At the effective time of the merger, each share of First Kansas common stock issued and outstanding immediately prior to the effective time (other than shares held by persons who have perfected dissenters' rights of appraisal and certain shares held by First Kansas or Landmark) will be cancelled and converted automatically into the right to receive from Landmark an amount equal $19.00 in cash, without interest, subject to possible reduction in certain circumstances described below.

         When the merger is completed, you will receive a cash payment equal to $19.00 per share of First Kansas common stock. This amount, however, may be reduced depending on First Kansas's adjusted stockholders' equity at the time of closing of the merger. The aggregate purchase price to be paid by Landmark for all shares of First Kansas common stock will be reduced in an amount equal to the amount that First Kansas's adjusted stockholders' equity is less than $13.6 million. This reduction in the aggregate purchase price will be spread pro rata over all of First Kansas's shares of common stock. Therefore, for every $100,000 decrease in First Kansas's adjusted stockholders' equity below the $13.6 million threshold set forth in the merger agreement, the $19.00 per share purchase price will be reduced by approximately $0.10.

         Adjusted stockholders' equity is calculated by taking stockholders' equity (as prepared in accordance with GAAP and presented in First Kansas's financial statements) and adjusting it to recognize all expenses incurred, or projected to be incurred, by First Kansas prior to the closing of the merger (including legal and accounting fees, investment banker fees, amounts paid to directors, executive officers and employees incurred as a result of the merger, as well as miscellaneous closing costs). The calculation will exclude any gains in equity resulting from the exercise of any stock options after September 30, 2003 and any realized and unrealized gains and losses in First Kansas's securities portfolio occurring after September 30, 2003.

         As of the date of signing the merger agreement, the adjusted stockholders' equity was projected to be approximately $13.9 million, taking into account all anticipated transaction-related expenses, so that First Kansas determined that it was unlikely that there would be any adjustment to the $19.00 purchase price at that time.

         If the calculation of adjusted stockholders' equity was made as of December 31, 2003 and included all anticipated transaction-related expenses that were not accrued as of that date, we estimate the adjusted stockholders' equity would be approximately $14.3 million and there would be no adjustment to the $19.00 purchase price. This is only an estimate as of December 31, 2003, and the adjusted stockholders' equity may be higher or lower at the time of closing. As of the date of this proxy statement, we are not aware of any charges or events that will occur prior to closing which would cause the adjusted stockholders' equity to fall below $13.6 million and necessitate an adjustment to the $19.00 purchase price.

         There can be no assurance, however, that a reduction in the purchase price will not occur. In the event stockholders approve the merger agreement and, at closing, adjusted stockholders' equity is below $13.6 million, you will not have the opportunity to change your vote or elect at that time to exercise dissenters' rights of appraisal.

         After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of First Kansas common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of shares of First Kansas common stock will have no continuing equity interest in First Kansas or Landmark and, therefore, will not share in future earnings, dividends or growth of First Kansas or Landmark.

Effective Time of the Merger

         The merger will become effective at the time and date agreed to by the parties or, if no agreement is made, at 12:01 a.m. on the day following the date on which a certificate of merger, executed in accordance with the relevant provisions of the General Corporation Code of Kansas, is accepted for filing with the Secretary of State of the State of Kansas. The merger agreement provides that the closing date, which is the date on which the parties exchange various closing documents, will be 21 business days after the end of the month in which all required regulatory approvals have been obtained and all statutory waiting periods have expired, or as otherwise determined by the parties.
Although no assurance can be given in this regard, it is anticipated that the merger will become effective by June 30, 2004.

Background of the Merger

         During the past several years, Patrick Alexander, Landmark's President and Larry Bailey, President of First Kansas held informal meetings at which time they discussed a possible strategic alliance between First Kansas and Landmark. On January 14, 2003, Mr. Alexander and Mr. Bailey met again at which time Mr. Alexander expressed an interest in actively commencing negotiations for a possible merger.

         On February 18, 2003, representatives of Trident Securities met with Mr. Bailey to discuss the current status of the mergers and acquisitions market and possible strategic alternatives for First Kansas. On February 19, 2003, Mr. Alexander informally met with First Kansas's board of directors to discuss a possible merger. Mr. Bailey discussed strategic alternatives generally and Landmark specifically with the entire board of directors at a meeting held on March 25, 2003. At that meeting, the board determined to investigate a possible strategic alliance with Landmark and approved the engagement of Trident Securities as its financial advisor to assist in evaluating and negotiating a possible merger transaction.

         During April and May of 2003, representatives of Trident Securities and representatives of Landmark conducted negotiations which culminated in Landmark submitting a written indication of interest. Landmark proposed a transaction in which it would acquire First Kansas in exchange for merger consideration consisting of cash and shares of Landmark common stock in equal components. This proposal had an approximate value of $19.00 per share based on the trading price of the Landmark common stock at that point in time. This non-binding proposal was subject to, among other items, the completion of due diligence.

         The First Kansas board met on June 3, 2003 to discuss the Landmark proposal. The board authorized Trident Securities to contact other potential acquirors unless Landmark increased the value it was offering. Landmark subsequently indicated it would not make any changes in its indication of interest.

         Between June and July 2003, Trident Securities contacted 13 other potential acquirors and provided a confidential information memorandum to six parties. Landmark was also invited to increase its proposal. None of the six parties ultimately opted to submit a written indication of interest although two parties indicated verbally that they might be interested in doing so but at values substantially less than the original Landmark proposal.

         On July 25, 2003, Landmark verbally re-submitted its original proposal such that the consideration was then valued at approximately $19.50 per share due to an increase in the trading price for the Landmark common stock. The First Kansas board met on August 1, 2003 to discuss the results of the process conducted by Trident Securities and authorized Trident Securities to pursue discussions with Landmark and permit Landmark to conduct due diligence. Due diligence was conducted by both parties during the month of August, 2003.

         On September 19, 2003, after completion of due diligence, Landmark informed First Kansas that it was necessary to revise its proposal at a lower value than previously discussed. Landmark stated that the decreased value was due to concerns about declining earnings for First Kansas and an estimate, based on certain assumptions, by a third party of a $550,000 charge to earnings to be incurred by First Kansas due to the under-funded status of its defined benefit plan upon termination of such plan. Subsequent to the execution of the merger agreement, the actual charge to earnings as a result of the under-funding of the defined benefit plan was $307,000. The stock component of the proposal had also declined due to decreases in the trading price of the Landmark common stock.

         The parties continued to negotiate terms in September 2003. On September 29, 2003 in response to First Kansas's concerns regarding the stock component of Landmark's proposal, the parties agreed to restructure the proposal to an all-cash proposal of $19.00 per share. On November 13, 2003, the board met to further discuss the terms of the merger agreement and related matters. The board received a presentation from Trident Securities in which Trident Securities delivered its opinion that the per share merger consideration being offered by Landmark was fair to shareholders of First Kansas from a financial point of view. The First Kansas board unanimously approved the merger agreement

Recommendation of the First Kansas Board of Directors and Reasons for the Merger

         The First Kansas board has unanimously approved the merger agreement and unanimously recommends that First Kansas shareholders vote "FOR" approval and adoption of the merger agreement.

         The First Kansas board has determined that the merger is fair to, and in the best interests of, First Kansas and its shareholders. In approving the merger agreement, the First Kansas board consulted with Trident Securities with respect to the financial aspects and fairness of the merger from a financial point of view and with its legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its determination, the First Kansas board also considered a number of factors, including the following:

          o    The board's familiarity with and review of information concerning
               the  business,   results  of  operations,   financial  condition,
               competitive position and future prospects of First Kansas;

          o The current and prospective environment in which First Kansas operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry;

          o The financial presentation of Trident Securities and the opinion of Trident Securities that, as of the date of such opinion, the merger consideration of $19.00 in cash per share was fair, from a financial point of view, to the holders of First Kansas common stock (see " -- Opinion of First Kansas's Financial Advisor," on page 15);

          o The historical market prices of the First Kansas common stock and the fact that the per share merger consideration represented a 4% premium over the average per share closing prices of the First Kansas common stock during the eight-week period immediately preceding the merger announcement (see "Market for Common Stock and Dividends" on page 39);

          o Results that could be expected to be obtained by First Kansas if it continued to operate independently, and the likely benefits to shareholders of such course, as compared with the value of the merger consideration being offered by Landmark;

          o The ability of Landmark to pay the aggregate merger consideration and to receive the requisite regulatory approvals in a timely manner;

          o The fact that the consideration to be received in the merger is cash, thus eliminating any uncertainty in valuing the merger consideration to be received by First Kansas shareholders, and that this consideration would result in a fully-taxable transaction to First Kansas shareholders;

          o Trident Securities' assessment that it currently was unlikely that another acquiror had both the willingness and the financial capability to offer to acquire First Kansas at a price which was higher than that being offered by Landmark;

          o The terms and conditions of the merger agreement, including the parties' respective representations, warranties, covenants and other agreements, the conditions to closing, a provision which permits First Kansas's board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted an unsolicited proposal to acquire First Kansas and a provision providing for First Kansas's payment of a termination fee to Landmark if the merger agreement is terminated under certain conditions;

          o The effects of the merger on First Kansas's depositors and customers and the communities served by First Kansas which was deemed to be favorable given that they would be served by a geographically diversified organization which had greater resources than First Kansas; and

          o The effects of the merger on First Kansas's employees, including the prospects for employment with a large, growing organization such as Landmark and the severance and other benefits agreed to be provided by Landmark to employees whose employment was terminated in connection with the merger.

         The discussion and factors considered by the First Kansas board is not intended to be exhaustive, but includes all material factors considered. In approving the merger agreement, the First Kansas board did not assign any specific or relative weights to any of the foregoing factors and individual directors may have weighted factors differently.

Opinion of First Kansas's Financial Advisor

         Acquisition - General. Pursuant to an engagement letter dated March 19, 2003 between First Kansas and Trident Securities, a division of McDonald Investments Inc., First Kansas retained Trident Securities to render an opinion with respect to the fairness, from a financial point of view, of the merger consideration to be received by First Kansas stockholders in connection with a sale of First Kansas. Trident Securities is a nationally recognized specialist in the financial services industry and is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. First Kansas selected Trident Securities to render a fairness opinion based upon Trident Securities' qualifications, expertise and reputation in such capacity.

         Trident Securities delivered a written opinion, dated November 13, 2003 that the merger consideration was fair to First Kansas stockholders, from a financial point of view, as of the date of such opinion. Trident Securities also delivered to the First Kansas board a written opinion updated as of this proxy statement confirming its written opinion of November 13, 2003. Neither First Kansas nor its board of directors imposed any limitations on Trident Securities with respect to the investigations made or the procedures followed in rendering its opinion.

         The full text of Trident Securities' written opinion to the First Kansas Board, dated as of the date of this proxy statement, which sets forth the assumptions made, matters considered and extent of review by Trident Securities, is attached as Appendix B and is incorporated herein by reference. It should be read carefully and in its entirety in conjunction with this document. The following summary of Trident Securities' opinion is qualified in its entirety by reference to the full text of the opinion. Trident Securities opinion is addressed to the First Kansas Board and does not constitute a recommendation to any shareholder of First Kansas as to how such shareholder should vote at the First Kansas special meeting described in this document.

         Trident Securities, in connection with rendering its opinion:

          (i) Reviewed certain publicly available information concerning First Kansas, including the Annual Reports on Form 10-KSB of First Kansas for each of the years for the three-year period ended December 31, 2002 and the Quarterly Reports on Forms 10-QSB of First Kansas for the quarters ended March 31, 2003 and June 30, 2003.

          (ii) Reviewed certain publicly available information concerning Landmark, including the consolidated statement of financial condition as of June 30, 2003, related statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 2002 accompanied by the audit report of Landmark's independent public accountants;

          (iii)Reviewed certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of First Kansas and Landmark provided to us or publicly available for purposes of our analysis;

          (iv) Participated in meetings and telephone conferences with members of senior management of First Kansas concerning the financial condition, business, assets, financial forecasts and prospects of the company, as well as other matters we believed relevant to our inquiry;

          (v) Participated in meetings and telephone conferences with members of senior management of Landmark concerning the financial condition, business, assets, financial forecasts of Landmark, as well as other matters we believed relevant to our inquiry;

          (vi) Reviewed certain stock market information for First Kansas common stock and compared it with similar information for certain companies, the securities of which are publicly traded;

          (vii)Compared the results of operations and financial condition of First Kansas with that of certain companies, which we deemed to be relevant for purposes of this opinion;

          (viii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

          (ix) Reviewed financial projections prepared by management of First Kansas;

          (x)  Reviewed the merger agreement and certain related documents;  and

          (xi) Performed such other reviews and analyses as we have deemed appropriate.

              The oral and written opinions provided by Trident Securities to First Kansas were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

              In connection with its review and arriving at its opinion, Trident Securities relied upon the accuracy and completeness of the financial information and other pertinent information provided by First Kansas and Landmark to Trident Securities for purposes of rendering its opinion. Trident Securities did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for First Kansas with the input of its management, Trident Securities assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of First Kansas as to the future performance of First Kansas and that the projections provided a reasonable basis upon which Trident Securities could formulate its opinion. First Kansas does not publicly disclose such internal management projections of the type utilized by Trident Securities in connection with Trident Securities role as financial advisor to First Kansas. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing First Kansas. Accordingly, actual results could vary significantly from those set forth in the respective projections.

              Trident Securities does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for First Kansas are adequate to cover such losses. In addition, Trident Securities does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of First Kansas, nor was Trident Securities provided with such appraisals. Furthermore, Trident Securities assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by First Kansas, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for First Kansas, Trident Securities adjusted the data to reflect full dilution, i.e., the effect of the exercise of outstanding options utilizing the treasury stock method. In particular, Trident Securities assumes that the merger will be recorded as a "purchase" in accordance with generally accepted accounting principles.

              In connection  with  rendering its opinion to First Kansas's board of directors, Trident Securities performed a variety of financial and comparative analyses, of which the analyses necessitating the primary weight of our opinion are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Trident Securities. Moreover, Trident Securities believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident Securities also included assumptions with respect to general economic, financial market and other financial conditions.

     Furthermore, Trident Securities drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident Securities's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of First Kansas valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses summarized below were assigned a greater significance by Trident Securities than any other in deriving its opinion.

         Comparable Transaction Analysis. Trident Securities reviewed and compared actual information for groups of comparable pending and completed thrift merger transactions (through November 7, 2003) it deemed pertinent to an analysis of the merger. The pricing ratios for the merger were compared to the average and median ratios of (i) price to last twelve months earnings, (ii) price to tangible book value, (iii) capital adjusted price to tangible book value, (iv) tangible book value premium to core deposit ratio ("TBV Prem./Core Deposits"), and (v) transaction premium to current trading price for each of the following twelve comparable transaction groups:

          o all thrift acquisitions in the United States announced within the preceding 12 months ("All Recent Median");
          o all thrift acquisitions in the United States announced within the preceding 90 days ("Last 90 Days Median");
          o    all pending  thrift  acquisitions  in the United States that have been announced but have yet to close ("All Pending Median");
          o    all Midwest United States thrift  acquisitions  announced  within the preceding 12 months ("Midwest Recent Median");
          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with assets of $100-$200 Million ("Assets $100mm-$200mm Median");
          o all thrift acquisitions in the United States announced within the preceding 12 months with a total deal size of $10-$30 Million ("Deal Size $10mm-$30mm Median");
          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average assets of 0bp-40bp ("ROAA 0bp-40bp Median");
          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average equity of 0%-4% ("ROAE 0%-4% Median");
          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with tangible capital of 9%-13% ("Tangible Capital 9%-13% Median");
          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with non performing assets of .40%-.60% ("NPAs .40%-.60% Median");
          o Guideline thrift acquisitions announced since July 18, 2000 involving acquired thrifts with asset sizes, capital levels, profitability and market areas similar to First Kansas ("Guideline Median").

         The following table represents a summary analysis of the comparable transactions analyzed by Trident Securities based on the announced transaction values:


                                                                Median Price to
                                                            ----------------------       Capital         TBV
                                                Number         LTM                      Adj. Price/     Prem/
                                                 of            EPS          Tang.          Tang.         Core         Trading
                                                Trans.         (1)          Book.          Book        Deposits        Price
                                             ----------     --------      --------      ----------    ----------     ---------
All Recent Median                                 44          19.4x        167.9%          198.8%       12.5%          22.0%

Last 90 Days Median                               10          21.1x        266.1%          245.8%       19.0%          25.6%

All Pending Median                                 2          19.9x        189.9%          223.4%       17.8%          25.0%

Midwest Recent Median                              9          21.1x        150.6%          175.3%        7.8%          13.8%

Assets $100mm-$200mm Median                        5          19.9x        169.7%          172.6%       12.9%          20.8%

Deal Size $10mm-$30mm Median                       7          21.1x        157.5%          166.9%       12.9%          28.1%

ROAA 0bp-40bp Median                               6          45.9x        122.3%          142.1%        5.0%          25.0%

ROAE 0%-4% Median                                  6          45.9x        122.3%          142.1%        5.0%          25.0%

Tangible Capital 9%-13% Median                    12          21.1x        164.0%          198.9%       13.0%          31.5%

NPAs .40%-.60% Median                              5          17.9x        164.5%          198.8%       12.5%          32.5%

            Guideline Median                      12          26.6x        116.6%          135.7%        5.9%          22.4%

First Kansas                                                  NM(2)        113.2%          121.5%        2.7%          -6.9%(3)

------------------------------------------------------------------------------------------------------------------------------------

(1)  Last 12 months earnings per share
(2) For the 12 month period ended September 30, 2003, First Kansas had an operating loss after taking into account a one time expense estimate associated with termination of the pension plan. If such one time expense had not been recognized at such time, the earnings per share for First Kansas for that period would have been $0.23 and the LTM EPS would have been 82.6x.
(3) Based on First Kansas's closing stock price of $20.40 per share on November 12, 2003. The average trading price of First Kansas stock during the 90 trading days prior to the announcement of the merger was $17.72. Between October 17, 2003 and November 13, 2003, 1,700 shares of First Kansas stock traded between $18.01 and $20.40 per share.


         Trident Securities selected twelve thrift acquisition transactions (the "Guideline Transactions") that were believed to be most relevant based on the similarity of the sellers to First Kansas in asset size, capital level, profitability and market area characteristics. The Guideline transactions are listed in the following table:

         Buyer/Seller
         ------------
         o   First NB Holding Company/Access Anytime Bancorp Inc.
         o   Washington Federal Inc./United S&L Bank
         o   Standard Bancshares Inc./Security Financial Bancorp Inc.
         o   Classic Bancshares Inc./First Federal Financial Bancorp Inc.
         o   Midwest Banc Holdings Inc./Big Foot Financial Corp.
         o   First Federal Bancshares Inc./PFSB Bancorp Inc.
         o   Colony Bankcorp Inc./Quitman Bancorp Inc.
         o   National Bancshares Corp./Peoples Financial Corp.
         o   Union Community Bancorp/Montgomery Financial Corp.
         o   Platte Valley Financial Service Co./Tri-County Bancorp Inc.
         o   PSB Bancorp Inc./Jade Financial Corp.
         o   Citco Community Bankshares, Inc./Twin City Bancorp

A summary of the pricing multiples for the Guideline transactions is listed below:

                                  Low       High       Median     First Kansas
                                  ---       ----       ------     ------------
        Price/EPS (LTM)          16.7x      48.0x       26.6x          NM
        Price/Tangible Book      91.7%     157.5%      116.6%        113.2%
        Capital Adj. P/TBV       83.7%     214.2%      135.7%        121.5%
        Premium/Core Deposits     0.3%      11.0%        5.9%          2.7%
        Premium/Trading Price     3.9%      58.5%       22.4%         -6.9%

         The value of the transaction indicates that the merger consideration paid to First Kansas stockholders falls within the range of similar transactions, represented by the guideline transactions, based on all methods of merger valuation used by Trident Securities in its comparable merger transaction analyses.

         Discounted Earnings Analysis. Trident Securities calculated a present value of First Kansas's forward earnings using internal projections for the five-year period through the calendar year ended December 31, 2007. This analysis utilized a range of discount rates of 13%-16%, assumed annual asset growth of 2% and annual earnings growth of 5.0%, utilized a range of terminal earnings multiples of 16.0x-20.0x calendar year 2007 net income, and a target tangible capital ratio of 9.00%. The analyses resulted in a range of present values for First Kansas shareholders of between $10.04 and $12.22 per share. This analysis was based on estimates by Trident Securities in determining the terminal earnings multiples used in projecting First Kansas's acquisition value and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Trident Securities noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, terminal multiples, discount rates and target tangible capital ratios.

         Based on the aforementioned analyses and Trident Securities experience with numerous mergers involving thrift institutions, it is Trident Securities opinion that the merger consideration to be received by First Kansas stockholders in the merger is fair from a financial point of view.

         No institution used as a comparison in the above analyses is identical to First Kansas, or the combined entity and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial, market and operating characteristics of the companies and other factors that could affect the trading characteristics of the companies to which First Kansas, and the combined entity are being compared.

         In connection with delivery of its opinion dated as of the date of this document, Trident Securities performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Trident Securities did not perform any analyses in addition to those described above in updating the opinion.

         For its financial advisory services provided to First Kansas, Trident Securities will be paid a total fee of 1.50% of the aggregate merger consideration, of which $60,000 has been received to date with the balance of the total fee to be paid to Trident Securities at the time of closing of the merger. In addition, First Kansas has agreed to reimburse Trident Securities for all reasonable out-of-pocket expenses, incurred by it on First Kansas's behalf, provided such expenses shall not exceed $10,000 without First Kansas's prior consent. First Kansas also agreed to indemnify Trident Securities against certain liabilities, including any which may arise under the federal securities laws.

         Trident Securities is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities may have from time to time purchased securities from, and sold securities to, First Kansas and Landmark. As a market maker, Trident Securities may also have purchased and sold the securities of First Kansas for Trident Securities own account and for the accounts of its customers.

Treatment of Stock Options and Restricted Stock

         Immediately prior to the effective time of the merger, each outstanding and unexercised option to purchase shares of First Kansas common stock issued under the First Kansas stock option plan, whether or not then vested and exercisable, will be terminated. Each holder will be entitled to receive in consideration for the termination of such option a cash payment from First Kansas at the closing in an amount equal to the difference between the per share merger consideration and the per share exercise price of the option, multiplied by the number of shares covered by the option, less any required tax withholdings.

         Immediately prior to the effective time of the merger, each unvested restricted share of First Kansas common stock granted under the First Kansas restricted stock plan which is outstanding immediately prior to the effective time of the merger shall be cancelled in exchange for a cash payment equal to the per share merger consideration from First Kansas, less any required tax withholdings.

Surrender of Stock Certificates; Payment for Shares

         Landmark and First Kansas have agreed to appoint Registrar and Transfer Company as paying agent for the benefit of the holders of shares of First Kansas common stock in connection with the merger. At or prior to the effective time of the merger, Landmark will deliver to the paying agent an amount of cash equal to the aggregate merger consideration.

         No later than three business days following the completion of the merger, Landmark shall cause the exchange agent to mail to each holder of record of shares of First Kansas common stock a letter of transmittal disclosing the procedure for exchanging certificates representing shares of First Kansas common stock for the merger consideration. After the effective time, each holder of a certificate representing shares of issued and outstanding First Kansas common stock (except for shares held by holders who have perfected dissenters' rights of appraisal and certain shares held by First Kansas or Landmark) will, upon surrender to

Registrar and Transfer Company of a certificate for exchange together with a properly completed letter of transmittal, be entitled to receive the per share merger consideration in cash, without interest, multiplied by the number of shares of First Kansas common stock represented by the certificate and the certificate so surrendered will be cancelled. No interest will be paid or accrued on the merger consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

         Any portion of cash delivered to Registrar and Transfer Company by Landmark that remains unclaimed by the former shareholders of First Kansas for six months after the effective time will be delivered to Landmark. Any shareholders of First Kansas who have not exchanged their certificates as of that date may look only to Landmark for payment of the merger consideration. However, neither Landmark nor any other entity or person shall be liable to any holder of shares of First Kansas common stock for any consideration paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

         You should not submit share certificates for First Kansas common stock until you have received written instructions to do so.

Financing the Transaction

         Based on 908,245 shares of First Kansas common stock currently outstanding, the aggregate amount of consideration to be paid to First Kansas's shareholders will be approximately $17.3 million (assuming a per share merger consideration of $19.00). This amount would increase by an additional $2.5 million if all options to purchase 132,079 shares of First Kansas common stock which are currently outstanding were exercised prior to the effective time of the merger. Landmark has represented and warranted in the merger agreement that it will have the sources of capital and financing sufficient to pay the merger consideration to the shareholders of First Kansas following completion of the merger and any other amounts payable by Landmark pursuant to the merger agreement.

Board of Directors' Covenant to Recommend the Merger Agreement

         The merger agreement requires the First Kansas board of directors to recommend the approval and adoption of the merger agreement by the First Kansas shareholders in the proxy statement subject to compliance with its fiduciary duties.

No Solicitation

         The merger agreement provides that, subject to compliance with its fiduciary duties, First Kansas shall not, and shall not authorize or permit any of its subsidiaries or any of their respective directors, officers, employees, professional or financial advisors, representatives, agents and affiliates to, directly or indirectly make, exchange, facilitate, solicit, initiate or assist any inquiries, proposals or offers or expressions of interest from, or provide any nonpublic information or access to its premises to, or participate in discussions with any party other than Landmark concerning or relating to a competing First Kansas proposal. The term "competing First Kansas proposal" is defined in the merger agreement to be:

          o Any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving First Kansas or any of its subsidiaries;

          o Any purchase or other acquisition by any party of 5% or more of the capital stock of First Kansas or any of its subsidiaries; or

          o Any issuance by any First Kansas subsidiary or any shares of its capital stock.

         The merger agreement allows First Kansas to furnish information to, and negotiate and engage in discussions with, any person or entity (or its representatives) that makes a competing First Kansas proposal that was not initiated, solicited, knowingly encouraged or facilitated by First Kansas, any First Kansas subsidiary or any of their respective directors, officers, employees, agents or representatives after the date of the merger agreement if:

          o The board of directors of First Kansas receives a written opinion from its financial advisor that such proposal may be superior from a financial point of view to the transactions contemplated by the merger agreement;

          o First Kansas's outside legal counsel advises First Kansas that the maker of the unsolicated proposal may legally acquire First Kansas and First Kansas Bank;

          o The board of directors determines in good faith that such action is necessary for First Kansas's board of directors to comply with its fiduciary duties under the law; and

          o Prior to furnishing any information or entering into discussions, First Kansas provides reasonable notice to Landmark it is doing so.

         First Kansas is required to notify Landmark if First Kansas receives any competing proposals and provide the identity of the party making the proposal and the terms thereof.

Conditions to the Merger

         Completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

          o The representations and warranties of each of Landmark and First Kansas in the merger agreement that are qualified as to materiality or knowledge must be true and correct and any such representations and warranties that are not so qualified must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger;

          o    Shareholders of First Kansas must approve the merger agreement in
               accordance   with   applicable   law  and  all  other   corporate
               proceedings required to have been taken shall have been done;

          o Landmark and First Kansas must receive all required regulatory approvals to complete the transactions contemplated by the merger agreement and such approvals must be reasonably satisfactory to Landmark and First Kansas;

          o Neither party shall have been made a party to any proceeding or be threatened to be made party to any proceeding which, in the reasonable opinion of the other party, has had or is reasonably likely to have material adverse effect on such party and there must be no injunction, order, decree or law preventing or materially restricting the completion of the transactions contemplated by the merger agreement;

          o Landmark and First Kansas must have performed in all material respects their respective obligations required to be performed under the merger agreement at or prior to the closing of the merger;

          o No change in the business, assets, financial condition or results of operations of Landmark or First Kansas shall have occurred which has had, or is reasonably likely to have individually or in the aggregate, a material adverse effect on Landmark or First Kansas;

          o The consent, approval or waiver of each person (other than required regulatory approvals) whose consent or approval shall be required in order to permit the lawful completion of the transactions contemplated by the merger agreement shall have been obtained;

          o Landmark shall have been permitted to perform environmental assessments on the real property of First Kansas;

          o The total number of shares the holders of which have perfected dissenters' rights of appraisal shall not exceed 5% of the outstanding shares of First Kansas common stock;

          o First Kansas's Adjusted Stockholders' Equity shall not be less than $13.1 million immediately prior to closing;

          o Landmark shall have received evidence that all of First Kansas's merger-related expenses have been paid; and

          o First Kansas shall have received a fairness opinion from Trident Securities as of the date of the signing of the merger agreement and prior to mailing of this proxy statement and such opinions shall not have been withdrawn prior to the closing of the merger.

         Unless prohibited by law, either Landmark or First Kansas could elect to waive any of the conditions for its benefit that have not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied or waived where permissible, or that the merger will be completed.

Representations and Warranties of First Kansas and Landmark

         First Kansas, Landmark and Landmark Acquisition Corporation each have made representations and warranties to the other with respect to (among other things):

          o    corporate organization and existence;
          o corporate authority and power to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;
          o    undisclosed liabilities and material changes;
          o    regulatory approvals;
          o absence of any conflicts between the terms of the merger agreement and their respective governing documents, applicable law and their respective material contracts;
          o    pending or threatened legal proceedings; and
          o    the truth and accuracy of documents filed with the SEC.

         First Kansas has also made additional representations and warranties to Landmark with respect to:

          o    the organization of First Kansas Bank;
          o    its stock capitalization and the capitalization of  First  Kansas
               Bank;
          o    financial statements and reports;
          o    books and records;
          o    title to properties;

          o    condition of assets;
          o    loan loss reserves;
          o    taxes;
          o    compliance with ERISA;
          o    compliance with laws, including environmental laws;
          o    absence of certain changes and events;
          o properties, contracts, employee benefit plans and other agreements;
          o    absence of defaults under material contracts;
          o    insurance;
          o    regulatory filings;
          o    agency and custodial accounts; and
          o    brokerage commissions.

         In addition, Landmark has made a representation and warranty to First Kansas regarding the availability of capital and financing sufficient for it to pay the merger consideration and any other amounts payable under the merger agreement.

Conduct Pending the Merger

         The merger agreement contains covenants of First Kansas and Landmark pending the completion of the merger, including covenants regarding the conduct of First Kansas's business. These covenants are briefly described below.

         First Kansas has agreed that it will, and will cause its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve its business organization, employees and advantageous business relationships and to retain the services of its officers and key employees. First Kansas has agreed to give Landmark and its representatives access to its facilities during normal business hours and permit a representative to attend board meetings as an observer. With respect to its operations, First Kansas has also agreed that it will:

          o Consult with Landmark regarding operational matters of a material nature including any sales of investment securities, loans originated for its portfolio and any changes in the asset-liability management of First Kansas Bank;

          o Enter into loan transactions in accordance with sound credit practices and consult with Landmark regarding any new or existing lending relationship in excess of $500,000;

          o    Maintain an adequate reserve for loan losses;

          o Maintain all material assets in good operating condition and maintain the insurance coverage of such assets;

          o    Timely file all required regulatory filings;

          o    Maintain its books and records in the ordinary manner; and

          o Maintain compensation of employees and directors at current levels except as otherwise agreed to by Landmark.

         First Kansas has further agreed that, except as expressly contemplated or permitted by the merger agreement, prior to the effective time of the merger, it will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Landmark:

          o Issue or otherwise make any changes in its authorized capital stock or any securities or rights to acquire shares of capital stock;

          o    Repurchase shares of its common stock;

          o Declare or pay any additional dividend or distribution on any shares of First Kansas capital stock;

          o    Amend its governing documents;

          o Pay or increase any bonuses, salaries or other compensation to any directors, officers or employees except in the ordinary course of business or in accordance with existing compensation plans;

          o Enter into any employment, consulting, non-competition or similar contract;

          o Except as required by law, adopt, amend, terminate or increase benefits under any First Kansas employee benefit plan;

          o    Enter into, terminate or extend any joint venture agreement;

          o    Enter into any contract not in the ordinary course of business;

          o    Make any material amendment to any existing lease;

          o Sell other than in the ordinary course, lease or dispose of any assets or permit any liens on material assets except for certain permitted liens;

          o    Incur any liability other than in the ordinary course;

          o Make any capital investment exceeding $30,000 or aggregate capital investments in excess of $60,000;

          o Except for the transactions contemplated by the merger agreement, merge or consolidate with any other party or make any equity investment in any other party;

          o    Agree to borrow or lend money other than in the ordinary course;

          o Purchase any investment security that is callable prior to its stated maturity or that has a stated maturity of 30 months or more or has a purchase price greater than $250,000;

          o Obtain any advances from the Federal Home Loan Bank with maturities greater than one year; or

          o    Make any material change in its accounting methods.

         The merger agreement also contains covenants relating to, among other things:

          o The preparation and distribution of the proxy statement to be sent to shareholders of First Kansas in connection with the solicitation of their approval and adoption of the merger agreement and all requisite regulatory filings;

          o    The   preparation   and   filing  of  all   required   regulatory
               applications and notices;

          o    The provision by Landmark of certain employee benefits;

          o The delivery to Landmark of financial statements and reports filed by First Kansas with regulatory authorities;

          o Landmark's access to information concerning First Kansas and the confidentiality of the information;

          o The performance of certain environmental investigations at the discretion of Landmark;

          o Obtaining title reports and surveys on the real property owned by First Kansas;

          o    Contributions to the First Kansas ESOP;

          o Consultation regarding First Kansas's data and item processing agreements;

          o    The accrual of merger-related expenses prior to the closing date;

          o Possible adjustment to First Kansas's financial or accounting records immediately prior to the effective time of the merger to conform to those of Landmark including adjustments to its loan loss reserves;

          o    Consultation regarding certain tax matters;

          o    First Kansas's withdrawal from its defined benefit plan;

          o    Publicity regarding the transaction;

          o    Continued   director   and   officer   liability   coverage   and
               indemnification; and

          o    The formation of an advisory board.

Extension, Waiver and Amendment of the Merger Agreement

         At any time prior to the effective time of the merger (and whether before or after approval of the merger by First Kansas's shareholders), Landmark and First Kansas may, to the extent permitted by law:

          o Extend the time for performance of any of the obligations of the other party under the merger agreement;

          o Waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement;

          o Waive compliance with, or modify or supplement any agreements or conditions contained in the merger agreement; or

          o    Amend any provision of the merger agreement.

         However, after the approval of the merger by the shareholders of First Kansas, Landmark and First Kansas may not, without further approval of the shareholders of First Kansas, extend, waive or amend any provision of the merger agreement which affects the rights of shareholders in a materially adverse way.

Termination of the Merger Agreement

         The merger agreement may be terminated before completion of the merger (even if shareholders of First Kansas have already voted to approve it):

          o By mutual consent of the boards of directors of Landmark and First Kansas;

          o By Landmark, if any of the conditions to its obligation to complete the merger have not been satisfied as of the date set for closing or satisfaction of such conditions becomes impossible (other than through failure on Landmark's part to satisfy its obligations under the merger agreement) if:

               * The failure to satisfy such condition is or would reasonably be likely to constitute a material adverse effect on First Kansas or Landmark and

               * Landmark has not waived such condition on or before the date set for closing;

          o By First Kansas, if any of the conditions to its obligation to complete the merger have not been satisfied as of the date set for closing or satisfaction of such conditions becomes impossible (other than through failure on the part of First Kansas to satisfy its obligations under the merger agreement) if:

               * the failure to satisfy such condition would prevent or would be reasonably likely to prevent Landmark from paying the aggregate merger consideration to Registrar and Transfer Company as paying agent on the closing date or fulfilling its obligations to pay all amounts due to employees under its employee benefit plans, provide ongoing indemnification and director and officer liability coverage or provide ongoing employee benefit coverage for continuing employees and

               * First Kansas has not waived such condition on or before the date set for closing.

          o By Landmark or First Kansas, if the merger is not completed by August 1, 2004, unless the failure to complete the merger by that date is due to the failure by the party seeking the termination of the merger agreement to perform its obligations under the merger agreement;

          o By First Kansas if it receives an unsolicited competing proposal that is determined in good faith by the board after consultation with its independent financial advisors, to be more favorable to First Kansas's shareholders than the merger agreement; or

          o By Landmark if First Kansas's Adjusted Stockholders' Equity, defined in the merger agreement and as calculated immediately prior to the closing date is less than $13.1 million.

Termination Fee and Expenses

         The merger agreement provides that, as a general matter, each party shall bear its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement.

         In some circumstances, however, First Kansas or Landmark may be required to pay a termination fee to the other party and reimburse such party's transaction expenses. First Kansas would be obligated to pay Landmark an amount equal to Landmark's expenses up to a maximum of $75,000 plus a termination fee of $750,000 if the merger agreement is terminated in the following circumstances:

          o By Landmark due to a breach by First Kansas of its obligations under the merger agreement (unless such breach was due to the failure by Landmark to fulfill its obligations under the merger agreement);

          o By First Kansas due to its receipt of an unsolicited proposal that its board has determined in good faith after consultation with its financial advisor to be more favorable to its shareholders than the merger agreement;

          o By Landmark if First Kansas's Adjusted Stockholders' Equity as calculated immediately prior to closing was less than $13.1 million; or

          o By Landmark or First Kansas if the First Kansas shareholders do not approve the merger agreement and prior to the termination First Kansas has received a competing First Kansas proposal;

         In addition, if the merger agreement is terminated due to the circumstances described in the first four bullet points above and within 24 months after such termination, First Kansas enters into an agreement with another party providing for the acquisition of control of First Kansas or First Kansas Bank, First Kansas would be obligated to pay Landmark an additional fee of $250,000 plus reimburse its expenses that exceeded the $75,000 cap up to an additional $75,000.

         If the merger agreement is terminated by Landmark or First Kansas due to the failure of the shareholders to approve the merger agreement but no competing First Kansas proposal has been received, First Kansas would be obligated to pay a termination fee of $500,000. If within 24 months of the termination, First Kansas enters into an agreement with another party providing for the acquisition of control of it or First Kansas Bank, it would be obligated to pay Landmark an additional termination fee of $500,000 and provide additional expense reimbursement up to $150,000.

         Landmark would be obligated to pay First Kansas a fee of $750,000 plus reimburse its expenses up to a maximum of $75,000 if First Kansas terminates the merger agreement due to a breach by Landmark of its obligations under the merger agreement unless the breach is due to the failure by First Kansas to fulfill its obligations.

Interests of Certain Persons in the Merger

         When you are considering the recommendation of First Kansas's board of directors with respect to approving the merger agreement and the merger, you should be aware that First Kansas directors and executive officers have interests in the merger as individuals which are in addition to, or different from, their interests as shareholders of First Kansas. The First Kansas board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

         Employment Agreements. Under the merger agreement, Landmark agreed to honor various contractual obligations which have been entered into by First Kansas and or its subsidiaries and some of their executive officers, including three employment agreements between First Kansas Bank and Larry V. Bailey, President, Daniel G. Droste, Senior Vice President and Treasurer and Galen E. Graham, Senior Vice President and Secretary. Pursuant to the terms of their respective employment agreements, each of these officers will be entitled to receive a change in control severance payment resulting from their termination of employment with First Kansas Bank following the merger. Such payments are estimated to be $575,000, $265,000 and $35,000, respectively. Such payment will be reduced if necessary to comply with limitations under Section 280G of the Code. In connection with the receipt of their payments, each officer will enter into a termination and release agreement with Landmark.

         Consulting Agreement. Upon consummation of the merger, Larry V. Bailey will enter into a three-year consulting agreement with Landmark. Pursuant to the terms of such agreement, Mr. Bailey will be entitled to receive aggregate payments of $160,000. Additionally, Landmark will maintain and will pay one-half (1/2) the cost of providing medical and dental insurance to Mr. Bailey and his spouse from the merger effective date until Mr. Bailey attains the age of sixty-five (65). Mr. Bailey will have a three-year non-competition provision.

         Pay-to-Stay Bonus. Concurrent with the execution of the merger agreement, Landmark entered into an agreement with James J. Casaert pursuant to which arrangement, in lieu of any other severance payments, he will receive a bonus of $50,000 provided he stays with Landmark through a transition period (not to exceed 90 days) after the data conversion is complete. The bonus will be payable in two installments with half due upon closing of the merger and the remainder due upon completion of the transition period.

         Supplemental Executive Retirement Plan. First Kansas Bank has adopted an unfunded supplemental executive retirement plan for the benefit of Larry V. Bailey. The merger agreement provides that the supplemental executive retirement plan will be terminated as of the effective date of the merger. Upon the effective date of the merger, Mr. Bailey will receive a lump sum payment of approximately $1,000,000, which will result in an additional expense of approximately $725,000. Upon receipt of payment of benefits, Mr. Bailey will recognize taxable ordinary income in the amount of such payment received and First Kansas will be entitled to recognize a tax-deductible compensation expense at that time for tax return purposes.

         Non-competition and Non-Solicitation Agreements. Concurrent with the execution of the merger agreement, each director of First Kansas (other than Larry V. Bailey) was required by Landmark to enter into a one-year non-competition and non-solicitation agreement to be effective upon completion of the merger. As consideration for agreeing not to compete with Landmark, each director will receive a $12,000 payment upon completion of the merger.

         Stock Option Plan and Restricted Stock Plan. The merger agreement provides that immediately prior to the effective time of the merger, each outstanding and unexercised option to acquire shares of First Kansas common stock will be terminated and the holder thereof will be entitled to receive a cash payment therefor from First Kansas at closing in an amount equal to the difference between the per share merger consideration and the per share exercise price of the option multiplied by the number of shares covered by the option, less any applicable tax withholdings. Immediately prior to the effective time of the merger, each unvested share of restricted stock will vest and be settled in cash by First Kansas for the per share merger consideration less tax withholdings. See " -- Treatment of Stock Options and Restricted Stock" on page 21.

         The following table sets forth the number of options, including unvested options, and the number of unvested shares of restricted stock which were held by the directors and executive officers of First Kansas as of the date of this proxy statement as well as the payments that will be received in cancellation of such options (assuming such options are not exercised prior to the effective date of the merger) and such unvested restricted stock at completion of the merger before deducting any applicable withholding taxes.

                                                                                      Payment at
                                                                                    Completion of
                                               Payment at                             Merger on
                                             Completion of         Number of         Cancellation
                                               Merger on           Unvested          of Unvested
                               Number of      Cancellation         Shares of          Shares of
     Name                    Stock Options   of Options (1)   Restricted Stock(2)  Restricted Stock
     ----                    -------------   --------------   -------------------  ----------------
     Larry V. Bailey             38,848          $320,496                3,108          $59,052
     Galen E. Graham             19,424          $160,248                1,554          $29,526
     Daniel G. Droste            19,424          $160,248                1,554          $29,526
     Roger L. Coltrin             7,769           $64,094                  622          $11,818
     Donald V. Meyer              7,769           $64,094                  622          $11,818
     James E. Breckenridge        7,769           $64,094                  622          $11,818
     J. Darcy Domoney             7,769           $64,094                  622          $11,818
     Sherman W. Cole              7,769           $64,094                  622          $11,818
                                                 --------                              --------
     Total                                       $961,462                              $177,194
                                                 ========                              ========

-------------
(1) Assuming a $19.00 per share purchase price which may be adjusted. Before deduction of applicable withholding taxes.
(2) Such unvested shares of restricted stock will vest on February 2, 2004 whether or not the merger is consummated by that time.

         Employee Stock Ownership Plan. Pursuant to the terms of the First Kansas Bank employee stock ownership plan, or ESOP, in the event of a "change in control," which is defined in the ESOP in a manner which would include the merger, the ESOP will be terminated and any unvested benefits thereunder shall vest immediately. As soon as practicable after the effective time of the merger, the account balances in the ESOP shall be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. In connection with the termination of the ESOP, and prior to any final distribution to participants, the trustee of the ESOP will utilize funds in the ESOP suspense account to repay the outstanding loan from First Kansas to the ESOP, and any unallocated amounts in the ESOP will be allocated to the accounts of participating First Kansas employees in accordance with applicable law and the ESOP. As of September 30, 2003, the ESOP held 62,158 unallocated shares of First Kansas common stock in the suspense account (which does not reflect payments on the ESOP loan during the three months ended September 30, 2003) and the outstanding principal balance of the loan from First Kansas to the ESOP was $590,520.

         Indemnification and Insurance. The merger agreement provides that, for a period of six years after the effective time, Landmark shall indemnify and hold harmless each present and former director, officer and employee of First Kansas for all actions taken by them prior to the effective time of the merger to the same extent as the greatest indemnification provided by First Kansas as of the date of execution of the merger agreement.

         In addition, the merger agreement provides that Landmark will purchase directors' and officers' liability insurance coverage to provide First Kansas's directors and officers with coverage for three years following the effective time of the merger, substantially the same as the existing coverage under the directors' and officers' liability insurance coverage currently maintained by First Kansas.

         Advisory Board. Landmark has agreed to establish an advisory board to assist in and advise with respect to the integration of the operations of First Kansas and First Kansas Bank with and into Landmark and Landmark National Bank. The advisory board shall consist of those members of the First Kansas board serving at the effective time other than Larry Bailey. Advisory board members will not receive any compensation for their service.

         Other than as set forth above, no director or executive officer of First Kansas has any direct or indirect material interest in the merger, except insofar as ownership of First Kansas common stock might be deemed such an interest. See "Certain Beneficial Owners of First Kansas Common Stock," beginning on page 40.

Employee Benefits Matters

         The merger agreement contains agreements of the parties with respect to various employee matters, which are briefly described below.

         Participation in Landmark's Employee Benefit Plans. As soon as practicable after the merger, Landmark will determine whether to terminate or maintain separately the existing employee benefit plans of First Kansas (other than the ESOP which will be terminated). First Kansas Bank employees who continue as employees of Landmark National Bank will be entitled to participate in all Landmark employee benefit plans as of the first entry date on or after the effective time.

         Landmark will cause the applicable benefits plans of Landmark or its affiliates:

          o Not to treat any employee of First Kansas or its subsidiaries as a "new" employee for purposes of exclusion from any benefit plan for a pre-existing medical condition;

          o To treat service rendered to First Kansas or any of its subsidiaries as service rendered to Landmark for purposes of eligibility to participate, vesting and for other appropriate benefits, including applicability of minimum waiting periods for participation, but not for benefit accrual; and

          o Give credit for accrued but unused sick time as of the effective time up to a maximum of 90 days.

         Retention Bonuses. Each employee other than those covered by a written employment or severance agreement who satisfactorily fulfills his or her duties up to the effective time will be entitled to receive a retention bonus equal to two weeks pay. Such bonus will be paid by First Kansas Bank immediately prior to the effective time.

         Severance Compensation and Benefits. First Kansas Bank or Landmark will pay any employee of First Kansas who is not otherwise covered by a specific employment or severance agreement and who is terminated by either First Kansas Bank or Landmark or its affiliates for reasons other than cause in the one year period immediately following the merger in an amount equal to his or her then current weekly base salary times two weeks for every full year of service at First Kansas or Landmark, with a minimum of four weeks salary and a maximum of 26 weeks salary paid.

         Outstanding First Kansas Agreements. Following the merger, Landmark and its affiliates will honor, in accordance with their terms, all written employment, benefits, options and other compensation agreements disclosed by First Kansas to Landmark.

Merger Regulatory Approvals and Notices

         Completion of the merger is subject to the prior receipt of all consents or approvals of, or the provision of notices to, various regulatory authorities required to complete the merger and the bank merger, except to the extent that a regulatory authority may waive any such requirement.

         Federal Reserve. The merger requires the submission to the Federal Reserve Board of a notice pursuant to the Bank Holding Company Act of 1956, as amended, and the Federal Reserve Board's Regulation Y. Pursuant to the Bank Holding Company Act of 1956, as amended, and the Federal Reserve Board's Regulation Y, the Federal Reserve Board may not approve the merger notice if:

          o The merger would result in a monopoly or would further any combination or conspiracy to monopolize, or attempt to monopolize, the business of banking in any part of the United States; or

          o The effect of the merger may be substantially to lessen competition in any section of the country, or tend to create a monopoly, or in any other manner be in restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed by its probable effect in meeting the convenience and needs of the community.

         Among other things, before approving any such merger notice, the Federal Reserve Board must consider (i) the financial and managerial resources and future prospects of the bank holding company or companies and the banks concerned, (ii) the convenience and needs of the communities to be served, including the record of performance under the Community Reinvestment Act of 1977, (iii) the effectiveness of the bank holding company or companies in combating money laundering activities, and (iv) in connection with acquisition by a bank holding company seeking to acquire control of all or substantially all of the assets of a bank located in a state other than the home state of the bank holding company, the record of compliance of the applicant bank holding company with applicable state community reinvestment laws. Applicable Federal Reserve Board regulations require publication of notice of the merger and an opportunity for the public to comment on the merger in writing and to request a hearing.

         Any transaction approved by the Federal Reserve Board may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the Federal Reserve Board and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

         Regulation Y provides that the approval of the Federal Reserve is not required for certain acquisitions by bank holding companies if the acquisition has a component that will be approved by a federal supervisory agency under the Bank Merger Act and certain other requirements are met. Under this regulation, the acquiring bank holding company must submit a notice to the Federal Reserve Board at least 10 days prior to the transaction and no application for approval of the proposed acquisition under the Bank Holding Company Act will be required unless the Federal Reserve Board informs the proposed acquiror to the contrary prior to expiration of this period.

         Office of the Comptroller of the Currency. The bank merger requires the approval of the Office of the Comptroller of the Currency under the Bank Merger Act. The OCC will review the bank merger under statutory criteria which are substantially the same as those required to be considered by the Federal Reserve in evaluating the merger, except that the OCC will not conduct an independent antitrust analysis of the bank merger if the Federal Reserve Board does so. Applicable regulations require publication of notice of the application for approval of the bank merger and an opportunity for the public to comment on the application in writing and to request a hearing.

         Any transaction approved by the OCC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the OCC and the U.S. Department of Justice, the waiting period may be reduced to no less than 15 days.

         Office of Thrift Supervision. Since First Kansas Bank will not be the surviving entity of the bank merger, prior approval of the Office of Thrift Supervision is not required although a notice of the proposed transaction must be filed with the OTS.

         Federal Deposit Insurance Corporation. Subsequent to the merger, the surviving company to the merger will be merged into Landmark National Bank. This will require approval by the FDIC. The FDIC will review this merger under statutory criteria which are substantially the same as those required to be considered by the Federal Reserve in evaluating the merger.

         Status of Approvals and Notices. Landmark and First Kansas have filed all required applications and notices with applicable regulatory authorities in connection with the merger. Landmark and First Kansas cannot predict, however, whether or when all required regulatory approvals, consents or waivers will be obtained, what conditions they might include, or whether they will be received on a timely basis.

Certain Federal Income Tax Consequences

         The following discussion is a general summary of the material United States federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, final and temporary regulations  promulgated  by the United  States  Treasury  Department,  judicial authorities and current rulings and administrative practice of the Internal Revenue Service, as currently in effect, all of which are subject to change at any time, possibly with retroactive effect. This discussion assumes that First Kansas common stock is held as a capital asset by each holder and does not address all aspects of federal income taxation that might be relevant to particular holders of First Kansas common stock in light of their status or personal investment circumstances, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold First Kansas common stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than United States dollars or individual persons who have received First Kansas common stock as compensation or otherwise in connection with the performance of services. Further, this discussion does not address state, local or foreign tax consequences of the merger.

         For United States federal income tax purposes, the merger will be treated as an acquisition by Landmark of all the outstanding stock of First Kansas. Each holder of shares of First Kansas common stock will be treated as exchanging such shares for cash.

         The receipt of cash in exchange for shares of First Kansas common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between the per share cash consideration and the holder's adjusted tax basis per share in First Kansas common stock. A holder's gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder has held First Kansas common stock for more than 12 months prior to the merger. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 15%, whereas the maximum federal income tax rate on ordinary income and net short-term capital gains (i.e., gain on capital assets held for not more than twelve months) of an individual is currently 35% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are currently deductible only to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income ($1,500 in the case of married individuals filing separate returns). In the case of individuals and other non-corporation taxpayers, capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations. In the case of corporations, capital losses that are not currently deductible may generally be carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year, subject to certain limitations.

         A holder of First Kansas common stock may be subject to backup withholding at the rate of 28% with respect to payments of cash consideration received pursuant to the merger, unless the holder (a) provides a correct taxpayer identification number, or TIN, in the manner required or (b) is a corporation or other exempt recipient and, when required, demonstrates this fact. To prevent the possibility of backup federal income tax withholding, each holder must provide the disbursing agent with his, her or its correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of First Kansas common stock who does not provide the disbursing agent with his, her or its correct TIN may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding. Any amount withheld will be creditable against the holder's federal income tax liability. First Kansas (or its agent) will report to the holders of First Kansas common stock and the Internal Revenue Service the amount of any "reportable payments," as defined in Section 3406 of the Internal Revenue Code, and the amount of tax, if any, withheld with respect thereto.

         The foregoing discussion is for general information only and is not a complete description of all of the potential tax consequences that may occur as a result of the merger. Regardless of your particular situation, you should consult your own tax advisor regarding the federal tax consequences of the merger to you, as well as the tax consequences of the merger to you arising under the laws of any state, local or other jurisdiction, domestic or foreign.

Accounting Treatment

         The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, First Kansas's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Landmark. Any difference between the purchase price for First Kansas and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Financial Accounting Standards Board Statement No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but will be subject to at least an annual assessment of impairment by applying a fair value test. In addition, any core deposit intangibles recorded by Landmark in connection with the merger will be amortized to expense in accordance with the new rules. The financial statements of Landmark issued after the merger will reflect the results attributable to the acquired operations of First Kansas beginning on the date of completion of the merger.

Voting Agreements

         In connection with the execution of the merger agreement, each director and executive officer of First Kansas entered into a voting agreement with Landmark in the form attached as Exhibit D to the merger agreement. Under these agreements, these individuals agreed to vote all of their shares of First Kansas common stock (excluding shares held in a fiduciary capacity except on behalf of relatives by blood or marriage) in favor of the merger of First Kansas and against the approval of any other agreement providing for the acquisition of First Kansas or all or substantially all of its assets. Those individuals who serve as directors of First Kansas are not and could not be contractually bound to abrogate their fiduciary duties as directors of First Kansas. Accordingly, while each First Kansas director is contractually bound to vote as a First Kansas stockholder in favor of the merger, his fiduciary duties as a director nevertheless require him to act in his capacity as a director in the best interest of First Kansas when considering the merger. Pursuant to these agreements, these individuals also agreed not to transfer their shares of First Kansas common stock prior to the special meeting of shareholders of First Kansas called to approve and adopt the merger agreement, except for transfers in limited circumstances. These agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

Dissenters' Rights of Appraisal

         Under Section 17-6712 of the Kansas General Corporation Code, any holder of First Kansas common stock who does not wish to accept the per share merger consideration may dissent from the merger and elect to have the fair value of such shareholder's shares of First Kansas common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such shareholder in cash, together with a fair rate of interest, if any, provided that such shareholder complies with the provisions of Section 17-6712.

         The following discussion is not a complete statement of the law pertaining to appraisal rights under the Kansas General Corporation Code, and is qualified in its entirety by the full text of Section 17-6712, which is provided in its entirety as Appendix C to this proxy statement. All references in Section 17-6712 and in this summary to a "stockholder" or "shareholder" are to a record holder of the shares of First Kansas common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of First Kansas common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in timely manner to perfect appraisal rights.

         Any shareholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Appendix C to this proxy statement. Failure to comply with the procedures specified in Section 17-6712 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the First Kansas common stock, First Kansas recommends that shareholders who consider exercising such rights should seek the advice of counsel.

         Any holder of common stock wishing to exercise the right to dissent from the merger and demand appraisal under Section 17-6712 must satisfy each of the following conditions:

          o Deliver to First Kansas a written objection to the merger prior to the taking of the vote on the merger at the special meeting;

          o Not vote the holder's shares of First Kansas common stock in favor of the merger agreement at the special meeting; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement; therefore, a shareholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement;

          o Within 20 days after the date of mailing of the notice from the surviving corporation notifying the holder that the merger has become effective, the shareholder must demand payment in writing from the surviving corporation of the value of such holder's stock, which demand will be sufficient if it reasonably informs the surviving corporation of the identity of the shareholder and that the shareholder intends thereby to demand the payment of the value of such shareholder's shares; and

          o Continuously hold such shares from the date of making the demand through the effective time of the merger; a shareholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the effective time of the merger will lose any right to appraisal in respect of such shares.

         Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve the merger agreement will constitute a written demand for payment within the meaning of Section 17-6712. The written demand for payment of the value of the shareholder's shares must be in addition to and separate from any such proxy or vote.

         Only a holder of record of shares of common stock issued and outstanding immediately prior to the effective time of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the shareholder of record, fully and correctly, as such shareholder's name appears on such stock certificates, should specify the shareholder's name and mailing address, the number of shares of common stock owned and that such shareholder intends thereby to demand appraisal of such shareholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Shareholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

         A  shareholder  who elects to  exercise  appraisal  rights  pursuant to
Section 17-6712 should mail or deliver a written demand to: Galen E. Graham, Secretary, First Kansas Financial Corporation, 600 Main Street, Osawatomie, Kansas 66064.

         Within ten days after the effective time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each former shareholder of First Kansas who has made a written objection to the merger in accordance with Section 17-6712 and who has not voted in favor of the merger agreement. If any former shareholder, within 20 days after the date of the mailing of the notice, shall demand in writing, from the surviving corporation, payment of the value of the shareholder's stock, the surviving corporation shall pay, within 30 days after the expiration of the period of 20 days, the value of the shareholder's stock on the effective date of the merger, exclusive of any element of value arising from the expectation or accomplishment of the merger.

         If the surviving corporation and any such shareholder fail to agree upon the value of such stock during the 30 day period, then within four months after the expiration of the 30 day period, but not thereafter, either the surviving corporation or any dissenting shareholder who has complied with the requirements of Section 17-6712 may file a petition in the Kansas District Court demanding a determination of the value of the shares of common stock held by all dissenting shareholders, a copy of which shall be sent to the surviving corporation. Within 10 days of receipt of the shareholder's petition filed with the Court, the surviving corporation must file with the clerk of such court a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached.

         After the hearing on the petition, the Court shall determine the shareholders who have complied with the requirements of Section 17-6712 and therefore are entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Upon receipt and review of the report of the appraiser or appraisers, the Court shall determine the value of the stock of the shareholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, to the shareholders by the surviving corporation.

         Neither Landmark nor First Kansas is under any obligation to and has no present intent to file a petition for appraisal, and shareholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, shareholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 17-6712. Since First Kansas has no obligation to file such a petition, the failure of a shareholder to do so within the period specified could nullify such shareholder's previous written demand for appraisal. In any event, at any time prior to the conclusion of the 20 days after the date of the mailing of the shareholder's written demand for payment of the value of the shareholder's stock (or at any time thereafter with the written consent of First Kansas), any shareholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the merger consideration set forth in the merger agreement.

         Under the merger agreement, First Kansas has agreed to give Landmark prompt notice of any demands for appraisal received by First Kansas. Landmark has the right to participate in and approve all negotiations and proceedings with respect to demands for appraisal under Kansas law. First Kansas will not, except with the prior written consent of Landmark, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

         Shareholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 17-6712 could be more than, the same as or less than the merger consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Shareholders should also be aware that investment banking opinions are not opinions as to fair value under Section 17-6712.

         In determining fair value, any appraiser may examine any of the books and records of First Kansas. The appraiser or appraiser shall also allow a reasonable opportunity to the interested parties to submit pertinent evidence on the value of the stock. The Court, upon application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the shareholders.

         Any  shareholder  who has duly demanded an appraisal in compliance with
Section 17-6712 shall not, after the effective time, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

         Any shareholder may withdraw its demand for appraisal and accept the per share merger consideration set forth in the merger agreement by delivering to the surviving corporation a written withdrawal of such shareholder's demands for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving corporation and (2) no appraisal proceeding in the Kansas District Court shall be dismissed as to any shareholder without the approval of the Kansas District Court, and such approval may be conditioned upon such terms as the Kansas District Court deems just. If the surviving corporation does not approve a shareholder's request to withdraw a demand for appraisal when such approval is required or if the Kansas District Court does not approve the dismissal of an appraisal proceeding, the shareholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the merger consideration set forth in the merger agreement.

         Failure  to comply  strictly  with all of the  procedures  set forth in
Section 17-6712 of the Kansas General Corporation Code will result in the loss of a shareholder's statutory appraisal rights. Consequently, any shareholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise such rights.

                      MARKET FOR COMMON STOCK AND DIVIDENDS

         The First Kansas common stock currently is traded on the Nasdaq SmallCap Market under the symbol "FKAN."

         As of the record date, there were 908,245 shares of First Kansas common stock outstanding, which were held by approximately 279 holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

         The following table sets forth during the periods indicated the high and low sales prices of the First Kansas common stock as reported on the Nasdaq SmallCap Market and the dividends declared per share of First Kansas common stock.

                                      Market Price
                                 -------------------------
                                                                  Dividends
                                                                  Declared
               2004                  High            Low          Per Share
      ----------------------         ----            ---          ---------
      First Quarter (through
         January 30, 2004          $18.95          $18.70           $  --


               2003
      ----------------------
      First Quarter                $16.06          $14.10           $0.05
      Second Quarter                17.45           15.95            0.05
      Third Quarter                 17.95           16.52            0.05
      Fourth Quarter                20.40           17.39            0.05

               2002
      ----------------------
      First Quarter                $14.30          $13.50           $0.05
      Second Quarter                14.36           12.81            0.05
      Third Quarter                 14.00           12.90            0.05
      Fourth Quarter                14.70           13.21            0.05


         On November 12, 2003, the most recent trading day prior to the announcement of the execution of the merger agreement, the closing per share sale price of the First Kansas common stock was $20.40 and on January 30, 2004, the last trading day before the printing of this proxy statement, the closing per share sale price of the First Kansas common stock was $18.78.

         Pursuant to the merger agreement, First Kansas paid a quarterly dividend of $0.05 per share in November, 2003 but it may not pay any subsequent quarterly dividends. See "The Merger -- Conduct Pending the Merger," on page 25.

             CERTAIN BENEFICIAL OWNERS OF FIRST KANSAS COMMON STOCK

         The following table sets forth the beneficial ownership of the First Kansas common stock as of the record date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to First Kansas to be the beneficial owner of more than 5% of the issued and outstanding First Kansas common stock on the record date, (ii) each director of First Kansas, (iii) certain executive officers of First Kansas, and
(iv) all directors and executive officers of First Kansas as a group. Unless otherwise indicated, the address of each such beneficial owner is 600 Main Street, Osawatomie, Kansas 66064.

                                                 Amount and Nature of       Percent of Shares of
     Name and Address of Beneficial Owner        Beneficial Ownership     Common Stock Outstanding
     ------------------------------------        --------------------     ------------------------
     First Kansas Federal Savings Bank
     Employee Stock Ownership Plan
     (the "ESOP") (1)                                122,466                        13.5%

     Sandler O'Neill Asset Management, LLC            90,000                         9.9%
     712 Fifth Avenue
     New York, New York 10019 (2)

     First Manhattan Co.                              68,900                         7.6%
     437 Madison Avenue
     New York, NY  10022 (3)

     James E. Breckenridge                            10,876(4)                      1.2%
     Roger L. Coltrin                                 40,156(4)                      4.4%
     J. Darcy Domoney                                 14,896(4)                      1.6%
     Sherman W. Cole                                  12,876(4)                      1.4%
     Donald V. Meyer                                  18,876(4)                      2.1%
     Larry V. Bailey                                  86,029(5)                      9.5%

     All directors and officers of the Company
            as a group (8 persons) (6)                  251,577                     27.7%

-------------
(1) The ESOP purchased such shares for the exclusive benefit of plan participants with funds borrowed from First Kansas. These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Committee consisting of certain non-employee directors of the board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares, and shares for which no timely voting direction is received, are voted by the ESOP Trustee as directed by the ESOP Committee.
(2) Number of shares is based upon the named entity's confirmation of such amount, and such information supercedes the ownership information reported in an amended Schedule 13D filed with the SEC, on July 7, 2000, on behalf of itself, Malta Partners, L.P., Malta Hedge Fund, L.P., Malta Partners II, L.P., Malta Hedge Fund II, L.P., Malta Offshore, Ltd, SOAM Holdings, LLC, and Mr. Terry Maltese.
(3) Number of shares is based upon an amended Schedule 13G filed with the SEC, on February 13, 2003, on behalf of the named entity by Neal K. Stearns, General Partner.
(4) Includes 7,769 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(5) Includes 38,848 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(6) Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes 116,541 shares of common stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date. Excludes 103,107 shares held by the ESOP 122,466 shares less 18,789 shares allocated to executive officers) over which certain non-employee directors, as trustees to the ESOP, exercise shared voting power. Excludes 9,332 unvested or unawarded shares of common stock held by the Restricted Stock Plan ("RSP") over which certain directors, as members of the RSP Committee and as RSP Trustees, exercise voting power. Such individuals disclaim beneficial ownership with respect to such shares held by the ESOP and the RSP.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         Any proposal which a shareholder wishes to have included in the proxy materials of First Kansas relating to the next annual meeting of shareholders of First Kansas, which will only be held if the merger is not consummated prior thereto, must have been received at the principal executive offices of First Kansas, 600 Main Street, Osawatomie, Kansas 66064, Attention: Galen E. Graham, Secretary, no later than November 20, 2003. In the event an annual meeting is held and the date of such meeting is more than 30 days later than the date of last year's annual meeting, First Kansas will publish a new deadline under cover of Form 8-K or its Forms 10-QSB or Form 10-KSB. If the stockholders do not approve the proposed merger or if the parties do not otherwise consummate the merger transaction, First Kansas would hold an annual meeting because it would need to elect directors. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Shareholder proposals which are not submitted for inclusion in First Kansas's proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 may be brought before an annual meeting pursuant to First Kansas's Bylaws, which provides that business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the corporate secretary of First Kansas. To be timely a shareholder's notice must be delivered to or mailed and received at the principal executive offices of First Kansas not later than 90 days prior to the anniversary date of the mailing of proxy materials by First Kansas in connection with the immediately preceding annual meeting of shareholders. A shareholder's notice to the corporate secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on First Kansas's books, of the shareholder proposing such business,
(c) the class and number of shares of First Kansas which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. To be timely with respect to the next annual meeting of shareholders of First Kansas, a shareholder's notice must be received by First Kansas no later than February 15, 2004.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to First Kansas or the merger that are based on the beliefs of, as well as assumptions made by and information currently available to, First Kansas's management. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import are intended to identify forward-looking statements. These statements reflect the current view of First Kansas with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the risk factors set forth in First Kansas's Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission, the risk that the merger will not be completed and risks associated with competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, governmental regulation and supervision, technological changes, changes in consumer spending and savings habits, defaults in the repayment of loans, changes in volume of loan originations, and changes in industry practices. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended.

                       WHERE YOU CAN FIND MORE INFORMATION

         First Kansas files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by First Kansas at the Commission's public reference room in Washington, D.C., which is located at the following address: Public Reference Room, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission's public reference rooms. First Kansas's Commission filings are also available to the public from document retrieval services and at the Commission's Internet website (http://www.sec.gov).

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                       FIRST KANSAS FINANCIAL CORPORATION
                                 600 MAIN STREET
                            OSAWATOMIE, KANSAS 66064

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                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 11, 2004
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of First Kansas Financial Corporation ("First Kansas"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of First Kansas which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held at 600 Main Street, Osawatomie, Kansas, 66064 on Thursday, March 11, 2004, at 1:00 p.m., local time, and at any and all adjournments thereof, as follows:

                                                        FOR    AGAINST   ABSTAIN
                                                        ---    -------   -------

1.   Proposal to approve and adopt an
     agreement and plan of merger, dated
     November 13, 2003, by and among
     Landmark Bancorp, Inc., Landmark
     Acquisition Corporation and
     First Kansas Financial Corporation,
     pursuant to which, among other things,
     (i) Landmark  Acquisition Corporation,
     a newly-formed subsidiary of Landmark
     will merge with and into First Kansas
     and (ii) upon consummation of the merger,
     each outstanding share of First Kansas
     common stock (other than dissenting
     shares and certain shares held by
     First Kansas or Landmark) will be
     converted into the right to receive $19.00
     in cash, without interest, subject to
     reduction in certain circumstances.                [ ]      [ ]       [ ]

2. Any other matter which may properly come before the Meeting or any adjournment thereof in the discretion of the proxy holder.

          The Board of Directors recommends a vote "FOR" the above proposition.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of First Kansas at the Meeting of the shareholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of First Kansas of his or her decision to terminate this proxy.

          The undersigned acknowledges receipt from First Kansas prior to the execution of this proxy of a Notice of Special Meeting and a Proxy Statement dated February 6, 2004.


                                             [ ]  Please check here if you
Dated: ____________ __, 2004                      plan to attend the Meeting.



__________________________________     _________________________________________
SIGNATURE OF SHAREHOLDER               SIGNATURE OF SHAREHOLDER


__________________________________     _________________________________________
PRINT NAME OF SHAREHOLDER              PRINT NAME OF SHAREHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

Proxy Card For Employee Stock Ownership Plan


--------------------------------------------------------------------------------
                       FIRST KANSAS FINANCIAL CORPORATION
                                 600 MAIN STREET
                            OSAWATOMIE, KANSAS 66064

--------------------------------------------------------------------------------
                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 11, 2004
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of First Kansas Financial Corporation ("First Kansas"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of First Kansas which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held at 600 Main Street, Osawatomie, Kansas, 66064 on Thursday, March 11, 2004, at 1:00 p.m., local time, and at any and all adjournments thereof, as follows:

                                                        FOR    AGAINST   ABSTAIN
                                                        ---    -------   -------

1.   Proposal to approve and adopt an
     agreement and plan of merger, dated
     November 13, 2003, by and among
     Landmark Bancorp, Inc., Landmark
     Acquisition Corporation and
     First Kansas Financial Corporation,
     pursuant to which, among other things,
     (i) Landmark  Acquisition Corporation,
     a newly-formed subsidiary of Landmark
     will merge with and into First Kansas
     and (ii) upon consummation of the merger,
     each outstanding share of First Kansas
     common stock (other than dissenting
     shares and certain shares held by
     First Kansas or Landmark) will be
     converted into the right to receive $19.00
     in cash, without interest, subject to
     reduction in certain circumstances.                [ ]      [ ]       [ ]

2. Any other matter which may properly come before the Meeting or any adjournment thereof in the discretion of the proxy holder.

          The Board of Directors recommends a vote "FOR" the above proposition.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of First Kansas at the Meeting of the shareholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of First Kansas of his or her decision to terminate this proxy.

          The undersigned acknowledges receipt from First Kansas prior to the execution of this proxy of a Notice of Special Meeting and a Proxy Statement dated February 6, 2004.


                                             [ ]  Please check here if you
Dated: ____________ __, 2004                      plan to attend the Meeting.



__________________________________     _________________________________________
SIGNATURE OF SHAREHOLDER               SIGNATURE OF SHAREHOLDER


__________________________________     _________________________________________
PRINT NAME OF SHAREHOLDER              PRINT NAME OF SHAREHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                                                                      Appendix A




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             LANDMARK BANCORP, INC.

                        LANDMARK ACQUISITION CORPORATION

                                       AND

                       FIRST KANSAS FINANCIAL CORPORATION







                                NOVEMBER 13, 2003

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of November 13, 2003, among LANDMARK BANCORP, INC., a Delaware corporation ("Acquiror"), FIRST KANSAS FINANCIAL CORPORATION, a Kansas corporation ("First Kansas"), and LANDMARK ACQUISITION CORPORATION, a Kansas corporation and a wholly-owned subsidiary of Acquiror ("Acquisition Corp").

                                    RECITALS

         A. The parties to this Agreement desire to effect a reorganization whereby Acquiror acquires control of First Kansas through the merger (the "Merger") of Acquisition Corp with and into First Kansas with First Kansas being the surviving corporation (the "Surviving Corporation").

         B. Pursuant to the terms of this Agreement, each outstanding share of the capital stock of First Kansas, which is comprised of one class of common stock, $0.10 par value per share ("First Kansas Common Stock"), shall be converted at the effective time of the Merger into the right to receive in cash in the amount set forth in this Agreement, and all of the outstanding shares of common stock, $0.01 par value per share, of Acquisition Corp ("Acquisition Corp Common Stock") shall be converted into and shall thereafter represent all of the issued and outstanding stock of the Surviving Corporation.

         C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also agree to certain prescribed conditions to the Merger.

                                   AGREEMENTS

         In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:

ARTICLE 1

                                   DEFINITIONS

Section 1.1 Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings.

          (a) "Acquiror Subsidiary" means a Subsidiary of Acquiror, including Acquisition Corp and Landmark Bank.

          (b) "Acquiror Transactional Expenses" means all transaction costs of Acquiror necessary to consummate the Contemplated Transactions, including the organizational expenses of Acquisition Corp, the aggregate fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by Acquiror in connection with this Agreement and the Contemplated Transactions, and all other non-payroll related costs and expenses in each case incurred or to be incurred by Acquiror through the Effective Time in connection with this Agreement and the Contemplated Transactions.

          (c) "Adjusted Stockholders' Equity" means the consolidated stockholders' equity of First Kansas, calculated in accordance with GAAP and reflecting the recognition of or accrual for all expenses paid or incurred or projected to be paid or incurred by First Kansas or Bank in connection with this Agreement and the Contemplated Transactions, including any Remediation Costs (as defined in Section 6.10), and including all fees and expenses incurred in connection with obtaining stockholder approval and any attorneys, accountants, brokers, finders or investment bankers and any amounts paid or payable to any director, officer or employee of First Kansas or any First Kansas Subsidiary under any Contract or benefit plan as a result of the Contemplated Transactions (excluding any amounts payable under the Consulting Agreement between Acquiror and Larry V. Bailey pursuant to Section 6.19), but adjusted to exclude: (i) additions in stockholders' equity resulting from the exercise of any First Kansas Stock Options from September 30, 2003 to the Closing Date, (ii) any adjustments made in accordance with Statement of Financial Accounting Standard No. 115 and (iii) any accounting or other adjustments made pursuant to Section
6.18. First Kansas's Adjusted Stockholders' Equity shall be calculated by First Kansas's independent auditors, in consultation with Acquiror's independent auditors, as of the close of business on the last Business Day immediately preceding the Closing Date (as defined below), using reasonable estimates of revenues and expenses where actual amounts are not available. For purposes of the calculation of the Adjusted Stockholders' Equity, First Kansas shall assume a tax rate of 34% for all applicable accruals. Such calculation shall be subject to verification and approval prior to the Closing (as defined below) by Acquiror's independent auditors, which approval shall not be unreasonably withheld.

          (d)  "Affiliate" means with respect to:

               (i) a particular individual: (A) each other member of such individual's Family; (B) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (C) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (D) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

               (ii) a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
(B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Affiliate of any individual described in clause (B) or
(C) of this subsection (ii).

          (e) "Applicable Contract" means any Contract: (i) under which First Kansas or Bank has or may acquire any rights; (ii) under which First Kansas or Bank has or may become subject to any obligation or liability; or (iii) by which First Kansas or Bank or any of the assets owned or used by either of them is or may become bound.

          (f) "Bank" means First Kansas Federal Savings Bank, a federally chartered savings bank with its main office located in Osawatomie, Kansas, and a wholly owned subsidiary of First Kansas.

          (g) "Bank Merger" means the merger of Bank with and into Landmark Bank, with Landmark Bank being the resulting bank.

          (h) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

          (i) "Breach" means with respect to a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement, any material inaccuracy in or material breach of, or any failure to perform or comply in a material respect with, such representation, warranty, covenant, obligation or other provision.

          (j) "Business Day" means any day except Saturday, Sunday and any day on which Landmark Bank is authorized or required by law or other government action to close.

          (k)  "Code" means the Internal Revenue Code of 1986, as amended.

          (l) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger;
(iii) the performance by Acquiror, Acquisition Corp and First Kansas of their respective covenants and obligations under this Agreement; and (iv) Acquiror's acquisition of control of First Kansas and, indirectly, Bank.

          (m) "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding.

          (n) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended

          (p)  "FDIC" means the Federal Deposit Insurance Corporation.

          (q)  "Family" means with respect to an individual: (i) the individual;
(ii) the individual's spouse and former spouses; (iii) any other natural person who is related to the individual or the individual's spouse within the second degree; and (iv) any other natural person who resides with such individual.

          (r) First Kansas ESOP" means the First Kansas Financial Corporation Employee Stock Ownership Plan, as amended.

          (s) "First Kansas ESOP Loan" means the principal amount of and accrued interest on the loan made by Bank to the ESOP as evidenced by a promissory note dated June 25, 1998.

          (t) "First Kansas Restricted Stock Plan" means the First Kansas Financial Corporation 1999 Restricted Stock Plan, as amended.

          (u) "First Kansas Stock Option" means each of the 132,079 outstanding stock options granted to a Person prior to the date of this Agreement by First Kansas, under the First Kansas Stock Option Plan or otherwise, and which will be, by virtue of the Contemplated Transactions or otherwise, vested and fully exercisable immediately prior to the Effective Time.

          (v) "First Kansas Stock Option Plan" means the First Kansas Financial Corporation 1999 Stock Option Plan.

          (w) "First Kansas Subsidiary" means a Subsidiary of First Kansas, including Bank.

          (x) "First Kansas Transactional Expenses" means all transaction costs of First Kansas necessary to consummate the Contemplated Transactions, the aggregate fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by First Kansas in connection with this Agreement and the Contemplated Transactions, the cost of preparing, printing and mailing the Proxy Statement to First Kansas's stockholders and all other non-payroll related costs and expenses in each case incurred or to be incurred by First Kansas through the Effective Time in connection with this Agreement and the Contemplated Transactions, excluding, however, all payments and expenses associated with acceleration of payment of compensation (including severance benefits, allocation and vesting under any employee stock ownership plan, stock option plans, retention plans, deferred compensation agreements or any other First Kansas Employee Benefit Plan, as defined below).

          (y)  "Knowledge" with respect to:

               (i) an individual means that such person will be deemed to have "Knowledge" of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent person serving in a similar capacity as the individual could reasonably be expected to be aware of the existence of such fact or other matter; and

               (ii) a Person (other than an individual) means that such Person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, general or managing partner, executor or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

          (z) "Landmark Bank" means Landmark National Bank, a national banking association with its main office located in Manhattan, Kansas.

               (aa) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

               (bb) "Material Adverse Effect" with respect to a Person (other than an individual) means, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No.
5), (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such Person (but does not include any such effect resulting from or attributable to any action or omission by First Kansas or Acquiror or any Subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the Contemplated Transactions); or (ii) on the ability of such Person to perform its obligations under this Agreement on a timely basis, provided, however, that it does not include the effect of any change of law, rule or regulation or general economic event or change in interest rates affecting financial institutions generally; and provided further that it does not include the effect of recognition of or accrual for all expenses paid or incurred or projected to be paid or incurred by First Kansas or Bank in connection with this Agreement and the Contemplated Transactions, including all fees and expenses incurred in connection with obtaining stockholder approval and any attorneys, accountants, brokers, finders or investment bankers and any amounts paid or payable to any director, officer or employee of First Kansas or any First Kansas Subsidiary under any contract or benefit plan as a result of the Contemplated Transactions.

               (cc) "Material Interest" means the direct or indirect beneficial ownership (as currently defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

               (dd) "OCC" means the Office of the Comptroller of the Currency.

               (ee) "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

               (ff) "Ordinary Course of Business" means any action taken by a Person only if such action:

                    (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                    (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution; and

                    (iii)is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

               (gg) "OTS" means the Office of Thrift Supervision.

               (hh) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

               (ii) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

               (jj) "Profit Sharing Plan" means the First Kansas Federal Savings Association Employees' Savings and Profit Sharing Plan and Trust, as amended.

               (kk) "Proxy Statement" means the proxy statement to be used by First Kansas in connection with the solicitation by its board of directors of proxies for use at the meeting of its stockholders to be convened for the purpose of voting on the Merger, pursuant to Section 6.8 hereof.

               (ll) "Regulatory Authority" means any federal, state or local governmental body, agency, court or authority which, under applicable Legal
Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over First Kansas, Bank, Acquiror, Acquisition Corp or Landmark Bank; (ii) is required to approve, or give its consent to the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith, including in any case, the Board of Governors of the Federal Reserve System, the OCC and the OTS.

               (mm) "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

               (nn) "SEC" means the Securities and Exchange Commission.

               (oo) "Securities Act" means the Securities Act of 1933, as amended.

               (pp) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

               (qq) "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

               (rr) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

               (ss) "TFR"  means  the  quarterly   Thrift  Financial  Report  of
Condition required to be filed with the OTS by any federally chartered savings bank.

               (tt) "Threatened" means a claim, Proceeding, dispute, action or other matter for which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

               (uu) "Termination Date" means August 1, 2004, or such later date as shall have been agreed to in writing by the parties to this Agreement.

               (vv) "Total Purchase Price" means the product of the Purchase Price Per Share times the total number of shares of First Kansas Common Stock outstanding at the Effective Time (excluding Dissenting Shares, shares of First Kansas Common Stock held in treasury by First Kansas and shares of First Kansas Common Stock held by Acquiror).

Section 1.2       Principles of Construction.

               (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute as in effect on the date of this Agreement and to any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Manhattan, Kansas, time;
(vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions.

               (b) The Book of Schedules of First Kansas referred to in this Agreement consist of the agreements and other documentation described and referred to in this Agreement, which Schedules were delivered by First Kansas to Acquiror before the date of this Agreement. The disclosures in the Schedules, and those in any supplement thereto, shall relate only to the representations and warranties in the section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

               (c) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those used in the preparation of the most recent audited consolidated financial statements of Acquiror or First Kansas, as the case may be ("GAAP").

               (d) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                                   ARTICLE 2

                                   THE MERGER

         Section 2.1 The Merger.  Provided  that this  Agreement  shall not have
                     ----------
been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Code of Kansas, as amended (the "Kansas Code") at the Effective Time (as defined below), Acquisition Corp shall be merged with and into First Kansas. As a result of the Merger, the separate corporate existence of Acquisition Corp shall cease and First Kansas will be the Surviving Corporation.

Section 2.2       Effective Time; Closing.
                  -----------------------

               (a) Provided that this Agreement shall not have been terminated in accordance with its express terms, the closing of the Merger (the "Closing") shall occur through the mail or at a place which is mutually acceptable to Acquiror and First Kansas, or if they fail to agree, at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, located at 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, at 10:00 a.m. on the date which is twenty-one (21) Business Days after the end of the month in which all required approvals or consents of the Regulatory Authorities for the Contemplated Transactions have been received and all statutory waiting periods relating to such approvals have expired (the "Closing Date"). Subject to the provisions of Article 11, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

               (b) The parties to this Agreement agree to file on the Closing Date the appropriate certificate of merger, as contemplated by Sections 17-6003 and 17-6701 of the Kansas Code with the Secretary of State of the State of Kansas. The Merger shall be effective at the time and on the date agreed to by the parties to this Agreement, and in the event the parties fail to so agree, at 12:01 a.m. of the day following the date on which the certificate of merger is accepted for filing by the Secretary of State of the State of Kansas (the "Effective Time").

         Section 2.3 Effects of Merger. At the Effective Time, the effect of the
                     -----------------
Merger shall be as provided in the Kansas Code. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquisition Corp and First Kansas shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Acquisition Corp and First Kansas shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 2.4  Articles of  Incorporation.  At the  Effective  Time,  the
                      --------------------------
articles of incorporation of Surviving Corporation shall be amended and restated to be identical to the articles of incorporation of Acquisition Corp in place immediately prior to the Effective Time and shall become the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

         Section 2.5 Bylaws.  At the  Effective  Time,  the bylaws of  Surviving
                     ------
Corporation shall be the bylaws of the Acquisiton Corp in place immediately prior to the Effective Time and shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         Section  2.6 Board of  Directors.  From and after the  Effective  Time,
                      -------------------
until duly changed in compliance with applicable law and the articles of incorporation and bylaws of the Surviving Corporation, the board of directors of the Surviving Corporation shall consist of the directors of Acquisition Corp immediately prior to the Effective Time.

         Section  2.7  Management.  At  the  Effective  Time,  the  officers  of
                       ----------
Acquisition Corp immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation.

         Section 2.8 Acquiror's Deliveries at Closing. At the Closing,  Acquiror
                     --------------------------------
shall deliver or cause to be delivered the following items to or on behalf of First Kansas:

               (a) evidence of the delivery by Acquiror or its agents to the Paying Agent (as defined below) of cash representing the Total Purchase Price to be paid in accordance with the terms of this Agreement in exchange for the shares of First Kansas Common Stock;

               (b) copies of resolutions of the board of directors of Acquiror approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Acquiror;

               (c) copies of resolutions of the board of directors and the stockholder of Acquisition Corp approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Acquisition Corp;

               (d) a good standing certificate for Acquisition Corp issued by the Secretary of State of the State of Kansas, and dated not more than fifteen
(15) Business Days prior to the Closing Date;

               (e) a copy of the articles of incorporation of Acquisition Corp certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Kansas;

               (f) a certificate of the Secretary or any Assistant Secretary of Acquisition Corp dated the Closing Date certifying a copy of the bylaws of Acquisition Corp;

               (g) certificates executed by the President or Vice President and Secretary or any Assistant Secretary of Acquiror and Acquisition Corp, dated the Closing Date, stating that: (i) all of the representations and warranties of Acquiror or Acquisition Corp as the case may be set forth in this Agreement, as the same may have been updated pursuant to Section 7.1, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects; and (ii) Acquiror or Acquisition Corp, as the case may be, has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquiror or Acquisition Corp shall have performed and complied in all respects with such covenants and obligations; and

               (h)  such other documents as First Kansas may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to First Kansas and its counsel.

         Section 2.9 First Kansas's Deliveries at Closing. At the Closing, First
                     ------------------------------------
Kansas shall deliver the following items to Acquiror:

               (a) evidence of the satisfaction by First Kansas or its agents of its obligation to pay each option holder and each holder of any First Kansas Restricted Stock that was unvested immediately prior to the Closing Date the amounts required under Section 3.2(g) and Section 3.2(h);

               (b) a good standing certificate for First Kansas issued by the Secretary of State of the State of Kansas and dated not more than fifteen (15) Business Days prior to the Closing Date;

               (c) a copy of the articles of incorporation of First Kansas certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Kansas;

               (d) a certificate of the Secretary or any Assistant Secretary of First Kansas dated the Closing Date certifying a copy of the bylaws of First Kansas;

               (e) copies of resolutions of the stockholders and the board of directors of First Kansas authorizing and approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of First Kansas;

               (f) a good standing certificate for Bank issued by the OTS and dated not more than fifteen (15) Business Days prior to the Closing Date;

               (g) a copy of the charter of Bank certified by the OTS and dated not more than fifteen (15) Business Days prior to the Closing Date;

               (h) a certificate of the Secretary of Bank dated the Closing Date certifying a copy of the bylaws of Bank and stating that there have been no further amendments to the charter of Bank delivered pursuant to the immediately preceding paragraph of this Section;

               (i)  a certificate  executed by the  President or Vice  President and Secretary or any Assistant Secretary of First Kansas, dated the Closing Date, stating that: (i) there have been no further amendments to the articles of incorporation and charter delivered pursuant to this Section; (ii) all of the representations and warranties of First Kansas set forth in this Agreement, as the same may have been updated pursuant to Section 6.6, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations  and warranties  shall be true and correct in all respects;  and
(iii) First Kansas has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, First Kansas shall have performed and complied in all respects with such covenants and obligations;

               (j) a list of all holders of First Kansas Common Stock and Bank Shares (as defined below) as of the Closing Date and a list of all Persons who have the right at any time to acquire shares of First Kansas Common Stock and Bank Shares certified in each case by the Secretary or any Assistant Secretary of First Kansas (the "Final First Kansas Stockholder List");

               (k) a legal opinion of First Kansas's counsel dated the Closing Date in the form attached as Exhibit A;

               (l) a certificate of each of First Kansas's legal counsel, accountants and financial advisor or investment banker, if any, representing that all fees and expenses incurred by First Kansas prior to and including the Effective Time have been paid in full, or certificates from these professionals that all fees and expenses incurred by First Kansas prior to and including the Effective Time have been invoiced to First Kansas and a certificate from First Kansas that all invoiced amounts have been paid or accrued in full;

               (m) at and pursuant to the request of Acquiror, a resignation from each of the directors and officers of First Kansas from such individual's position as a director and an officer of First Kansas, as the case may be; and

               (n)  such other documents as Acquiror may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Acquiror and its counsel.

         Section 2.10 Bank Merger.
                      -----------

               (a) Concurrently with the Merger and immediately after the Effective Time, Acquiror and First Kansas agree to cause the merger of Bank with and into, and under the charter of, Landmark Bank, with Landmark Bank being the resulting bank (the "Bank Merger"). The Bank Merger will be effected pursuant to a merger agreement in the form required by the National Bank Act, as amended (the "National Bank Act"), and by other applicable Legal Requirements, containing terms and conditions not inconsistent with the Agreement (the "Bank Merger Agreement"). The Bank Merger shall occur only if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Acquiror. To obtain the necessary regulatory approvals for the Bank Merger to occur immediately after the Effective Time, Acquiror and First Kansas agree to cause each of Landmark Bank and Bank, respectively, to approve, adopt, execute and deliver the Bank Merger Agreement and to take such other steps as are reasonably necessary prior to the Effective Time to effect the Bank Merger.

               (b)  Notwithstanding  anything  contained herein to the contrary:
(i) the Bank Merger will be effective no earlier than the Effective Time; (ii) none of Acquiror's actions in connection with the Bank Merger will unreasonably interfere with any of the operations of First Kansas or Bank prior to the Effective Time; and (iii) no cost or expense incurred by First Kansas or Bank pursuant solely to this Section that is not otherwise reimbursed by Acquiror shall be taken into account for purposes of determining the satisfaction by First Kansas of the condition in Section 9.11.

         Section 2.11 Alternative Structure.  Notwithstanding anything contained
                      ---------------------
herein to the contrary, upon receipt of First Kansas's prior written consent (which consent shall not be unreasonably withheld), Acquiror may specify, for any reasonable business, tax or regulatory purpose, that, before the Effective Time, Acquiror and First Kansas shall enter into transactions structured other than those described in this Agreement to effect the purposes of this Agreement, including the merger of First Kansas with any Affiliate of Acquiror, and the parties to this Agreement shall take all action necessary and appropriate to effect, or cause to be effected, such transactions, provided, however, that no such proposed change on the structure of the transactions contemplated in this Agreement shall delay the Closing Date (if such a date has already been firmly established) or adversely affect the economic benefits, the form of consideration or the tax effect of the Merger at the Effective Time to the holders of First Kansas Common Stock.

         Section 2.12 Absence of Control.  Subject to any specific provisions of
                      ------------------
this Agreement, it is the intent of the parties to this Agreement that neither Acquiror nor First Kansas by reason of this Agreement shall be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.

                                   ARTICLE 3

                     CONVERSION OF SECURITIES IN THE MERGER

         Section 3.1 Manner of Merger.
                     ----------------

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror or First Kansas or the holder of any First Kansas Common Stock:

                    (i) each share of common stock, $0.01 par value per share, of Acquisition Corp issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation;

                    (ii) each share of First Kansas Common Stock issued and outstanding immediately prior to the Effective Time, including shares granted pursuant to the First Kansas Restricted Stock Plan which have fully vested prior to the Closing Date, shall be converted into the right to receive cash in an amount equal to (i) Nineteen Dollars ($19.00) minus (ii) the Per

Share Equity Adjustment, if any, as defined below, minus (iii) the Per Share Remediation Cost, if any, as defined below (the "Purchase Price Per Share");

                    (iii)each share of First Kansas Common Stock held by First Kansas as treasury stock shall not be converted into the right to receive cash, but instead shall be canceled as a result of the Merger;

                    (iv) each First Kansas Stock Option shall, ipso facto and without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Purchase Price Per Share and the applicable option exercise price (the "Option Spread"), payable as provided herein and less any Tax withholding required under the Code or any provision of state or local law, and prior to the Effective Time, the board of directors of First Kansas and the committee or committees established under the First Kansas Stock Option Plan shall take such actions or make such determinations as may be required under the First Kansas Stock Option Plan, subject to the approval of Acquiror, to effect the provisions of this Agreement; and

                    (v) each share of First Kansas Common Stock owned by Acquiror shall be cancelled.

          (b) For the purposes of this Section 3.1, the "Per Share Equity Adjustment", if any, shall be equal to (i) the total amount that the Adjusted Stockholders' Equity (as calculated immediately prior to the Closing Date) is less than Thirteen Million Six Hundred Thousand Dollars ($13,600,000) divided by
(ii) 1,040,324.


          (c) For the purposes of this Section 3.1, the "Per Share Remediation Cost", if any, shall be equal to (i) the total of the difference of the Remediation Cost, as defined in Section 6.10(b), minus One Hundred Thousand Dollars ($100,000) (which such difference can not be less than zero) divided by two (2), divided by (ii) 1,040,324. For example, if the Remediation Cost is determined by the parties to be Three Hundred Thousand Dollars ($300,000), the Per Share Remediation Cost will be equal to the following:

                ($300,000-$100,000)/2              =     $0.10
                ---------------------
                1,040,324

          (d) After the Effective Time, no holder of First Kansas Common Stock that is issued and outstanding immediately prior to the Effective Time will have any rights in respect of such First Kansas Common Stock except to receive payment for such shares of First Kansas Common Stock in the manner provided herein or as provided in Section 17-6712 of the Kansas Code.

         Section 3.2 Steps of Transaction.
                     --------------------

          (a) Within three (3) Business Days after the Effective Time, Acquiror shall mail or cause to be mailed to each then current holder of record of a certificate or certificates representing outstanding shares of First Kansas Common Stock (the "Certificates"): (i) a letter of transmittal in customary form which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent; and (ii) instructions for use in surrendering such Certificates in exchange for payment therefor (collectively, the "Transmittal Materials"). Pursuant to the terms of a mutually agreeable paying agent agreement, the parties hereto agree to appoint Registrar and Transfer Company, as paying agent (the "Paying Agent") for the parties to effect the surrender of the Certificates in exchange for cash in an amount determined as provided in this Agreement. Acquiror shall use all reasonable efforts to mail or cause to be mailed Transmittal Materials to all persons who become holders of First Kansas Common Stock subsequent to the Mailing Date and no later than the close of business of the third (3rd) Business Day prior to the Closing Date.

          (b) Acquiror shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Transmittal Materials have been properly completed, signed and submitted and to disregard any defects it determines are immaterial. The decision of Acquiror or the Paying Agent on such matters shall be conclusive and binding. Neither Acquiror nor the Paying Agent shall be under any obligation to notify any person of any defect in the materials submitted to the Paying Agent.

          (c) Acquiror shall cause the Paying Agent to deliver to each holder of First Kansas Common Stock who has theretofore submitted effective Transmittal Materials accompanied by the Certificates covered by such materials a check in an amount equal to the Purchase Price Per Share times the number of shares of First Kansas Common Stock theretofore represented by the Certificates so surrendered, after giving effect to any required Tax withholdings. The amount paid by Acquiror pursuant to this Section 3.2(c) shall constitute and represent full satisfaction of all rights pertaining to such shares of First Kansas Common Stock.

          (d) Until so surrendered, each outstanding Certificate (other than the Certificates representing Dissenting Shares, representing First Kansas Common Stock held in treasury by First Kansas and representing First Kansas Common Stock held by Acquiror) shall, for all purposes, solely represent the cash amount into and for which such shares have been so converted; provided, however, that upon surrender of a Certificate, there shall be paid to the record holder or holders of the Certificate, the cash amount, without interest or any dividends thereon, represented by such Certificate.

          (e) After the Effective Time, there shall be no further registration or transfers on the stock transfer books of First Kansas of the shares of First Kansas Common Stock that were outstanding immediately prior to the Effective Time. Any Person whose name does not appear upon the Final First Kansas Stockholder List who submits Certificates to the Paying Agent shall be entitled to receive no cash payment, and any such Certificates shall be canceled.

          (f) If any cash amount representing the Purchase Price Per Share is to be paid to any Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such right to receive such payment that the Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such payment shall pay to Acquiror any transfer or other Taxes required by reason of the payment of the Purchase Price Per Share to or in the name of a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, or otherwise required, or shall establish to the satisfaction of Acquiror that such Tax has been paid or is not payable.

          (g) Immediately prior to the Effective Time, all outstanding First Kansas Stock Options shall become immediately exercisable and fully vested. Immediately prior to the Effective Time, all outstanding First Kansas Stock Options shall be cancelled and First Kansas shall pay each holder, for each First Kansas Stock Option held, an amount in cash equal to the Option Spread reduced by any required Tax withholdings. The payment of the Option Spreads pursuant to this Article shall be delivered and paid by First Kansas in full satisfaction of all rights pertaining to the First Kansas Stock Option Plans and the First Kansas Stock Options.

          (h) Immediately prior to the Effective Time, all unvested shares of stock awarded under the First Kansas Restricted Stock Plan ("First Kansas Restricted Stock") shall become fully vested. Immediately prior to the Effective Time, all outstanding First Kansas Restricted Stock shall be canceled and First Kansas shall pay each holder, for each share of First Kansas Restricted Stock held, an amount in cash equal to the Purchase Price Per Share reduced by any required Tax withholdings. The payment of the Purchase Price Per Share pursuant to this Section 3.2(h) shall be delivered and paid by First Kansas in full satisfaction of all rights pertaining to the First Kansas Restricted Stock Plan and the First Kansas Restricted Stock.

          (i) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of First Kansas Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other Legal Requirement. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of First Kansas Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, except that such treatment shall not apply to any withholding Tax imposed by any foreign jurisdiction.

          (j) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check for the cash to which the holders thereof are entitled pursuant to this Agreement.

         Section  3.3  Return of Funds by  Paying  Agent;  Escheat.  At any time
                       -------------------------------------------
following the six (6) month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any funds which had been made available to the Paying Agent and not disbursed to holders of shares of First Kansas Common Stock (including all interest and other income received by the Paying Agent in respect of all funds made available to it), the Certificates and other documents in its possession relating to the Merger, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of First Kansas Common Stock may surrender such Certificate to the Surviving Corporation or its successor and receive in consideration therefor the cash amount representing the Purchase Price Per Share therefor, without any interest or dividends thereon. Notwithstanding anything in this Article or elsewhere in this Agreement to the contrary, neither the Paying Agent nor any party hereto shall be liable to a former holder of First Kansas Common Stock or any First Kansas Stock Option for any funds delivered to a public official pursuant to any applicable escheat or abandoned property laws.

         Section 3.4 Dissenting Shares.
                     -----------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to First Kansas stockholders pursuant to Section 17-6712 of the Kansas Code, any shares held by a Person who delivers to First Kansas, prior to the time the vote is taken by First Kansas's stockholders on this Agreement and the Merger, a written demand for payment for his or her shares, whose shares were not voted in favor of the Merger and who complies with all of the provisions of the Kansas Code concerning the rights of such Person to dissent from the Merger and to require appraisal of such Person's shares and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Dissenting Shares") shall not be converted pursuant to Section 3.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the Kansas Code, provided, however, that each Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Kansas Code shall be deemed to be converted, as of the Effective Time, into cash in an amount determined as provided in this Agreement Consideration upon surrender in the manner provided in Section 3.4 of the Certificates, that, immediately prior to the Effective Time, evidenced such shares.

          (b) First Kansas shall give Acquiror: (i) prompt written notice of any demands for appraisal received by First Kansas, withdrawals of such demands and any other instruments served pursuant to the Kansas Code and received by First Kansas; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Kansas Code. First Kansas shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal or offer to settle any such demands.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF FIRST KANSAS

         First Kansas hereby represents and warrants to Acquiror that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Time:

         Section  4.1  First  Kansas   Organization.   First  Kansas  (a)  is  a
                       ----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; (b) is registered with the OTS as a unitary savings and loan holding company pursuant to the Home Owner's Loan Act, as amended ("HOLA"); and (c) has full power and authority, corporate and otherwise, to operate as a thrift holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of First Kansas and all amendments thereto set forth in
Schedule 4.1 of the First Kansas Book of Schedules are complete and correct. First Kansas owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than all of the voting stock of Bank and as set forth on Schedule 4.1 of the First Kansas Book of Schedules.

         Section  4.2 Bank  Organization.  Bank is a federal  savings  bank duly
                      ------------------
organized, validly existing and in good standing under the laws of the United States of America. Bank has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. Copies of the charter and bylaws of Bank and all amendments thereto set forth in Schedule 4.2 of the First Kansas Book of Schedules are complete and correct. Bank owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than as shown on Schedule 4.2 of the First Kansas Book of Schedules.

         Section 4.3  Authorization.  First Kansas has the  requisite  corporate
                      -------------
power and authority to enter into and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement by First Kansas and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action, subject to stockholder approval. This Agreement constitutes a legal, valid and binding obligation of First Kansas enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and subject to general principles of equity.

         Section 4.4 No  Conflict.  Neither the  execution  nor delivery of this
                     ------------
Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, the charter, the bylaws or any resolution adopted by the board of directors or stockholders of, First Kansas or any First Kansas Subsidiary; (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which First Kansas or any First Kansas

Subsidiary, or any of the assets that are owned or used by them, may be subject, other than any of the foregoing that would be satisfied by compliance with the provisions of the HOLA, the Securities Act, the Exchange Act and the Kansas Code; and (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Applicable Contract to which First Kansas or any First Kansas Subsidiary is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon, or with respect to, any of the assets owned or used by First Kansas or any First Kansas Subsidiary. Except for the requisite approval of its stockholders, neither First Kansas nor any First Kansas Subsidiary is or will be required to give any notice to, or obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 4.5 First Kansas  Capitalization.  The authorized capital stock
                     ----------------------------
of First Kansas consists, and at September 30, 2003, consisted of: (a) 8,000,000 shares of common stock, $0.10 par value per share, of which 1,553,938 shares were issued, and 645,693 shares were held in the treasury of First Kansas as of that date; and (b) 2,000,000 shares of preferred stock, $0.10 par value per share, none of which shares were issued and outstanding. The maximum number of shares of First Kansas Common Stock (assuming for this purpose that share equivalents constitute First Kansas Common Stock) that would be outstanding immediately prior to the Effective Time (including treasury shares) if all options, warrants, conversion rights and other rights with respect thereto were exercised and the restrictions on any restricted stock were no longer applicable is 1,686,017 shares. All of the outstanding shares of capital stock of First Kansas have been duly and validly authorized and issued and are fully paid and nonassessable. To the Knowledge of First Kansas and except as disclosed in this Agreement or on the Schedules, none of the shares of authorized capital stock of First Kansas are, nor on the Closing Date will they be, subject to any claim of right except pursuant to this Agreement. Except as contemplated in this Agreement or as set forth in Schedule 4.5 of the First Kansas Book of Schedules, there are, as of the date of this Agreement, no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating First Kansas or any First Kansas Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of First Kansas or any First Kansas Subsidiary. There are no outstanding securities of First Kansas that are convertible into, or exchangeable for, any shares of First Kansas's capital stock, and except as provided in this Section or otherwise disclosed in this Agreement, First Kansas is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of First Kansas. None of the shares of First Kansas Common Stock were issued in violation of any federal or state securities laws or any other Legal Requirement. First Kansas does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except for the capital stock of Bank and as set forth in Schedule 4.5 of the First Kansas Book of Schedules. Except as disclosed in or permitted by this Agreement or as provided on Schedule 4.5 of the First Kansas Book of Schedules, no shares of First Kansas capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by First Kansas or any First Kansas Subsidiary and no dividends or other distributions payable in any equity securities of First Kansas or any First Kansas Subsidiary have been declared, set aside, made or paid to the stockholders of First Kansas.

         Section 4.6 Bank  Capitalization.  The authorized capital stock of Bank
                     --------------------
consists, and at the Effective Time will consist, (a) 8,000,000 shares of common stock, $0.10 par value per share, and (b) 2,000,000 shares of preferred stock, $0.10 par value per share. 100,000 shares of common stock are, and immediately prior to the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and nonassessable; and none of the shares of preferred stock are, and immediately prior to the Closing Date will be, issued (the shares of common stock and preferred stock together, the "Bank Shares"). First Kansas is, and will be on the Closing Date, the record and beneficial owner of one hundred percent (100%) of the Bank Shares, free and clear of any lien or encumbrance whatsoever, except as set forth in Schedule 4.6 of the First Kansas Book of Schedules. The Bank Shares are, and will be on the Closing Date, freely transferable and are, and will be on the Closing Date, subject to no claim of right except pursuant to this Agreement and as set forth in Schedule 4.6 of the First Kansas Book of Schedules. There are no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of Bank. No capital stock or other security issued by Bank has been issued in violation of, or without compliance with, any preemptive rights of stockholders. There are no outstanding securities of Bank that are convertible into, or exchangeable for, any shares of Bank's capital stock, and Bank is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of Bank. Bank does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth in Schedule 4.6 of the First Kansas Book of Schedules.

         Section  4.7  Financial  Statements  and  Reports.  True,  correct  and
                       -----------------------------------
complete copies of the following financial statements of First Kansas are included in Schedule 4.7 of the First Kansas Book of Schedules:

               (a) Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Stockholders' Equity and Statements of Cash Flows of First Kansas for the years ended December 31, 2000, 2001 and 2002;

               (b) Consolidated Balance Sheet and the related Statement of Income of First Kansas for the six months ended June 30, 2003; and

               (c) TFRs for Bank at the close of business on December 31, 2000, 2001 and 2002, and for the six months ended June 30, 2003.

         The financial statements described in this Section (the "First Kansas Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of First Kansas and the First Kansas Subsidiaries at the respective dates of, and for the periods referred to in, the First Kansas Financial Statements. The financial statements described in clause
(a) above are audited statements and have been prepared in conformity with GAAP. The financial statements described in clauses (b) and (c) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules or regulations and fairly present the consolidated financial condition and results of operations at the dates and for the periods presented, subject to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis). The First Kansas Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the First Kansas Financial Statements misleading in any material respect.

         Section  4.8 Books and  Records.  The books of account,  minute  books,
                      ------------------
stock record books and other records of First Kansas and each First Kansas Subsidiary are complete and correct in all material respects and have been maintained in accordance with sound business practices and all applicable Legal Requirements, including the maintenance of any adequate system of internal controls. The minute books of First Kansas and each First Kansas Subsidiary contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective stockholders, board of directors and committees of the board of directors. At the Closing, all of those books and records will be in the possession of First Kansas and the First Kansas Subsidiaries.

         Section 4.9 Title to  Properties.  First  Kansas and each First  Kansas
                     --------------------
Subsidiary has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no valid liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the most recent First Kansas Financial Statement or in
Schedule 4.9 of the First Kansas Book of Schedules; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the First Kansas Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; and (d) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held. Except as set forth in
Schedule 4.9 of the First Kansas Book of Schedules, First Kansas and each First Kansas Subsidiary as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it. Except where any failure would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis, all buildings and structures owned by First Kansas and each First Kansas Subsidiary lie wholly within the boundaries of the real property owned or validly leased by it, do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person

         Section 4.10 Condition and  Sufficiency of Assets.  Except as set forth
                      ------------------------------------
in Schedule 4.10 of the First Kansas Book of Schedules, the buildings, structures and equipment of First Kansas and each First Kansas Subsidiary are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in the aggregate in nature or in cost. Except where any failure would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis, the real property, buildings, structures and equipment owned or leased by First Kansas and each First Kansas Subsidiary are in compliance with the Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder, and all other building and development codes and other restrictions, including subdivision regulations, building and construction regulations, drainage codes, health, fire and safety laws and regulations, utility tariffs and regulations, conservation laws and zoning laws and ordinances. The assets and properties, whether real or personal, tangible or intangible, that First Kansas or any First Kansas Subsidiary purport to own are sufficient for the continued conduct of the business of First Kansas and such First Kansas Subsidiary after the Closing in substantially the same manner as conducted prior to the Closing.

         Section 4.11 Loan Loss Reserve. All loans and loan commitments extended
                      -----------------
by Bank and any extensions, renewals or continuations of such loans and loan commitments (the "First Kansas Loans") were made in accordance with customary lending standards of Bank in the Ordinary Course of Business. The First Kansas Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations to Bank enforceable in accordance with their terms, except as may be limited by any bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally by the exercise of judicial discretion. All such First Kansas Loans are, and at the Closing will be, free and clear of any encumbrance or other charge, except for permitted liens, and Bank has materially complied, and at the Closing will have materially complied with, all Legal Requirements relating to the First Kansas Loans. The reserve for probable loan and lease losses of Bank is adequate in all material respects to provide for probable or specific losses, net of recoveries relating to loans previously charged off. None of the First Kansas Loans is subject to any material offset or claim of offset, and the aggregate loan balances in excess of First Kansas's consolidated reserve for loan and lease losses are to First Kansas's Knowledge, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

         Section 4.12 Undisclosed  Liabilities;  Adverse Changes.  Except as set
                      ------------------------------------------
forth in Schedule 4.12 of the First Kansas Book of Schedules, neither First Kansas nor any First Kansas Subsidiary has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the First Kansas Financial Statements, liabilities and obligations arising under contracts and arrangements which are either set forth in Schedule 4.18 of the First Kansas Book of Schedules, or are of a type described in Section 4.18, but not included in Schedule 4.18 of the First Kansas Book of Schedules because the amounts involved do not meet the amounts specified for inclusion in Schedule 4.18 of the First Kansas Book of Schedules, current liabilities incurred in the Ordinary Course of Business since the respective dates thereof and other liabilities or obligations that in the aggregate would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis. Since the date of the latest First Kansas Financial Statement, there has not been any change in the business, operations, properties, prospects, assets or condition of First Kansas or any First Kansas Subsidiary, and no event has occurred or circumstance exists, that has had, or would reasonably be expected to have, a Material Adverse Effect on First Kansas on a consolidated basis.

         Section 4.13 Taxes.  First Kansas and each First Kansas  Subsidiary has
                      -----
duly filed or will duly file all material Tax Returns required to be filed by it for all periods prior to the Closing, and each such Tax Return is or will be complete and accurate in all material respects. Except as set forth on Schedule
4.13 of the First Kansas Book of Schedules, neither First Kansas nor any First Kansas Subsidiary is: (a) delinquent in the payment of any Taxes shown on such Tax Returns or on any assessments received by it for such Taxes; (b) a party to or is the subject of any pending Order, Proceeding, audit, examination or investigation by any Regulatory Authority that is related to assessment or collection of Taxes paid or payable by First Kansas or any First Kansas Subsidiary for any year, nor does First Kansas have any Knowledge of any of the foregoing that are Threatened; or (c) subject to any agreement extending the period for assessment or collection of any Tax. None of the Tax liabilities of First Kansas or any First Kansas Subsidiary has ever been audited by any Regulatory Authority since January 1, 1998. The reserve for Taxes in the audited financial statements of First Kansas for the year ended December 31, 2002, is adequate to cover all of the Tax liabilities of First Kansas and each First Kansas Subsidiary that may become payable in future years in respect to any transactions consummated prior to December 31, 2002. Neither First Kansas nor any First Kansas Subsidiary has and, to First Kansas's Knowledge, will not have any liability for Taxes of any nature for or in respect of the operation of its respective businesses or ownership of its respective assets from December 31, 2002, up to and including the Effective Time, except to the extent reflected on the audited First Kansas Financial Statements for the year ended December 31, 2002, or on the Subsequent First Kansas Financial Statements (as such term is defined below) or otherwise reflected in the books and records of First Kansas and the First Kansas Subsidiaries for the period following its then most recent of the Subsequent First Kansas Financial Statements. First Kansas has delivered to Acquiror true, correct and complete copies of all income Tax Returns previously filed with respect to the last three fiscal years of First Kansas and the First Kansas Subsidiaries and any tax examination reports and statements of deficiencies assessed or agreed to for any of First Kansas or any First Kansas Subsidiary for any such time period.

         Section  4.14  Compliance  With ERISA.  Except as set forth in Schedule
                        ----------------------
4.14 of the First Kansas Book of Schedules, all employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by First Kansas or any First Kansas Subsidiary or to which First Kansas or any First Kansas Subsidiary contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. Each employee benefit plan established or maintained by First Kansas or and First Kansas Subsidiaries that is intended to be a pension, profit sharing, stock bonus, savings or employee stock ownership plan that is qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code and an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter and each pending application is included in Schedule 4.14 of the First Kansas Book of Schedules. To the knowledge of First Kansas, no employee benefit plan of First Kansas or any First Kansas Subsidiary has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) without an exemption thereto under Section 408 of ERISA or Section 4975(d) of the Code. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a Material Adverse Effect on First Kansas. No such employee benefit plan has, or as of the Closing will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which First Kansas or any First Kansas Subsidiary would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing. Each employee benefit plan as defined in Section 3(3) of ERISA satisfies the minimum funding standards of Section 412 of the Code (if applicable). There would be no obligations of First Kansas or any First Kansas Subsidiary under Title IV of ERISA or under the terms of the plan relating to any employee benefit plan that is a multiple employer plan if any such plan were terminated as of the Closing or if First Kansas or any First Kansas Subsidiary withdrew from any such plan as of the Closing. No payments will be made as a result of the Merger that will be subject to nondeductibility under Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. There are no material outstanding liabilities of any such employee benefit plan other than liabilities for benefits to be paid to participants in such plans and their beneficiaries in accordance with the terms of such plan and the liabilities of the First Kansas ESOP related to the First Kansas ESOP Loan. Schedule 4.14 of the First Kansas Book of Schedules includes a true and correct copy of the promissory note and all agreements relating to the First Kansas ESOP Loan. First Kansas has provided notice of withdrawal from its participation in the multiple employer defined benefit plan and all correspondence regarding such withdrawal is included in
Schedule 4.14 of the First Kansas Book of Schedules.

         Section 4.15 Compliance With Legal Requirements.  First Kansas and each
                      ----------------------------------
First Kansas Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of its respective business and where failure to do so would reasonably be expected to have a Material Adverse Effect on First Kansas. Except as set forth in Schedule 4.15 of the First Kansas Book of Schedules, First Kansas and each First Kansas Subsidiary is, and at all times since January 1, 2000, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except in each case where any non-compliance did not have, or would not reasonably be expected to have, a Material Adverse Effect on First Kansas on a consolidated basis. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by First Kansas or any First Kansas Subsidiary of, or a failure on the part of First Kansas or any First Kansas Subsidiary to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of First Kansas or any First Kansas Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis. Except as set forth in Schedule 4.15 of the First Kansas Book of Schedules, neither First Kansas nor any First Kansas Subsidiary has received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person, nor does First Kansas have any Knowledge, regarding any actual, alleged, possible or potential: (x) violation of, or failure to comply with, any material Legal Requirement to which First Kansas or any First Kansas Subsidiary, or any of the assets owned or used by any of them, is or has been subject, or investigation with respect to any of the foregoing conducted by any Regulatory Authority; or (y) obligation on the part of First Kansas or any First Kansas Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any material Legal Requirement.

         Section  4.16 Legal  Proceedings;  Orders.  Schedule  4.16 of the First
                       ---------------------------
Kansas Book of Schedules is a true and correct list of all Proceedings and Orders pending, entered into or, to the Knowledge of First Kansas, Threatened against, affecting or involving First Kansas or any First Kansas Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2000, that had, or would reasonably be expected to have, a Material Adverse Effect on First Kansas on a consolidated basis or that would impair First Kansas's ability to consummate any of the Contemplated
Transactions, and there is no fact to First Kansas's Knowledge that would provide a basis for any other Proceeding or Order involving First Kansas or any First Kansas Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill that would reasonably be expected to have a Material Adverse Effect on First Kansas or that would impair First Kansas's ability to consummate any of the Contemplated Transactions. To the Knowledge of First Kansas, no officer, director, agent or employee of First Kansas or any First Kansas Subsidiary is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the businesses of First Kansas or any First Kansas Subsidiary.

         Section 4.17 Absence of Certain Changes and Events. Except as set forth
                      -------------------------------------
in Schedule 4.17 of the First Kansas Book of Schedules, since December 31, 2002, First Kansas and each First Kansas Subsidiary has conducted its respective business only in the Ordinary Course of Business and with respect to each there has not been any:

               (a) change in its authorized or issued capital stock; grant of any stock option or right to purchase shares of its capital stock; grant of any shares pursuant to the First Kansas Restricted Stock Plan; issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by it of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of its capital stock (except for payment of dividends and distributions from any wholly-owned First Kansas Subsidiary to First Kansas and pursuant to Section 6.4);

               (b) amendment to its certificate or articles of incorporation, charter, articles of association or bylaws or any resolutions adopted by its board of directors or stockholders with respect to the same;

               (c) payment or increase of any bonuses, salaries or other compensation to any of its stockholders, directors, officers or employees, except for normal increases in the Ordinary

Course of Business or in accordance with any then existing First Kansas Employee Benefit Plan (as defined below), or entry by it into any employment, consulting, non-competition, change in control, severance or similar Contract with any stockholder, director, officer or employee;

               (d) adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, First Kansas Employee Benefit Plan, including the amendment, revision or termination, or increase in the payments under, any agreement or promissory note evidencing the First Kansas ESOP Loan;

               (e) material damage to or destruction or loss of any of its assets or property, whether or not covered by insurance;

               (f) entry into, termination or extension of, or receipt of notice of termination of, any joint venture or similar agreement pursuant to any Contract or any similar transaction;

               (g) except for this Agreement, entry into any Contract or incurrence of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

               (h) material change in any existing lease of real or personal property to which it is a party;

               (i) sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any of its assets or properties or mortgage, pledge or imposition of any lien or other encumbrance upon any of its material assets or properties, except for tax and other liens that arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with the acceptance by any First Kansas Subsidiary of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the Ordinary Course of Business;

               (j) incurrence by it of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

               (k) other than in the Ordinary Course of Business, cancellation or waiver by it of any debts, claims or rights with a value in excess of $10,000;

               (l) any investment by it of a capital nature exceeding $30,000 or aggregate investments of a capital nature exceeding $60,000;

               (m)  except  for  the   Contemplated   Transactions,   merger  or
consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

               (n) transaction for the borrowing or loaning of monies, other than in the Ordinary Course of Business;

               (o) suffered any change or changes having a Material Adverse Effect on it, or in the operation or conduct of its respective business;

               (p) conducted its respective business in any manner other than substantially as it was being conducted prior to such time;

               (q) purchased any investment security that is callable prior to its stated maturity or that has a stated maturity of thirty (30) months or more or has a purchase price of greater than $250,000;

               (r)  obtained any advances  with  maturities  of greater than one
(1) year from the Federal Home Loan Bank;

               (s)  agreed to a material change in its accounting  methods used;
or

               (t) agreement, whether oral or written, by it to do any of the foregoing.

         Section 4.18  Properties,  Contracts,  Employee Benefit Plans and Other
                       ---------------------------------------------------------
Agreements. Except for loan agreements evidencing loans or loan commitments made
----------
by Bank in the Ordinary Course of Business, Schedule 4.18 of the First Kansas Book of Schedules lists or describes the following with respect to First Kansas and each First Kansas Subsidiary:

               (a) all real property owned by First Kansas and each First Kansas Subsidiary and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which First Kansas and each First Kansas Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office of First Kansas or any First Kansas Subsidiary;

               (b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by First Kansas or any First Kansas Subsidiary, exclusive of deposit agreements  with  customers  of Bank  entered  into in the  Ordinary  Course  of
Business,   agreements   for  the  purchase  of  federal  funds  and  repurchase
agreements;

               (c)  each  Applicable  Contract  that  involves   performance  of
services or delivery of goods or materials by First Kansas or any First Kansas Subsidiary of an amount or value in excess of $30,000;

               (d) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of First Kansas or any First Kansas Subsidiary in excess of $30,000;

               (e) each Applicable Contract not referred to elsewhere in this Section which:

                    (i) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

                    (ii) materially affect the business or financial condition of First Kansas or any First Kansas Subsidiary;

               (f) each lease, rental, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to or use of any personal property having a value per item or requiring payments in excess of $30,000, or with terms of more than one year;

               (g) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property (collectively, "Intellectual Property Assets"), including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets of First Kansas or any First Kansas Subsidiary;

               (h) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (i) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by First Kansas or any First Kansas Subsidiary with any other Person;

               (j) each Applicable Contract containing covenants that in any way purport to restrict the business activity of First Kansas or any First Kansas Subsidiary or any Affiliate of any of the foregoing, or limit the ability of First Kansas or any First Kansas Subsidiary or any Affiliate of any of the foregoing to engage in any line of business or to compete with any Person;

               (k) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

               (l) the name and annual salary of each officer and board fees of each director of First Kansas and each First Kansas Subsidiary, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by First Kansas, each First Kansas Subsidiary or a combination of any of them to or for the benefit of each such person in question for the years ended December 31, 2002 and 2001, and for the current fiscal year of First Kansas, and any employment agreement, consulting agreement, non-competition, severance or change in control agreement or other similar arrangement or plan with respect to each such person, and the amount of the benefits payable under any supplemental executive retirement plan and the funding status thereof;

               (m) each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, employment, severance, change in control, deferred compensation, stock bonus, stock purchase or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by First Kansas or any First Kansas Subsidiary for the benefit of the officers, directors or employees of First Kansas or any First Kansas Subsidiary, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other Contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by First Kansas or any First Kansas Subsidiary for the benefit of the employees or directors of First Kansas or any First Kansas Subsidiary (collectively, the "First Kansas Employee Benefit Plans"), and, in respect to any of them, the latest three (3) reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under the ERISA, the latest three (3) financial or actuarial reports and any currently effective Internal Revenue Service private rulings or determination letters obtained by or for the benefit of First Kansas or any First Kansas Subsidiary;

               (n) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by First Kansas or any First Kansas Subsidiary to be responsible for consequential damages;

               (o) each Applicable Contract for capital expenditures in excess of $30,000 or all Applicable Contracts for all capital expenditures which in the aggregate require payments in excess of $60,000; and

               (p) the name of each Person who is or would be entitled pursuant to any Contract or First Kansas Employee Benefit Plan to receive any payment from First Kansas or any First Kansas Subsidiary as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person's employment or position following such consummation) and the maximum amount of such payment;

               (q) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         Copies of each  document,  plan or  Contract  listed and  described  in
Schedule 4.18 of the First Kansas Book of Schedules are appended to such Schedule.

         Section 4.19 No Defaults.  Except as set forth in Schedule  4.19 of the
                      -----------
First Kansas Book of Schedules, each Contract identified or required to be identified in Schedule 4.18 of the First Kansas Book of Schedules is in full force and effect in all material respects and is valid and enforceable in accordance with its terms, except as may be limited by any bankruptcy, insolvency, moratorium or by the exercise of judicial discretion. First Kansas and each First Kansas Subsidiary is, and at all times since January 1, 2000, has been, in full compliance with all applicable terms and requirements of each Contract under which First Kansas or any First Kansas Subsidiary has or had any obligation or liability or by which First Kansas or any First Kansas Subsidiary or any of their respective assets owned or used by them is or was bound, except where any such failure to be in full compliance did not have or would reasonably be expected not to have a Material Adverse Effect on First Kansas on a consolidated basis. Each other Person that has or had any obligation or liability under any such Contract under which First Kansas or any First Kansas Subsidiary has or had any rights is, and at all times since January 1, 2000, has been, to the Knowledge of First Kansas, in compliance with applicable terms and requirements of such Contract in all material respects. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give First Kansas, any First Kansas Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any material Applicable Contract. Except in the Ordinary Course of Business with respect to loans made by Bank, neither First Kansas nor any First Kansas Subsidiary has given to or received from any other Person, at any time since January 1, 2000, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential material violation or breach of, or default under, any Contract. Other than in the Ordinary Course of Business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to First Kansas or any First Kansas Subsidiary under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.

         Section  4.20  Insurance.  Schedule  4.20 of the First  Kansas  Book of
                        ---------
Schedules lists the policies of insurance (including bankers blanket bond and insurance providing benefits for employees) owned or held by First Kansas or any First Kansas Subsidiary on the date hereof. Each policy is in full force and effect (except for any expiring policy that is replaced by coverage at least as extensive) until the Closing. All premiums due on such policies have been paid in full.

         Section 4.21 Compliance with Environmental Laws. Except as set forth in
                      ----------------------------------
Schedule 4.21 of the First Kansas Book of Schedules and except for any of the following that did not have or would not reasonably be expected to have a Material Adverse Effect on First Kansas and the First Kansas Subsidiaries on a consolidated basis, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving First Kansas or any First Kansas Subsidiary or any of their respective assets that are pending or, to the Knowledge of First Kansas, Threatened, nor to the Knowledge of First Kansas is there any factual basis for any of the foregoing, as a result of any asserted failure of First Kansas or any First Kansas Subsidiary, or any predecessor thereof, to comply with any federal, state, county and municipal law, including any statute, regulation, rule, ordinance, Order, restriction and requirement, relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, the "Environmental Laws"). No environmental clearances or other governmental approvals are required for the conduct of the business of First Kansas or any First Kansas Subsidiary or the consummation of the Contemplated Transactions. To the Knowledge of First Kansas, neither First Kansas nor any First Kansas Subsidiary is the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Law.

         Section  4.22  Regulatory  Filings.  First Kansas and each First Kansas
                        -------------------
Subsidiary has filed in a timely manner all required filings with all proper Regulatory Authorities, including: (a) the SEC; and (b) the OTS. To the Knowledge of First Kansas, all filings with such federal and state regulatory agencies were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         Section  4.23  Agency  and  Custodial   Accounts.   Each  First  Kansas
                        ---------------------------------
Subsidiary has properly administered all accounts for which it acts as fiduciary, agent, custodian or investment advisor, in accordance with the terms of the governing documents and applicable Legal Requirements and common law. No First Kansas Subsidiary or any of its respective directors, officers or employees has committed any breach of trust with respect to any such account, and the accountings for each such account are true and correct in all material respects and accurately reflect the assets of such account.

         Section 4.24  Disclosure.  No  representation  or warranty made in this
                       ----------
Agreement by First Kansas contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading. Except as and to the extent reflected or reserved against in First Kansas's audited financial statements for the year ended December 31, 2002, or the Subsequent First Kansas Financial Statements, neither First Kansas nor any First Kansas Subsidiary has, and with respect to the Subsequent First Kansas Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, any Tax liabilities due or to become due, which would reasonably be expected to have a Material Adverse Effect on First Kansas.

         Section  4.25  Brokerage  Commissions.  Except as set forth in Schedule
                        ----------------------
4.25 of the First Kansas Book of Schedules, none of First Kansas or any First Kansas Subsidiary or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         Section 4.26 Delays.  To the  Knowledge  of First  Kansas,  there is no
                      ------
reason  why the  granting  of any of the  regulatory  approvals  referred  to in
Section 8.1 would be denied, unduly delayed or otherwise unavailable. The most recent regulatory rating given to Bank as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

                                   ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUISITION CORP

         Acquiror and Acquisition Corp hereby represent and warrant to First Kansas that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Date:

         Section  5.1  Organization.  Each of  Acquiror,  Acquisition  Corp  and
                       ------------
Landmark Bank: (a) is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, the State of Kansas or the United States of America, respectively, and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; and (b) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, except where the failure to be so qualified or to have such power and authority would not have a Material Adverse Effect on Acquiror on a consolidated basis.

         Section 5.2  Authorization.  Acquiror and Acquisition Corp each has the
                      -------------
requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and the execution, delivery and performance of this Agreement by each of Acquiror and Acquisition Corp and the consummation by each of them of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of each of Acquiror and Acquisition Corp enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and subject to general principles of equity.

         Section 5.3 No  Conflict.  Neither the  execution  nor delivery of this
                     ------------
Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate or articles of incorporation, charter, bylaws or any resolution adopted by the board of directors or stockholders of, Acquiror or any Acquiror Subsidiary; (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Acquiror or any Acquiror Subsidiary, or any of the assets that are owned or used by them, may be subject, other than any of the foregoing that would be satisfied by compliance with the provisions of the Bank Holding Company Act of 1956, as amended (the "BHCA"), the Securities Act, the Exchange Act, the National Bank Act and the DGCL; and (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Applicable Contract to which Acquiror or any Acquiror Subsidiary is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon, or with respect to, any of the assets owned or used by Acquiror or any Acquiror Subsidiary. Except as otherwise provided in this Agreement, neither Acquiror nor any Acquiror Subsidiary is or will be required to give any notice to, or obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 5.4 Acquiror SEC Documents. Since January 1, 2002, Acquiror has
                     ----------------------
timely filed all Acquiror SEC Documents and all such Acquiror SEC Documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Exchange Act. As of their respective filing dates, none of the Acquiror SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.5 Undisclosed Liabilities;  Adverse Changes. Neither Acquiror
                     -----------------------------------------
nor any Acquiror Subsidiary has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the Acquiror SEC Documents, current liabilities incurred in the Ordinary Course of Business since the respective dates thereof and other liabilities or obligations that in the aggregate would not reasonably be expected to have a Material Adverse Effect on Acquiror on a consolidated basis.

         Section  5.6 Legal  Proceedings;  Orders.  Except as  disclosed  in the
                      ---------------------------
Acquiror SEC Documents, there have been no Proceedings or Orders pending, entered into or, to the Knowledge of Acquiror, Threatened against, affecting or involving Acquiror or any Acquiror Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2002, that had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror on a consolidated basis or that would impair Acquiror's ability to consummate any of the Contemplated Transactions, and there is no fact to Acquiror's Knowledge that would provide a basis for any other Proceeding or Order involving Acquiror or any Acquiror Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill that would reasonably be expected to have a Material Adverse Effect on Acquiror or that would impair Acquiror's ability to consummate any of the Contemplated Transactions.

         Section 5.7  Disclosure.  No  representation  or warranty  made in this
                      ----------
Agreement by Acquiror contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading. Except as and to the extent reflected or reserved against in Acquiror's audited financial statements for the year ended December 31, 2002, or the Acquiror's subsequent financial statements, as filed with the SEC, neither Acquiror nor any Acquiror Subsidiary has, and with respect to the Acquiror's subsequent financial statements , as filed with the SEC, will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, any Tax liabilities due or to become due, which would reasonably be expected to have a Material Adverse Effect on Acquiror.

         Section 5.8 Delays.  To the  Knowledge of Acquiror,  there is no reason
                     ------
why the granting of any of the regulatory approvals referred to in Section 8.1 would be denied, unduly delayed or otherwise unavailable. The most recent regulatory rating given to Landmark Bank as to compliance with the CRA is satisfactory or better.

         Section 5.9  Financial  Resources.  Acquiror has, or will have prior to
                      --------------------
the Effective Time, sufficient funds and capital to perform its obligations under this Agreement. Acquiror and each Acquiror Subsidiary are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial regulations of state and federal banking agencies having jurisdiction over them. Each Acquiror Subsidiary is, and will be immediately following the Merger, at least "adequately capitalized" as such term is defined in the rules and regulations promulgated by the FDIC, as applicable.

ARTICLE 6

                            COVENANTS OF FIRST KANSAS

         From and after the date hereof and until the Effective Time, First Kansas hereby covenants and agrees with Acquiror as follows:

Section 6.1       Information, Access and Confidentiality.
                  ---------------------------------------

               (a) Upon providing reasonable notice, Acquiror and its Representatives shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of First Kansas and each First Kansas Subsidiary. Acquiror and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of First Kansas and each First Kansas Subsidiary, including observation of any audit of, and examination of any audit work papers with respect to, First Kansas or any First Kansas Subsidiary, and of its and their financial and legal condition as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of First Kansas or any of the First Kansas Subsidiary. Upon request, First Kansas and each First Kansas Subsidiary will furnish Acquiror or its Representatives its attorneys' responses to auditors' requests for information and such financial and operating data and other information reasonably requested by Acquiror developed by First Kansas or any First Kansas Subsidiary, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure shall be limited to information that would not result in the waiver by First Kansas or any First Kansas Subsidiary of any claim of attorney-client privilege), and will permit Acquiror or its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for First Kansas or any First Kansas Subsidiary, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Acquiror or its Representatives. No investigation by Acquiror shall affect the representations and warranties made by First Kansas. This Section shall not require the disclosure of any information the disclosure of which to Acquiror would be prohibited by law.

               (b) First Kansas shall allow a representative of Acquiror to attend as an observer all meetings of the board of directors and committees of the board of directors of First Kansas and any First Kansas Subsidiary and any meeting of the loan committee and asset liability management committee of First Kansas or any First Kansas Subsidiary. First Kansas shall give reasonable notice to Acquiror of any such meeting and, if known, the agenda for or business to be discussed at such meeting. First Kansas shall provide to Acquiror all information provided to the directors on all such boards in connection with all such meetings or otherwise provided to the directors, and shall provide any other financial reports or other analysis prepared for senior management of First Kansas or any First Kansas Subsidiary, in each case excluding information which is privileged or is subject to any restriction on disclosure. It is understood by the parties that Acquiror's representative will not have any voting rights with respect to matters discussed at these meetings and that Acquiror is not managing the business or affairs of First Kansas or any First Kansas Subsidiary. All information obtained by Acquiror at these meetings shall be treated in confidence as provided in Section 6.1(c) hereof. Notwithstanding the foregoing, Acquiror shall not be permitted to attend any portion of a meeting and First Kansas shall not be required to provide Acquiror with any materials, in violation of applicable law or that relates to a Competing First Kansas Proposal (except for information to be provided as required by Section
6.13  hereof),   or  that  involve  matters  protected  by  the  attorney-client privilege.

               (c)  Any  confidential  information or trade secrets  received by
First Kansas, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by First Kansas or, at Acquiror's request, returned to Acquiror in the event this Agreement is terminated as provided in
Article 11. Such information shall not be used by First Kansas or its agents to the detriment of Acquiror or any Acquiror Subsidiary.

               (d)  Any  confidential  information or trade secrets  received by
Acquiror, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by Acquiror or, at First Kansas' request, returned to First Kansas in the event this Agreement is terminated as provided in Article 11. Such information shall not be used by Acquiror or its agents to the detriment of First Kansas or any First Kansas Subsidiary.

         Section  6.2 Carry on in Regular  Course.  First  Kansas and each First
                      ---------------------------
Kansas Subsidiary shall carry on its business diligently and substantially in the same manner as is presently being conducted and shall not make or institute any unusual or material change in its methods of doing business without the prior written consent of Acquiror. First Kansas shall, and shall also cause each First Kansas Subsidiary to, unless otherwise consented to in writing in advance by Acquiror:

               (a)  conduct  its  business  only  in  the  Ordinary   Course  of
Business;

               (b) use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain the relations and goodwill with its suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

               (c) confer and consult with Acquiror concerning operational matters of a material nature, any sales of investment securities or loans that were not originated with the intent to sell, and any changes or revisions to the asset-liability management of Bank;

               (d) enter into loan transactions only in accordance with sound credit practices and only on terms and conditions which are not materially more favorable than those available to the borrower from competitive sources in transactions in the ordinary course of business and consistent with prudent banking practices and policies and regulations of applicable regulatory authorities, and in that connection, First Kansas will consult and discuss with Acquiror all new credits or new lending relationships, or extensions or renewals of any existing credit relationships, approved in excess of $500,000 to any Person or Persons and his, her or their Affiliates from the date hereof to the Effective Time;

               (e) consistent with past practice, maintain a reserve for probable loan and lease losses that is adequate in all material respects to provide for probable losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable);

               (f) maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

               (g) file in a timely manner all required filings with all Regulatory Authorities and cause such filings to be true and correct in all material respects;

               (h) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply with all Legal Requirements; and

               (i) pay employees and directors salaries, bonuses, fees or any other compensation in amounts no greater than that which was payable in the ordinary course prior to the Effective Time and provided that any bonus payable shall be in an amount no greater than that which was paid to the employee in 2002 and if the employee was not employed in 2002, an amount no greater than the amount received by a similarly situated comparable employee, provided, however, that no employee shall receive a bonus prior to the Effective Time if the employee is covered by a written employment or severance agreement set forth in
Schedule 4.18 of the First Kansas Book of Schedules.

         With respect to any written request by First Kansas for Acquiror's consent to any non-permitted action of First Kansas or any First Kansas Subsidiary described in this Section, First Kansas shall be entitled to conclusively presume Acquiror has consented to any such action unless First Kansas shall have received Acquiror's written objection to such action within three (3) Business Days of the date of Acquiror's receipt of such written request.

         Section 6.3 Negative  Covenants.  Except as otherwise  provided by this
                     -------------------
Agreement, between the date of this Agreement and the Closing Date, First Kansas will not, and will cause each First Kansas Subsidiary not to, without the prior written consent of Acquiror, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.17 is likely to occur. With respect to any written request by First Kansas for Acquiror's consent to any non-permitted action of First Kansas or any First Kansas Subsidiary described in this Section, First Kansas shall be entitled to conclusively presume Acquiror has consented to any such action unless First Kansas shall have received Acquiror's written objection to such action within three (3) Business Days of the date of Acquiror's receipt of such written request.

         Section 6.4 Dividends. Notwithstanding anything contained herein to the
                     ---------
contrary, First Kansas may declare and pay to its stockholders one cash dividend not to exceed five cents ($0.05) per share of First Kansas Common Stock, in the fourth quarter of 2003. First Kansas shall not declare, pay or make any other dividend or other distribution or payment in respect of, or redemption of, shares of First Kansas Common Stock.

         Section 6.5 Subsequent  First Kansas Financial  Statements.  As soon as
                     ----------------------------------------------
available after the date hereof,  First Kansas will furnish  Acquiror copies of:
(a) each filing made by First Kansas with the SEC; (b) the monthly unaudited balance sheets and profit and loss statements of First Kansas on a consolidated basis, and Bank on a stand-alone basis, prepared in each case for First Kansas's internal use, (c) the TFRs of Bank for each quarterly period completed after the date of this Agreement and prior to the Effective Time; and (d) all other financial reports or statements submitted by First Kansas or any First Kansas Subsidiary to Regulatory Authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent First Kansas Financial Statements"). The Subsequent First Kansas Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present in all material respects the financial condition and results of operations for the dates and periods presented, subject in the case of unaudited financial statements to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to be materially adverse). The Subsequent First Kansas Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

         Section 6.6 Advice of Changes.  Between the date of this  Agreement and
                     -----------------
the Closing Date, First Kansas will promptly notify Acquiror in writing if First Kansas or any First Kansas Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of First Kansas's representations and warranties as of the date of this Agreement, or if First Kansas or any First Kansas Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, First Kansas will promptly deliver to Acquiror a supplement to the Schedules specifying such change, provided, however, that receipt of notice of such facts after the date of this Agreement shall have no effect on the truth and accuracy of the representations and warranties made in this Agreement and the delivery of any such updated Schedule shall not in itself be sufficient to cure any prior Breach. During the same period, First Kansas will promptly notify Acquiror of the occurrence of any Breach of any covenant of First Kansas in this Article or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 8 impossible or unlikely. First Kansas shall also provide to Acquiror copies of each written communication sent to its stockholders between the date of this Agreement and the Closing Date.

         Section 6.7  Stockholders'  Meeting.  First  Kansas will take all steps
                      ----------------------
necessary to duly call, give notice of, convene and hold a meeting of its stockholders, as soon as practicable, but in no event later than sixty (60) days following the SEC's clearance of First Kansas's Proxy Statement, for the purpose of obtaining stockholder approval of this Agreement and the Merger (the "Special Meeting"). Notwithstanding anything to the contrary herein, First Kansas shall be under no obligation to call its Special Meeting and mail the Proxy Statement until such time that the parties have agreed, in writing, upon a course of action for the remediation of any environmental condition pursuant to Section 6.10(b) or have agreed, in writing, that no such remediation is necessary.

         Section 6.8 Proxy  Statement.  First  Kansas  will take all  reasonable
                     ----------------
steps necessary to submit the Proxy Statement to the SEC within forty (40) days after the date of this Agreement. The Proxy Statement will satisfy all requirements of the Exchange Act and the rules and regulations promulgated thereunder and will include a recommendation, subject to its fiduciary duties, by the board of directors of First Kansas that the stockholders of First Kansas approve this Agreement and the Merger. First Kansas and its Representatives shall solicit proxies from the stockholders of First Kansas. First Kansas shall deliver a draft of the Proxy Statement to Acquiror and its counsel at least five
(5) Business Days prior to the filing of such draft with the SEC, and shall provide Acquiror with summaries of any material oral communications with the SEC, and copies of all responses or other written communications from the SEC, relating to the Proxy Statement. First Kansas shall further deliver a draft of the Proxy Statement to Acquiror and its counsel at least five (5) Business Days prior to its mailing by First Kansas to its stockholders. The Proxy Statement shall not be mailed to the holders of First Kansas Common Stock until Trident Securities, Inc. has delivered to the board of directors of First Kansas for inclusion in the Proxy Statement a fairness opinion (the "Fairness Opinion"), dated within five (5) Business Days of the date of mailing, to the effect that the Total Purchase Price is fair to the stockholders of First Kansas from a financial point of view, which opinion shall be in standard industry form with respect to transactions of this nature. First Kansas shall send the Proxy Statement to its stockholders at least thirty (30) days prior to the Special Meeting. Along with such notice, First Kansas shall include a copy of this Agreement and a copy of Section 17-6712 of the Kansas Code governing the procedures required to be met by dissenting stockholders.

         Section 6.9 Information Provided to Acquiror.  First Kansas agrees that
                     --------------------------------
none of the information concerning First Kansas or any First Kansas Subsidiary that is provided or to be provided by First Kansas to Acquiror for inclusion or that is included in the Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the meeting of First Kansas's stockholders referred to above, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, First Kansas shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any Acquiror Subsidiary or any of their Affiliates contained in the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

         Section 6.10 Environmental Investigation.
                      ---------------------------

               (a) Acquiror may in its discretion, within thirty (30) Business Days of the date of this Agreement, retain at its own expense an independent professional consultant to perform an environmental site assessment and render to Acquiror a report (an "Environmental Report") to determine if any real property in which First Kansas holds any interest contains or gives evidence that any violations of Environmental Laws have occurred on any such property. Neither Acquiror nor its independent professional consultant shall enter upon any such real property in which First Kansas or any First Kansas Subsidiary holds only a mortgagee's interest without the prior permission of First Kansas and the Person in possession thereof. First Kansas shall not withhold such permission unreasonably, and shall use all reasonable efforts to obtain such permission for Acquiror from the Person in possession of any such mortgaged real property for which Acquiror desires its independent professional consultant to conduct a site assessment. Acquiror shall have no duty to act upon any information produced by such reviews or investigations with or for the benefit of First Kansas, any First Kansas Subsidiary or any other Person, but shall provide such information to First Kansas as soon as practicable after such information becomes available to Acquiror. If the Environmental Report discloses any adverse environmental conditions, or reports a reasonable suspicion thereof, Acquiror and First Kansas shall, within fifteen (15) Business Days of such determination, obtain from one or more mutually acceptable consultants or contractors, as appropriate (the "Remediation Expert"), an estimate of the cost of any remediation or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations.

               (b) Upon receipt of the estimate of the costs of all follow-up work to the Environmental Report or any subsequent investigation phases that may be conducted, Acquiror and First Kansas shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the Environmental Report. The estimated total cost for completing all necessary work plans or removal or remediation actions is referred to collectively as the "Remediation Cost." If the Remediation Cost exceeds One Hundred Thousand Dollars ($100,000) then the parties shall adjust the Purchase Price Per Share as provided in Article 3. If the Remediation Cost exceeds Five Hundred Thousand Dollars ($500,000), Acquiror or First Kansas may, at its sole option, terminate this Agreement.

         Section 6.11 Title Reports. By no later than forty-five (45) days after
                      -------------
the date of this Agreement, First Kansas shall obtain at its own expense and deliver to Acquiror an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title Insurance Company or such other title insurance company as is reasonably acceptable to Acquiror with respect to all real property owned by First Kansas or any First Kansas Subsidiary (the "First Kansas Real
Property"), showing fee simple title in First Kansas or a First Kansas Subsidiary, and in each case, subject only to: (a) minor defects and irregularities in title and encumbrances which would not materially impair the use thereof for the purposes for which they are held; and (b) those exceptions set forth in Schedule 6.10 of the Acquiror Book of Schedules, except that the following exceptions shall be removed at or before Closing: (i) standard exceptions that would be removed upon the delivery of a satisfactory survey;
(ii) taxes and special assessments due and payable prior to or as of the Closing; (iii) all mortgages and financing statements; and (iv) rights of tenants under unrecorded leases. On or before the Closing Date, Acquiror shall deliver updated title commitments with respect to the First Kansas Real Property and a receipt evidencing full payment for title insurance policies to be issued as soon as practicable after the Closing in accordance with such updated title commitments and in amounts of no less than the book value of the First Kansas Real Property as shown on the First Kansas Financial Statements.

         Section 6.12 Surveys.  By no later than  forty-five (45) days after the
                      -------
date of this Agreement, First Kansas shall obtain at its own expense and deliver to Acquiror a current ALTA survey of each parcel of First Kansas Real Property disclosing no survey defects that would materially impair the use thereof for the purposes for which it is held or materially impair the value of such property.

         Section 6.13 Exclusivity. Subject to its fiduciary duties and except as
                      -----------
otherwise set forth herein, none of First Kansas, any First Kansas Subsidiary or any of their respective directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates shall, directly or indirectly, make, encourage, facilitate, solicit, initiate or assist any inquiries, proposals, offers or expressions of interest from, or provide any nonpublic information or access to First Kansas's or any First Kansas Subsidiary's premises to, or participate in any discussions or negotiations with, any Person (other than Acquiror and its directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates) concerning or relating to: (a) any merger, sale of assets not in the Ordinary Course of Business, acquisition, business combination, change of control or other similar transaction involving First Kansas or any First Kansas Subsidiary, or (b) any purchase or other acquisition by any Person of five percent (5%) or more of the capital stock of First Kansas or of any capital stock of any First
Kansas Subsidiary, or (c) any issuance by any First Kansas Subsidiary of any shares of its capital stock (collectively, a "Competing First Kansas Proposal"). First Kansas will promptly advise Acquiror of, and communicate to Acquiror the terms and conditions of, and the identity of the Person making, any Competing First Kansas Proposal, and will provide summaries of any non-privileged communications with respect to such Competing First Kansas Proposal. Upon the date of this Agreement, First Kansas will terminate all discussions and negotiations that it has heretofore engaged in or conducted with any other Person with respect to any of the above, and will advise its directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates to also terminate the same. Notwithstanding the foregoing, First Kansas may engage in discussions or negotiations with, furnish nonpublic information concerning First Kansas and any First Kansas Subsidiary and their respective properties, assets and business, and grant access to the facilities of First Kansas and any First Kansas Subsidiary, to any Person that hereafter makes a Competing First Kansas Proposal that was not directly or indirectly, after the date hereof, made, encouraged, facilitated, solicited, initiated or assisted by First Kansas, any First Kansas Subsidiary or any of their respective directors, officers, employees, professional or financial advisors, representatives, agents or Affiliates (an "Unsolicited First Kansas Proposal"), but only to the extent that: (i) the board of directors of First Kansas receives a written opinion from its independent financial advisor that such proposal may be superior to the Contemplated Transactions from a financial point of view to First Kansas's stockholders; (ii) First Kansas's outside legal counsel advises First Kansas that the maker of the Unsolicited First Kansas Proposal may legally acquire First Kansas and Bank; (iii) First Kansas's board of directors, after consultation with its outside legal counsel, determines in good faith that such action is necessary for First Kansas's board of directors to comply with its fiduciary duties to its stockholders under all applicable Legal Requirements; and (iv) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, First Kansas provides reasonable notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person.

         Section  6.14  Best  Efforts;  Cooperation.  Subject  to the  terms and
                        ---------------------------
conditions of this Agreement, First Kansas agrees to exercise good faith and use its Best Efforts to satisfy the various covenants and conditions to Closing in Articles 8 and 9, respectively, and to consummate the Contemplated Transactions as promptly as possible. First Kansas will not intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, First Kansas will, and will cause each First Kansas Subsidiary and all of the Affiliates and Representatives of First Kansas and each First Kansas Subsidiary to, cooperate with Acquiror with respect to all filings that Acquiror is required by Legal Requirements to make in connection with the Contemplated Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Acquiror or the Resulting Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of First Kansas, the proper officers and directors of First Kansas shall take all such necessary action to vest Acquiror or the Resulting Corporation with such rights.

         Section  6.15 ESOP  Loan.  From and  after  the date of this  Agreement
                       ----------
through the Effective Time, First Kansas and/or the Bank shall make any further contributions to the First Kansas ESOP only in accordance with First Kansas's past practice. As of the Effective Time, the ESOP shall terminate in accordance with its terms, as in effect on the date of this Agreement.

         Section 6.16 Data and Item Processing  Agreements.  First Kansas agrees
                      ------------------------------------
to consult with Acquiror prior to the entry by it or any First Kansas Subsidiary by either action or inaction into any new, or any extension of any existing, data or item processing agreements. First Kansas agrees to coordinate with Acquiror the negotiation of any new or extension of any existing data or item processing agreement with the purpose of achieving the best possible economic and business result in light of the Bank Merger.

         Section 6.17 Accrual of Costs.  On or prior to the Closing Date,  First
                      ----------------
Kansas shall fully pay or accrue as may be required by GAAP: (a) the cost of any benefits or contributions supplied or made or to be supplied or made through the Effective Time under any of the First Kansas Employee Benefit Plans; (b) the costs of any corrective action to bring any such plans into compliance with applicable law; (c) the aggregate cost of complying with any representation, warranty or covenant of First Kansas set forth in this Agreement; and (d) all First Kansas Transactional Expenses. For purposes of the accruals made pursuant to this section, First Kansas shall assume a tax rate of 34%.

         Section 6.18 Accounting and Other Adjustments. First Kansas agrees that
                      --------------------------------
it shall, and shall cause Bank, to: (a) make any accounting adjustments or entries to its books of account and other financial records; (b) make additional provisions to any allowance for loan and lease losses; (c) sell or transfer any investment securities held by it; (d) charge-off any loan or lease; (e) create any new reserve account or make additional provisions to any other existing reserve account; (f) make changes in any accounting method; (g) accelerate, defer or accrue any anticipated obligation, expense or income item; and (h) make any other adjustments which would affect the financial reporting of Acquiror, on a consolidated basis after the Effective Time, in any case as Acquiror shall reasonably request, provided, however, that neither First Kansas nor Bank shall be obligated to take any such requested action until immediately prior to the Closing and at such time as First Kansas shall have received reasonable assurances that all conditions precedent to First Kansas's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied and no such adjustment which First Kansas or Bank would not have been required to make but for the provisions of this Section shall have any effect on the satisfaction by First Kansas of the condition in Section 9.11.

         Section 6.19 Officer  Agreements.  Concurrently  with the execution and
                      -------------------
delivery  of this  Agreement,  First  Kansas  shall  cause  to be  delivered  to
Acquiror:

               (a) a consulting agreement providing for aggregate payments of $160,000, all in the form of Exhibit B, signed by Larry V. Bailey, which such agreement shall become effective at the Effective Time; and

               (b) a stay bonus agreement providing for an aggregate payment of $50,000 made in two installments, in the form of Exhibit C signed by James J. Casaert, which such agreement shall become effective at the Effective Time.

         Section 6.20 Voting  Agreement.  Concurrently  with the  execution  and
                      -----------------
delivery of this Agreement, First Kansas shall deliver to Acquiror a voting agreement in the form of Exhibit D signed by each of the directors and executive officers of First Kansas who are holders of First Kansas Common Stock.

         Section  6.21   Non-Competition   Agreements.   Concurrently  with  the
                         ----------------------------
execution and delivery of this Agreement, First Kansas shall deliver to Acquiror a non-competition agreement in the form of Exhibit E signed by each of the directors of First Kansas, with the exception of Larry V. Bailey. As consideration for entering into a non-competition agreement, First Kansas shall pay at the Closing to each individual director other than Mr. Bailey, the sum of $12,000.

         Section  6.22 Tax  Matters.  Neither  First Kansas nor any First Kansas
                       ------------
Subsidiary shall make any election or settle or compromise any liability with respect to Taxes without prior written notice to Acquiror. First Kansas and each First Kansas Subsidiary shall timely file all Tax Returns required to be filed prior to the Closing; provided, however, that each such Tax Return shall be delivered to Acquiror at least five (5) business days prior to the anticipated date of filing for Acquiror's review.

         Section 6.23 Employee Severance. Any person who is currently serving as
                      ------------------
an employee of either First Kansas or Bank and continues as such immediately prior to the Effective Time (other than those employees covered by a written employment or severance agreement set forth in Schedule 4.18 of the First Kansas Book of Schedules) whose employment is discontinued by Landmark Bank or the Bank within one year after the Effective Time shall be entitled to a severance payment pursuant to a Transition Period Severance Plan to be adopted by Bank prior to the Effective Time containing the terms outlined in Schedule 6.23 of the First Kansas Book of Schedules.

         Section 6.24 Retention  Bonuses.  In order to insure an orderly Closing
                      ------------------
and transition period, the Bank shall pay each employee of the Bank (other than those employees covered by a written employment or severance agreement set forth in Schedule 4.18 of the First Kansas Book of Schedules) a "retention" bonus equal to two weeks pay in the event that such employee remains an employee and satisfactorily fulfills the duties and responsibilities of his or her position through the Effective Time, to be paid by Bank immediately prior to the Effective Time. Schedule 6.24 of the First Kansas Book of Schedules provides a schedule of projected retention bonuses.

         Section  6.25  Defined  Benefit  Plan.  First  Kansas  will  effect its
                        ----------------------
withdrawal from the multiple employer plan as soon as practicable after the date of this Agreement, but in no event later than December 31, 2003.

                                   ARTICLE 7

                              ACQUIROR'S COVENANTS

         From and after the date hereof and until the Effective Time, Acquiror hereby covenants and agrees with First Kansas as follows:

         Section 7.1 Advice of Changes.  Between the date of this  Agreement and
                     -----------------
the Closing Date, Acquiror will promptly notify First Kansas in writing if Acquiror or any Acquiror Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of Acquiror's representations and warranties as of the date of this Agreement, or if Acquiror or any Acquiror Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Acquiror will promptly deliver to First Kansas a supplement to the Schedules specifying such change, provided, however, that receipt of notice of such facts after the date of this Agreement shall have no effect on the truth and accuracy of the representations and warranties made in this Agreement and the delivery of any such updated Schedule shall not in itself be sufficient to cure any prior Breach. During the same period, Acquiror will promptly notify First Kansas of the occurrence of any Breach of any covenant of Acquiror in this Article or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 9 impossible or unlikely. Acquiror shall also provide to First Kansas copies of each written communication sent to its stockholders between the date of this Agreement and the Closing Date.

         Section 7.2 Information Provided to First Kansas.  Acquiror agrees that
                     ------------------------------------
none of the information concerning Acquiror or any Acquiror Subsidiary that is provided or to be provided by Acquiror to First Kansas for inclusion or that is included in the Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the meeting of Acquiror's stockholders referred to above, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, Acquiror shall have no responsibility for the truth or accuracy of any information with respect to First Kansas or any First Kansas Subsidiary or any of their Affiliates contained in the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

         Section  7.3  Best  Efforts;  Cooperation.  Subject  to the  terms  and
                       ---------------------------
conditions of this Agreement, Acquiror agrees to exercise good faith and use its Best Efforts to satisfy the various covenants and conditions to Closing in Articles 8 and 10, respectively, and to consummate the Contemplated Transactions as promptly as possible. Acquiror will not intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, Acquiror will, and will cause each Acquiror Subsidiary and all of the Affiliates and Representatives of Acquiror and each Acquiror Subsidiary to, cooperate with First Kansas with respect to all filings that First Kansas is required by Legal Requirements to make in connection with the Contemplated Transactions.

                                   ARTICLE 8

                            COVENANTS OF ALL PARTIES

         Section 8.1 Regulatory Approvals. Within forty (40) days after the date
                     --------------------
of this Agreement, Acquiror shall make all appropriate filings with Regulatory Authorities for approval of the Contemplated Transactions, including the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with: (a) the Federal Reserve pursuant to the BHCA; (b) the OTS pursuant to the HOLA; (c) the OCC pursuant to the National Bank Act; and (d) any other Person or Regulatory Authority pursuant to any applicable Legal Requirement, for authority to consummate the Contemplated Transactions. First Kansas and Acquiror shall pursue in good faith the regulatory approvals necessary to consummate the Contemplated Transactions. In advance of any filing made under this Section 8.1, First Kansas and Acquiror and their respective counsel shall be provided with the opportunity to comment thereon, and First Kansas and Acquiror each agree promptly to advise each other and each other's counsel of any material communication received by it or its counsel from any Regulatory Authorities with respect to such filings. Each of First Kansas and Acquiror and their respective Subsidiaries agree to cooperate fully and promptly with each other and their respective counsel and accountants in connection with any steps to be taken as part of their obligations under this Agreement.

         Section 8.2 Customer and Employee  Relationships.  Each of First Kansas
                     ------------------------------------
and Acquiror agrees that its respective representatives may jointly:

               (a) participate in meetings or discussions with officers and employees of First Kansas and its Subsidiaries in connection with employment opportunities with Acquiror after the Effective Time; and

               (b) contact Persons having dealings with First Kansas or any of its Subsidiaries for the purpose of informing such Persons of the services to be offered by Acquiror after the Effective Time.

         Section 8.3 Publicity. Prior to the Effective Time, the parties to this
                     ---------
Agreement will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the Contemplated Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by law.

         Section 8.4 Employee Benefit Plan Payments. First Kansas agrees to take
                     ------------------------------
or cause to be taken the actions described in Schedule 8.4 of the First Kansas Book of Schedules with respect to the payment of amounts due under the First Kansas Employee Benefits Plans. Immediately prior to the Effective Time, First Kansas, or the Bank, shall make the payments set forth in Schedule 8.4 to terminate the employment or severance agreements set forth in Schedule 8.4 of the First Kansas Book of Schedules. First Kansas and Acquiror further agree to cooperate to determine prior to the Closing the types of benefits to be offered after the Effective Time by Acquiror to former employees of First Kansas who become employees of Acquiror.

         Section 8.5  Director  and  Officer  Liability  Coverage.  Prior to the
                      -------------------------------------------
Effective Time, Acquiror will provide and will maintain in effect for a period of not less than three (3) years after the Effective Time directors' and officers' liability insurance coverage for the officers and directors of First Kansas with respect to actions taken by them prior to the Effective Time to the extent that such coverage is available and mutually determined by the parties to be economically practicable ("Tail Coverage"). Any such coverage shall be on substantially the same terms and conditions and provide the same coverage against personal liability as the most protective coverage which is currently provided to officers and directors of either Acquiror or First Kansas. The directors and officers of First Kansas shall be third party beneficiaries to this Section and this Section shall survive the Effective Time. Notwithstanding the provision of such Tail Coverage, the parties further agree that after the Effective Time, Acquiror shall indemnify for a period of six (6) years the officers and directors of First Kansas for all actions taken by them prior to the Effective Time in their capacities as officers and directors of First Kansas to the same extent as the greatest indemnification which is currently provided by First Kansas.

         Section 8.6 Trademarks. Acquiror will acquire any Intellectual Property
                     ----------
Assets (including logos) and associated goodwill owned by First Kansas or any First Kansas Subsidiary.

         Section 8.7 Advisory  Board.  Acquiror  shall create an advisory  board
                     ---------------
(the "Advisory Board") to assist in and advise with respect to integration of the operations of First Kansas and Bank with and into those of Acquiror and Landmark Bank. The Advisory Board shall consist of all of those individuals who are serving as of the Effective Time as members of the board of directors of First Kansas, but not including Larry V. Bailey. Members of the Advisory Board shall serve with no compensation. Acquiror's board of directors shall review the Advisory Board function annually to consider its continuation and may terminate the Advisory Board at any time after the first anniversary of the Effective Time.

         Section 8.8 Employees
                     ---------

               (a) As of or after the Effective Date, and at Acquiror's election and subject to the requirements of the Code and ERISA, the First Kansas Employee Benefit Plans, other than ESOP, which will be terminated, may be continued and maintained separately, consolidated with Acquiror's existing plans, or terminated. Bank employees who continue employment with Landmark Bank following the Merger Effective Date ("Continuing Employees") shall participate in all Landmark Bank Employee Plans (including, without limitation, Landmark Bank's ESOP, and its 401(k) plan) as of the first entry date coincident with or following the Merger Effective Date, with recognition of prior service with Bank for purposes of eligibility to participate and vesting, but not benefits accrual.

               (b) Continuing Employees shall be enrolled in the Bank medical, dental, life insurance and disability insurance programs available to other Landmark Bank employees immediately upon the termination of the Bank plans without such Continuing Employees incurring any uninsured waiting periods or pre-existing conditions exclusions for such Continuing Employees and dependents participating in such similar Bank plans at such time. This Section 8.8 shall survive the Effective Time. Landmark Bank will credit each Continuing Employee with each such person's accrued and unused sick days, as reflected in First Kansas's records, as of the Closing Date (up to a maximum of ninety (90) days).

                                   ARTICLE 9

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

         Acquiror's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Acquiror at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

         Section 9.1  Accuracy of  Representations  and  Warranties.  All of the
                      ---------------------------------------------
representations and warranties of First Kansas set forth in this Agreement shall be true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that such representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects.

         Section  9.2  First  Kansas's  Performance.  First  Kansas  shall  have
                       ----------------------------
performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, First Kansas shall have performed and complied in all respects with such covenants and obligations.

         Section 9.3 Proceedings and Documents  Satisfactory.  All  proceedings,
                     ---------------------------------------
corporate or other, to be taken by First Kansas in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for Acquiror.

         Section 9.4 Statutory Requirements. This Agreement shall have been duly
                     ----------------------
and validly authorized by the stockholders of First Kansas. Such stockholder approval shall have been obtained in conformity with all applicable laws at a meeting of stockholders for which proxies are solicited in compliance with applicable laws and requirements.

         Section 9.5 No  Proceedings.  Neither First Kansas nor any First Kansas
                     ---------------
Subsidiary shall be made a party to, or to the Knowledge of First Kansas, Threatened by any Proceedings which, in the reasonable opinion of Acquiror, have or are likely to have a Material Adverse Effect on First Kansas, and no Proceeding shall have been instituted, made or threatened by any Person relating to the Merger or the validity or propriety of the Contemplated Transactions that Acquiror reasonably believes will result in material damages or an Order enjoining the Merger or a determination that First Kansas failed to comply with legal requirements of a material nature in connection with any of the Contemplated Transactions.

         Section 9.6 Absence of Certain Changes or Events.  From the date hereof
                     ------------------------------------
to the Effective Time, there shall be and have been no Material Adverse Effect on First Kansas, or any event or occurrence reasonably likely to result in a Material Adverse Effect on First Kansas, excluding costs associated with the Contemplated Transactions and any payments that become due and payable under any First Kansas Employee Benefits Plans as a result of the occurrence of the Contemplated Transactions.

         Section 9.7 Regulatory Approvals.  All of the approvals from Regulatory
                     --------------------
Authorities referred to in Section 8.1, or otherwise reasonably necessary in the opinion of Acquiror to consummate the Contemplated Transactions, shall have been obtained and shall be reasonably satisfactory to Acquiror.

         Section 9.8  Environmental  Reports.  Acquiror  shall have been granted
                      ----------------------
acceptable access to any real property in which First Kansas or any First Kansas Subsidiary has an interest and for which Acquiror desired its independent professional consultant to prepare an Environmental Report.

         Section 9.9 Other  Consents  and  Approvals.  Any consents or approvals
                     -------------------------------
other than those described in Section 9.6 that are required to be secured by First Kansas to consummate the Contemplated Transactions shall have been obtained and shall be reasonably satisfactory to Acquiror.

         Section 9.10 Dissenting  Shares.  The total number of Dissenting Shares
                      ------------------
shall be no greater than five percent (5%) of the number of shares of First Kansas Common Stock issued and outstanding immediately prior to the Effective Time.

         Section 9.11 Minimum  Stockholders'  Equity.  First  Kansas's  Adjusted
                      ------------------------------
Stockholders' Equity (as calculated immediately prior to the Closing Date) shall not be less than $13,100,000.

         Section 9.12 Transactional Expenses. Acquiror shall have received proof
                      ----------------------
satisfactory to it that First Kansas has paid all of First Kansas Transactional Expenses.

                                   ARTICLE 10

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FIRST KANSAS

         First Kansas's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by First Kansas at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by First Kansas, in whole or in part):

         Section 10.1 Accuracy of  Representations  and  Warranties.  All of the
                      ---------------------------------------------
representations and warranties of Acquiror set forth in this Agreement shall be true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that such representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects.

         Section 10.2 Acquiror's  Performance.  Acquiror shall have performed or
                      -----------------------
complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquiror shall have performed and complied in all respects with such covenants and obligations.

         Section 10.3 Proceedings and Documents  Satisfactory.  All proceedings,
                      ---------------------------------------
corporate or other, to be taken by Acquiror in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for First Kansas.

         Section  10.4  No  Proceedings.   Neither  Acquiror  nor  any  Acquiror
                        ---------------
Subsidiary shall be made a party to, or to the Knowledge of Acquiror, Threatened by any Proceedings which, in the reasonable opinion of First Kansas, have or are likely to have a Material Adverse Effect on Acquiror, and no Proceeding shall have been instituted, made or threatened by any Person relating to the Merger or the validity or propriety of the Contemplated Transactions that First Kansas reasonably believes will result in material damages or an Order enjoining the Merger or a determination that Acquiror failed to comply with legal requirements of a material nature in connection with any of the Contemplated Transactions.

         Section 10.5 Absence of Certain Changes or Events. From the date hereof
                      ------------------------------------
to the Effective Time, there shall be and have been no Material Adverse Effect on Acquiror, or any event or occurrence reasonably likely to result in a Material Adverse Effect on Acquiror, excluding costs associated with the Contemplated Transactions.

         Section 10.6 Regulatory Approvals. All of the approvals from Regulatory
                      --------------------
Authorities referred to in Section 8.1, or otherwise reasonably necessary in the opinion of First Kansas to consummate the Contemplated Transactions, shall have been obtained and shall be reasonably satisfactory to First Kansas.

         Section 10.7  Fairness  Opinion.  As of the date of this  Agreement and
                       -----------------
prior to distribution of the Proxy Statement to the stockholders of First Kansas, First Kansas shall have received an opinion from Trident Securities, Inc. to the effect that the consideration to be received by First Kansas's stockholders in connection with the Merger, from a financial point of view, is fair to First Kansas's stockholders, and the same shall not have been withdrawn prior to the Closing.

         Section 10.8 Other  Consents and  Approvals.  Any consents or approvals
                      ------------------------------
other than those described in Section 9.9 that are required to be secured by Acquiror to consummate the Contemplated Transactions shall have been obtained and shall be reasonably satisfactory to First Kansas.

                                   ARTICLE 11

                                   TERMINATION

         Section  11.1  Reasons  for  Termination  and  Abandonment.  Subject to
                        -------------------------------------------
Sections 11.2 and 11.3, this Agreement, by prompt written notice given to the other parties prior to or at the Closing, may be terminated:

               (a) by mutual consent of Acquiror and the board of directors of First Kansas;

               (b) by Acquiror if: (i) any of the conditions in Article 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement); (ii) the failure to satisfy such condition constitutes, or would be reasonable likely to constitute a Material Adverse Effect upon First Kansas or Acquiror after the consummation of the Contemplated Transactions; and (iii) Acquiror has not waived such condition on or before the Closing Date;

               (c) by First Kansas if: (i) any of the conditions in Article 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of First Kansas to comply with its obligations under this Agreement); (ii) the failure to satisfy such condition would prevent, or would be reasonable likely to prevent, Acquiror from (A) paying the Total Purchase Price to the Paying Agent on the Closing Date or (B) fulfilling its obligations under Section 8.4, Section 8.5 or
Section 8.8, and (iii) First Kansas has not waived such condition on or before the Closing Date;

               (d) by either Acquiror or First Kansas if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) by the Termination Date;

               (e)  by  Acquiror  or  First  Kansas  in   accordance   with  the
provisions of Section 6.10;

               (f) by First Kansas if First Kansas has received an Unsolicited First Kansas Proposal that is determined in good faith by the First Kansas Board of Directors, after consultation with its independent financial advisors, to be more favorable to the First Kansas stockholders than the Contemplated Transactions; or

               (g) by Acquiror if First Kansas's Adjusted Stockholders' Equity (as calculated immediately prior to the Closing Date) is less than $13,100,000.

         Section 11.2 Effect of Termination. Except as provided in Section 11.3,
                      ---------------------
in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Acquiror, First Kansas or Acquisition Corp or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, provided, however, that, subject to Section 11.3, nothing herein shall relieve any party from liability for the Breach of any of its representations and warranties or the Breach of any of its covenants or agreements set forth in this Agreement.

         Section 11.3 Expenses.
                      --------

               (a) Except as provided below, all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the consummation of the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

               (b) If this Agreement is terminated by: (i) Acquiror because First Kansas committed a Breach of its obligations under this Agreement, unless such Breach is a result of the failure by Acquiror to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, (ii) Acquiror or First Kansas because of the failure of the condition set forth in Section 10.7, or (iii) First Kansas pursuant to Section 11.1(f), then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to the sum of Acquiror's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000).

               (c) If this Agreement is terminated by Acquiror or First Kansas because First Kansas's stockholders fail to approve the Contemplated Transactions and this Agreement on or before the Termination Date, provided, however, that prior to such termination, First Kansas has not received notice of a Competing First Kansas Proposal, then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to Five Hundred Thousand Dollars ($500,000).

               (d) If this Agreement is terminated by Acquiror or First Kansas because First Kansas's stockholders fail to approve the Contemplated Transactions and this Agreement on or before the Termination Date, and prior to such termination First Kansas has received a Competing First Kansas Proposal, then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to the sum of Acquiror's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000).

                    (e) If this Agreement is terminated by Acquiror because First Kansas's Adjusted Stockholders' Equity (as calculated immediately prior to the Closing Date) is less than $13,100,000, then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to the sum of Acquiror's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000).

                    (f) In addition to the payments set forth in Sections 11.3(b), (d) and (e) (each such termination described in such sections a "First Kansas Termination") if there is a First

Kansas Termination, and within twenty four (24) months after the termination of this Agreement First Kansas enters into a Contract with any party other than Acquiror providing for the acquisition of control of First Kansas or Bank by such other party, then First Kansas shall pay to Acquiror, upon its written demand, the additional sum of Two Hundred Fifty Thousand Dollars ($250,000), plus an amount equal to the amount of Acquiror's Expenses which exceeded Seventy-Five Thousand Dollars ($75,000) but in no event shall First Kansas's payment of Acquiror's Expenses pursuant to this Section 11.3(f) as a result of a First Kansas Termination be greater than Seventy-Five Thousand Dollars ($75,000). If there is a termination of this Agreement pursuant to Section 11.3(c), in addition to the payment set forth therein, if within twenty four
(24) months after such termination First Kansas enters into a Contract with any party other than Acquiror providing for the acquisition of control of First Kansas or Bank by such other party, then First Kansas shall pay to Acquiror, upon its written demand, the additional sum of Five Hundred Thousand Dollars ($500,000), plus an amount equal to the sum of the Acquiror's Expenses, but not in excess of One Hundred Fifty Thousand Dollars ($150,000). Notwithstanding Sections 11.3(d) and (f), the provisions of this Section shall in no way limit Acquiror's rights against any such third party. For purposes of this Section 11.3(f), the phrase "control of First Kansas or Bank" means the acquisition by any such third party of: (x) legal or beneficial ownership (as defined by Rule 13d-3 promulgated under the Exchange Act) of greater than twenty percent (20%) of the then issued and outstanding voting stock of First Kansas or Bank through any transaction to which First Kansas, the Bank or any Affiliate of First Kansas or Bank is a party; or (y) all or substantially all of the assets of First Kansas or Bank.

                    (g)  Payment of the sums required by Sections 11.3(b),  (c),
(d), (e) and (f) shall constitute liquidated damages and the receipt thereof shall be Acquiror's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by First Kansas or such failure to approve the Contemplated Transactions.

                    (h) If this Agreement is terminated by First Kansas because Acquiror committed a Breach of its obligations under this Agreement, unless such Breach is a result of the failure by First Kansas to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, and provided that First Kansas is in compliance with all of its obligations under this Agreement, Acquiror shall pay to First Kansas, upon its written demand, an amount equal to the sum of First Kansas's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000). Payment of the sums required by this Section 11.3(h) shall constitute liquidated damages and the receipt thereof shall be First Kansas's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by Acquiror.

                                   ARTICLE 12

                                  MISCELLANEOUS

         Section 12.1 Governing Law. All questions  concerning the construction,
                      -------------
validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Kansas applicable to contracts made and wholly to be performed in such state without regard to conflicts of laws, except that the law of the state of Delaware shall apply to all matters of corporate law and except to the extent superseded by federal law.

         Section 12.2  Assignment.  Neither this Agreement nor any of the rights
                       ----------
or obligations hereunder may be assigned, in whole or in part, by any of the parties to this Agreement without the prior written consent of the other parties to this Agreement and any purported assignment in violation hereof shall be void and of no effect.

         Section 12.3  Amendment  and  Modification.  The parties may by written
                       ----------------------------
agreement signed by Acquiror and First Kansas: (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with or modify, amend or supplement any of the conditions, covenants, agreements, representations or warranties contained in this Agreement or waive or modify performance of any of the obligations of any of the parties to this Agreement, which are for the benefit of the waiving party, provided, however, that no such modification, amendment or supplement agreed to after authorization of this Agreement by First Kansas's stockholders shall affect the rights of such respective stockholders in any manner which is materially adverse to such stockholders. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         Section 12.4 Notices.  All notices,  requests and other  communications
                      -------
hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand or by overnight express delivery service, mailed certified or registered mail with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by certified or registered mail with first class postage prepaid:

                    (a)  If to First Kansas, to:

                         First Kansas Financial Corporation
                         600 Main Street
                         Osawatomie, Kansas 66064
                         Attention:   Larry V. Bailey, President and CEO
                         Telephone:   (913) 755-3033
                         Telecopier:  (913) 755-2795
                  with copies to:

                         Malizia Spidi & Fisch, PC
                         1100 New York Avenue, N.W., Suite 340 West
                         Washington, D.C. 20005
                         Attention:   Richard Fisch, Esq.
                         Telephone:   (202) 434-4660
                         Telecopier:  (202) 434-4661

or to such other Person and place as Acquiror shall furnish to First Kansas in writing; or

                    (b)  if to Acquiror or Acquisition Corp, to:

                         Landmark Bancorp, Inc.
                         800 Poyntz Avenue
                         Manhattan, Kansas  66502
                         Attention:   Patrick L. Alexander, President and CEO
                         Telephone:   (785) 565-2000
                         Telecopier:  (785) 565-2055

                  with copies to:
                         Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker, Suite 2700
                         Chicago, Illinois  60606
                         Attention:   John E. Freechack, Esq.
                         Telephone:   (312) 984-3100
                         Telecopier:  (312) 984-3150

or to such other Person or place as First Kansas shall furnish to Acquiror in writing. Except as otherwise provided herein, all such notices, requests or other communications shall be effective: (i) if delivered by hand, when delivered; (ii) if mailed in the manner provided in this Section, five (5)
Business Days after deposit with the United States Postal Service; (iii) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; (iv) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

         Section  12.5  Entire  Agreement.  This  Agreement  and  any  documents
                        -----------------
executed by the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties to this Agreement and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties, except for the Joint Confidentiality Agreement between Acquiror and First Kansas dated as of April 15, 2003. This Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

         Section 12.6 Severability.  Whenever  possible,  each provision of this
                      ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

         Section 12.7 Further  Instruments.  The parties to this Agreement will,
                      --------------------
at or before the Effective Time, execute and deliver such further instruments as may be reasonably requested by any other party which are necessary to or appropriate with respect to the consummation of the transactions contemplated by this Agreement.

         Section 12.8  Counterparts.  This Agreement and any amendments  thereto
                       ------------
may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.9 All Reasonable Efforts. Each party represents and warrants
                      ----------------------
that it will use all reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable provided that this Section shall not obligate Acquiror or First Kansas to remedy any breach of any of its representations, warranties and covenants herein. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of the representations or warranties herein, or would have constituted or caused a breach by it of any of the representations or warranties herein, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party.

         Section 12.10 Survival of  Representations  and  Warranties.  Except as
                       ---------------------------------------------
otherwise  expressly  provided herein,  including in Section 6.24,  Section 8.4,
Section 8.5, and Section 8.8 the covenants, representations and warranties contained in this Agreement shall survive only until the Effective Time.

         Section  12.11 No Third  Party  Beneficiaries.  This  Agreement  is not
                        ------------------------------
intended to and shall not create any rights in or confer any benefits upon any Person or entity other than the parties hereto and the Persons identified in
Section 8.5.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

ATTEST                               LANDMARK BANCORP, INC.


By:   /s/Mark A. Herpich             By:   /s/Patrick L. Alexander
      -----------------------------        -------------------------------------
      Name:  Mark A. Herpich               Name: Patrick L. Alexander
      Title: Vice President and            Title:President and Chief Executive
             Secretary                           Officer


ATTEST                               LANDMARK ACQUISITION CORPORATION


By:   /s/Mark A. Herpich             By:   /s/Patrick L. Alexander
      -----------------------------        -------------------------------------
      Name:  Mark A. Herpich               Name: Patrick L. Alexander
      Title: Secretary                     Title:President and Chief Executive
                                                 Officer


ATTEST                               FIRST KANSAS
                                     FINANCIAL CORPORATION

By:   /s/Galen E. Graham                   /s/Larry V. Bailey
      -----------------------------        -------------------------------------
      Name:  Galen E. Graham               Name: Larry V. Bailey
      Title: Secretary and Senior          Title:President and Chief Executive
             Vice President                      Officer

                                                                      APPENDIX B

                               TRIDENT SECURITIES
                    A DIVISION OF MCDONALD INVESTMENTS INC.

                         4300 SIX FORKS ROAD, SUITE 710
                         RALEIGH, NORTH CAROLINA 27609
                            TELEPHONE (919) 781-8900
                            FACSIMILE (919) 787-1670

February 6, 2004


Board of Directors
First Kansas Financial Corporation
600 Main Street
P.O. Box 9
Osawatomie, Kansas 66064


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock (the "First Kansas Common Stock") of First Kansas Financial Corporation ("First Kansas"), of the consideration to be paid by Landmark Bancorp, Inc. ("Landmark") pursuant to the Agreement and Plan of Merger, dated as of February 6, 2004 (the "Agreement") by and among First Kansas and Landmark. Unless otherwise noted, all terms used herein will have the same meaning as defined in the Agreement.

The Agreement provides for the merger (the "Merger") of the newly established subsidiary of Landmark ("Acquisition Sub") with and into First Kansas, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), each outstanding share of First Kansas Common Stock will be exchanged for the right to receive $19.00 in cash (the "Merger Consideration"). The specific terms and conditions of the Merger are more fully set forth in the Agreement.

Trident Securities ("Trident"), a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

We have acted as First Kansas's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

          (i) Reviewed certain publicly available information concerning First Kansas, including the Annual Reports on Form 10-K of First Kansas for each of the years for the three-year period ended December 31, 2002 and the Quarterly Reports on Forms 10-Q of First Kansas for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003;

Board of Directors
February 6, 2004
Page 2

          (ii) Reviewed certain financial and operational information concerning Landmark, including the consolidated statement of financial condition as of June 30, 2003, related statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 2002 accompanied by the audit report of Landmark's independent public accountants;

          (iii)Reviewed certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of First Kansas and Landmark provided to us or publicly available for purposes of our analysis;

          (iv) Participated in meetings and telephone conferences with members of senior management of First Kansas concerning the financial condition, business, assets, financial forecasts and prospects of the company, as well as other matters we believed relevant to our inquiry;

          (v) Participated in meetings and telephone conferences with members of senior management of Landmark concerning the financial condition, business, assets, financial forecasts of Landmark, as well as other matters we believed relevant to our inquiry;

          (vi) Reviewed certain stock market information for First Kansas Common Stock and compared it with similar information for certain companies, the securities of which are publicly traded;

          (vii)Compared the results of operations and financial condition of First Kansas with that of certain companies, which we deemed to be relevant for purposes of this opinion;

          (viii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

          (ix) Reviewed financial projections prepared by management of First Kansas;

          (x)  Reviewed the Agreement and certain related documents; and

          (xi) Performed such other reviews and analyses as we have deemed appropriate.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of First Kansas and Landmark contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either First Kansas

Board of Directors
February 6, 2004
Page 3

or Landmark, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either First Kansas or Landmark.

With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of First Kansas on a basis reflecting the best currently available estimates and judgments of the management of First Kansas as to the future performance of First Kansas. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Merger Consideration, to the holders of First Kansas Common Stock, and does not address the underlying business decision by First Kansas's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any First Kansas shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of First Kansas Common Stock may be at the Effective Time of the Merger or as to the prospects of First Kansas's business or Landmark's business and Offering.

We have acted as financial advisor to First Kansas in connection with the Merger and will receive from First Kansas a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as First Kansas's agreement to indemnify us under certain circumstances. We will also receive a milestone fee in connection with the delivery of this opinion. In the ordinary course of business, we may actively trade securities of First Kansas for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this opinion was prepared solely for the confidential use of the Board of Directors and senior management of First Kansas and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of First Kansas Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

Board of Directors
February 6, 2004
Page 4



Based upon and subject to the foregoing and such other matters, as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of First Kansas.


                                        Very truly yours,

                                        Trident Securities
                                        A Division of McDonald Investments, Inc.
                                        ----------------------------------------
                                        TRIDENT  SECURITIES,
                                        A Division of McDonald Investments Inc.

                                                                       APENDIX C

             Section 17-6712 of the Kansas General Corporation Code
                         relating to Dissenters' Rights

17-6712. Payment for "stock" of "stockholder" objecting to merger or consolidation; definitions; "stockholder," "Stock" and "share" defined; notice to objecting "stockholders"; demand for payment; appraisal and determination of value by district court, when; taxation of costs; rights of objecting stockholders; status of stock; section inapplicable to certain shares of stock.

         (a) When used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

         (b)  The  corporation   surviving  or  resulting  from  any  merger  or
consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and who filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder's stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder's stock on the effective date of the merger or consolidation, exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

         (c) If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

         (d) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the addresses therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, in a newspaper of general circulation in the county in which the court is located. The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

         (e) After the hearing on such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser or appraisers pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253 and amendments thereto.


         (f) The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto by the surviving or resulting corporation. Upon payment of the judgment by the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection

         (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state. (g) At the time of appointing the appraiser or appraisers, the court shall require the stockholders who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

         (h) The cost of any such appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation. The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

         (i) Any stockholder who has demanded payment of the stockholder's stock as herein provided shall not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder's objections to and an acceptance of the merger or consolidation, in any of which cases the right of such stockholder to payment for the stockholder's stock shall cease.

         (j) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

         (k) This section shall not apply to the shares of any class or series of a class of stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either (1) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc., or (2) held of record by not less than 2,000 stockholders, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; nor shall this section apply to any of the shares of stock of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of consolidation pursuant to K.S.A. 17-6701 or 17-6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or (ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or (iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and (ii) of this subsection.